As filed with the Securities and Exchange Commission on August 13, 2026.

Registration No. 333-283391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bitwise Solana Staking ETF

(Exact name of registrant as specified in its charter)

Delaware	39-6904527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:

Richard Coyle, Esq.

Chapman and Cutler LLP

320 South Canal Street, 27th Floor

Chicago, Illinois 60606

(312) 845-3724

John T. Rudy, Esq.

Alok Choksi, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

Hunter Horsley

Johanna Collins-Wood, Esq.
Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) is being filed by Bitwise Solana Staking ETF (the “Trust”) to its Registration Statement on Form S-1 (File No. 333-283391) and the amendments thereto, culminating with Amendment No. 5 filed on October 8, 2025, which subsequently became effective on October 27, 2025 and further amended by Post-Effective Amendment No. 1 filed on October 28, 2025 (the “Registration Statement”). The Trust is filing this Post-Effective Amendment No. 2 to among other things, update the Registration Statement to (i) elect to the use of incorporation by reference in such Registration Statement, (ii) include information contained in the Trust’s Annual Report on Form 10-K that was filed on March 20, 2026 and from the Trust’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 that was filed on May 6, 2026 and from the Trust's Quarterly Report on Form 10-Q for the three months ended June 30, 2026 that was filed on August 7, 2026, and (iii) include disclosure regarding the Trust’s intention to permit its common shares of beneficial interest to be held either in traditional book-entry form through The Depository Trust Company or in tokenized form recorded on the applicable blockchain and maintained through the recordkeeping system of Superstate Services LLC, the Trust’s Digital Transfer Agent.

The information included in this filing updates the Registration Statement and the prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment No. 2.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated August 13, 2026

PROSPECTUS

Shares

Bitwise Solana Staking ETF

The Bitwise Solana Staking ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BSOL.” Shares are expected to trade on the Exchange and may be held either in traditional book-entry form through DTC (“DTC Shares”) or in tokenized form on the applicable blockchain (“Tokenized Shares”), in each case representing the same class of Shares with identical economic, voting, distribution, and other rights. A Tokenized Share is a recordkeeping format for a Share and does not constitute a separate class or series of Shares, receipt, security entitlement, linked security, synthetic instrument, derivative, security-based swap or claim against Superstate.

The Trust’s primary investment objective is to seek to provide exposure to the value of Solana held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to derive additional Solana through staking. In seeking to achieve its primary investment objective, the Trust holds Solana and establishes its net asset value (“NAV”) by reference to the CME CF Solana – Dollar Reference Rate – New York Variant (the “Pricing Benchmark”). The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major Solana trading platforms (“Constituent Platforms”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The Trust pays to the Sponsor a unitary management fee of 0.20% per annum of the Trust’s Solana holdings (the “Sponsor Fee”).

When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of Solana attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of Solana represented by the Basket Amount or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of Solana to be distributed in-kind or sold and the cash proceeds (minus a per-order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to create or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Solana Custodian”) serves as the custodian for the Trust’s Solana holdings and is responsible for the secure safekeeping of the Trust’s Solana. Coinbase Custody was appointed by the Sponsor and is tasked with establishing and maintaining segregated accounts to hold the Trust’s Solana (the “Trust Solana Accounts”). One or more of these accounts, designated as the “Trust Staking Account(s),” permits the Solana held therein to be staked pursuant to the Trust’s secondary investment objective. In consideration for permitting its Solana to be held in the Trust Staking Account(s), the Trust receives a portion of the additional Solana earned through the staking taking place therein. The Sponsor will select one or more trusted staking agents (the “Staking Agents”). Such Staking Agents operate the validators to which the Trust’s Solana has been delegated for staking.

Investors who decide to buy or sell Shares of the Trust will place their orders through their brokers on the Exchange and may incur customary brokerage commissions and charges. Holders of Tokenized Shares may also, subject to the Allowlist and other applicable platform and transfer-agent procedures, perform permitted transfers of Tokenized Shares through the Digital Transfer Agent's recordkeeping system. Investing in the Trust involves risks similar to those involved with an investment directly in Solana and other significant risks. See “RISK FACTORS” beginning on page [12].

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The Trust issues Shares on a continuous basis and is registering an indeterminate number of Shares. The offering is a continuous offering. The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940 (the “Investment Company Act”). The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936 (the “Commodity Exchange Act”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading adviser.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD SOLANA OR INTERESTS RELATED TO SOLANA. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF THE TRUST ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR, THE TRUSTEE, THE ADMINISTRATOR, THE TRANSFER AGENT, THE DISTRIBUTOR, THE SOLANA CUSTODIAN OR ANY OF THEIR RESPECTIVE AFFILIATES. THE SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Prospectus is , 2026

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

•
the special considerations discussed in this Prospectus;
•
general economic, market and business conditions;
•
technology developments regarding the use of Solana and other digital assets, including the systems used by the Sponsor and the Trust’s custodian and digital transfer agent in their provision of services to the Trust;
•
changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and
•
other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

See “RISK FACTORS.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions other than as required by applicable laws.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

•
provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
•
comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
•
comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;
•
provide certain disclosure regarding executive compensation required of larger public companies; or
•
obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

ii

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

iii

Prospectus Summary

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Bitwise Solana Staking ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BSOL.” The Shares are currently available to trade on the Exchange and may be held either in traditional book-entry form through DTC (“DTC Shares”) or in tokenized form on the applicable blockchain (“Tokenized Shares”), in each case representing the same Shares with identical rights.

The Trust’s primary investment objective is to seek to provide exposure to the value of Solana held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to derive additional Solana through staking. In seeking to achieve its primary investment objective, the Trust holds Solana and establishes its net asset value (“NAV”) by reference to the CME CF Solana – Dollar Reference Rate – New York Variant (the “Pricing Benchmark”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd. (the “Benchmark Provider”) that is designed to reflect the performance of Solana in U.S. dollars. The Pricing Benchmark is calculated by the Benchmark Provider based on an aggregation of executed trade flow of major Solana trading platforms (“Constituent Platforms”). The Pricing Benchmark is calculated as of 4:00 p.m. Eastern time (“ET”).

Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Solana Custodian”) serves as the custodian for the Trust’s Solana holdings and is responsible for the secure safekeeping of the Trust’s Solana pursuant to a custody agreement (the “Solana Custody Agreement”). Coinbase Custody was appointed by the Sponsor and is tasked with establishing and maintaining segregated accounts to hold the Trust’s Solana (the “Trust Solana Accounts”). The Solana Custodian is chartered as a New York State limited liability trust company that provides custody services for digital assets. The Solana Custodian is not insured by the Federal Deposit Insurance Corporation (the “FDIC”) but carries insurance provided by private insurance carriers.

One or more of the Trust Solana Accounts, designated as the “Trust Staking Account(s),” permit the Solana held therein to be staked pursuant to the Trust’s secondary investment objective. In consideration for permitting its Solana to be held in the Trust Staking Account(s), the Trust will receive a portion of the additional Solana earned through the staking taking place therein. The Sponsor has selected one or more trusted staking agents (the “Staking Agents”). Such Staking Agents operate the validators to which the Trust’s Solana has been delegated for staking.

Solana is a digital asset. Like all digital assets, buying, holding and selling Solana is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of Solana does not entitle its holders to any portion of a company’s profits or any stream of income payments. Solana is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for Solana through a traditional brokerage account or, for eligible investors, in the form of Tokenized Shares on the applicable blockchain, in each case without the potential barriers to entry or risks involved with acquiring and holding Solana directly. The Trust does not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust enables certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use Solana by investing in the Shares rather than purchasing, holding and trading Solana directly.

Solana and the Solana Network

Solana is a digital asset that is created and transmitted through the operations of a peer-to-peer, decentralized network of computers that operates on cryptographic protocols (the “Solana Network”). No single entity is known to own or operate the Solana Network, the infrastructure of which is understood to be collectively maintained by a decentralized user base. The Solana Network allows people to exchange tokens of value, called Solana, which are recorded on a public transaction ledger known as a blockchain. Solana can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than Solana on the Solana Network. Smart contract operations are executed on the Solana blockchain in exchange for payment of Solana. Like the Ethereum network, the Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Solana protocol introduced the Proof-of-History (“PoH”) timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the Bitcoin Network and Ethereum network, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism to incentivize Solana holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (“Solana Labs”), a Delaware corporation, which administered the original network launch and token distribution.

Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana Network, like the Ethereum network, is believed to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Solana.

The Sponsor believes that certain factors have combined to improve the efficiency of the Solana market, creating a dynamic, institutional-quality, two-sided market.

For more information on Solana and the Solana Network, see “SOLANA, SOLANA MARKET AND REGULATION OF SOLANA” below.

The Trust’s Investment Objectives and Strategies

The Trust’s primary investment objective is to seek to provide exposure to the value of Solana held by the Trust, less the expenses of the Trust’s operations. The Trust’s secondary investment objective is to derive additional Solana through staking. In seeking to achieve its primary investment objective, the Trust holds Solana and accrues the Sponsor’s management fee (the “Sponsor Fee”) in U.S. dollars. The Trust stakes a portion of its Solana with the Solana Custodian. As consideration for participating in staking activities, the Trust receives a portion of the reward generated from such participation in the form of additional Solana, which may be treated as income to the Trust.

The Trust values its Solana holdings, net assets and the Shares daily based on the Pricing Benchmark. The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the Solana held by the Trust. This means that the Sponsor does not sell Solana at times when its price is high or acquire Solana at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Solana investors to attempt to reduce the risks of losses resulting from price decreases. The Trust does not utilize leverage or any similar arrangements in seeking to meet its investment objectives. Solana is the only digital asset held by the Trust.

Although the Shares are not the exact equivalent of a direct investment in Solana, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain Solana exposure through the securities market.

The Trust may either create and redeem Shares in-kind for Solana (“In-Kind Creations” and “In-Kind Redemptions,” respectively) or for cash (“Cash Creations” and “Cash Redemptions,” respectively). When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of Solana attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the “Basket Amount”). For an order to purchase (create) a Basket, the purchase shall be in the amount of Solana represented by the Basket Amount (in the case of an In-Kind Creation) or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below) (in the case of a Cash Creation). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of Solana to be distributed in-kind (in the case of an In-Kind Redemption) or sold and the cash proceeds (minus a per-order transaction fee) distributed (in the case of a Cash Redemption). The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to create or redeem Shares with the Trust (each, an “Authorized Participant”). In the case of In-Kind Creations and In-Kind Redemptions, an Authorized Participant or an Authorized Participant’s designee (“Authorized Participant Designee”) deposits Solana directly with the Trust or receives Solana directly from the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Solana constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of Solana that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of Solana held by the Trust as of the opening of business on that business day, adjusted for the amount of Solana constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business divided by 10,000. Fractions of Solana smaller than 0.00000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares.

Staking

Pursuant to its secondary investment objective, the Trust will seek to generate additional Solana through staking. The Trust will stake the Solana held in the Trust Staking Account(s) maintained at the Solana Custodian. Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s Solana, except for any Solana held in the “Liquidity Reserve,” which is the portion of the Trust’s Solana holdings that are unstaked and are thus freely transferable and available to meet Redemption Orders. As of the date of this Prospectus, the Trust does not utilize the Liquidity Reserve. The Trust is staking 100% of the Trust’s Solana.

In addition to the Solana held in the Liquidity Reserve, the Trust may, on a short-term and temporary basis and in connection with one or more of the following events, hold Solana that is not staked, provided that the Trust shall make such Solana available for staking as soon as and to the extent reasonably possible: (i) Solana to be sold to pay Trust expenses; (ii) Solana received in connection with In-Kind Creations or to be distributed in connection with In-Kind Redemptions; (iii) Solana acquired with cash in connection with Cash Creations or sold in connection with Cash Redemptions; or (iv) Solana received or available for receipt as staking rewards. In addition to Solana held in the Liquidity Reserve, the Trust also may, in connection with one or more of the following events, hold additional unstaked Solana, provided that the Trust shall make such Solana available for staking as soon as and to the extent reasonably possible: (i) the borrowing, purchase or sale of Solana pursuant to a contingent liquidity arrangement (“Contingent Liquidity Arrangement”) described in the section entitled “STAKING”; (ii) the sale of Solana in connection with the Trust’s liquidation; (iii) the need to take protective measures against potential system vulnerabilities in the Solana Network, staking smart contracts or validator client software; (iv) the cessation of the Solana Custody Agreement, but only with respect to the Solana affected by the cessation; (v) the cessation of the arrangement between the Solana Custodian and a Staking Agent, but only with respect to the staked Solana affected by the cessation; and (vi) a change in applicable law or regulation.

Given that the Trust anticipates staking a substantial portion of its Solana holdings, the Trust has adopted liquidity policies and procedures (“Liquidity Policies”) reasonably designed to ensure that the Trust is able to satisfy Redemption Orders without incurring the risk of significant dilution of the remaining Shareholders’ interest in the Trust. The Liquidity Policies set forth the operation of the Liquidity Reserve. The Liquidity Reserve is currently composed of 0% of the Trust’s Solana holdings. However, the amount of Solana comprising the Liquidity Reserve may be changed by the Sponsor in its sole discretion pursuant to the terms of the Liquidity Policies. The Liquidity Policies specify that, on at least a monthly basis, the Sponsor will seek to determine the appropriate percentage of the Trust’s Solana to comprise the Liquidity Reserve. In making this determination, the Sponsor may consider any information it deems relevant, including, but not limited to, (i) the average, median and maximum daily value of Shares redeemed over the preceding month; (ii) the day-over-day performance of Solana over the preceding month; (iii) the thirty-day realized volatility of Solana; (iv) any changes to the mechanics of Solana Network staking, such as any lowering of the minimum staking duration or delegation period or the addition of continuous or auto-renewal staking; and (v) any information available to the Sponsor regarding the likelihood that Shareholders will redeem Shares. Following its review of these factors, the Sponsor may choose to adjust the percentage of Solana holdings that comprise the Liquidity Reserve. The Trust discloses on its website the percentage of the Trust’s Solana that was staked as of the beginning of each trading day. In the unlikely event that the Sponsor ever suspends the Trust’s staking program, the Trust will file a Current Report on Form 8-K.

The Staking Agent(s) will operate the validators to which the Trust’s Solana has been delegated for staking. The Trust will enter into an agreement with each Staking Agent (each, a “Staking Services Agreement”) setting forth the terms of the services provided by the Staking Agent to the Trust in connection with the Trust’s staking activities. The Sponsor will allocate the amount and percentage of Solana to each Staking Agent in its sole discretion. When making this determination, in order to preserve and protect the Trust assets and ensure that the validators will properly perform validations the Sponsor will exercise diligence to (i) ensure the performance and reliability of each Staking Agent; (ii) ensure the adequacy of the safety and security policies and procedures of each Staking Agent, and (iii) consider any other factor(s) the Sponsor deems appropriate in making the allocation determination as necessary to achieve its investment objective and preserve and protect the Trust’s assets. The Sponsor may preference the use of Attestant, Ltd., an affiliate of the Sponsor, as Staking Agent. The Trust has arranged its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority.

Staking provides the Trust with the opportunity to create and generate additional Solana. The Trust is entitled to all Solana generated by the Trust’s staking, after deduction of certain staking-related expenses. This additional Solana will increase the net assets of the Trust, benefiting Shareholders. Certain of such Solana may be treated as income to the Trust.

For more information on the Trust’s staking activities, see “STAKING” below.

Purchases and Sales of Solana

When the Trust conducts Cash Creations or Cash Redemptions, it is responsible for purchasing and selling Solana. The Trust may also be required to sell Solana to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell Solana at a price as close to the Pricing Benchmark as practical. Such purchase and sale transactions may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; and (ii) the “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of Solana and will only utilize the Agent Execution Model in the event that no Solana Trading Counterparty (as defined below) is willing or able to effectuate the Trust’s purchase or sale of Solana.

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring Solana from a Solana trading counterparty that has been approved by the Sponsor (each, a “Solana Trading Counterparty”). As of June 15, 2026, Coinbase, Inc., Cumberland DRW LLC, FalconX (d/b/a Solios, Inc.), Flow Traders B.V., CMI Cayman Limited, JSCT, LLC, Nonco Group LLC, Virtu Financial Singapore Pte Ltd., and Wintermute Trading Ltd. have been approved as Solana Trading Counterparties. Virtu Financial Singapore Pte Ltd. is an affiliate of Virtu Americas LLC, which is an Authorized Participant to the Trust. The Sponsor has entered into contractual agreements with the Solana Trading Counterparties, and these agreements set forth the general parameters under which a transaction in Solana will be effectuated, should any transaction with a Solana Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular Solana Trading Counterparty, and do not create any contractual obligations on the part of any Solana Trading Counterparty to participate in cash orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a Solana Trading Counterparty will be done on an arm’s-length basis.

Under the Agent Execution Model, Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent,” which is an affiliate of the Solana Custodian), acting in an agency capacity, conducts Solana purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to an agreement (the “Prime Execution Agreement”). To utilize the Agent Execution Model, the Trust may maintain some Solana or cash in a trading account (the “Trading Balance”) with the

Prime Execution Agent. To avoid having to pre-fund purchases or sales of Solana in connection with cash creations and redemptions and sales of Solana to pay Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow Solana or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”).

Tokenized Shares

The Trust intends to permit Shares to be held either as DTC Shares or Tokenized Shares recorded on an applicable blockchain, in each case representing the same class of Shares and not a separate class of Shares, receipt, security entitlement, linked security, synthetic instrument, derivative, security-based swap or claim against Superstate. As part of this project, holders of DTC Shares may, subject to applicable procedures, requirements, processing times and broker, DTC, [●], Trust and other intermediary operational support, be able to change the recordkeeping format of their Shares from DTC Shares to Tokenized Shares. Any such movement would be a transfer of record location and share format, and would not constitute a creation, redemption, purchase or sale of Shares. Only pre-approved Authorized Participants may create or redeem Creation Units directly with the Trust, and retail investors and non-AP institutions may not create or redeem directly with the Trust by virtue of holding or transferring Tokenized Shares. Tokenized Shares will be held by investors in blockchain wallet addresses on the Ethereum blockchain that have been verified and approved by Superstate and added to the Allowlist (“Allowlisted Addresses”), which may include self-custodial wallets or other supported wallet arrangements, and transferred bilaterally only between Allowlisted Addresses. If either the sending or receiving address is not an Allowlisted Address, the transfer will fail at the smart-contract level. Oracle and DeFi integrations are not required for the initial create, redeem, transfer or reconciliation process.

The Trust may in the future support oracle, DeFi or other platform integrations, subject to applicable law and operational readiness; however, any such integration would not determine the Trust’s official NAV, approve creations or redemptions, create rights to transact directly with the Trust, override any transfer restrictions or Allowlist requirements, or permit transfers other than between Allowlisted Addresses. Holders of Tokenized Shares will retain the same economic, voting, distribution and other rights and privileges as holders of DTC Shares, and the form in which an individual holds Shares does not affect the holder’s beneficial interest in the Trust or the rights associated with that interest. For purposes of distributions, voting and other holder rights, holder status will be determined by the applicable transfer-agent records and procedures, not merely by possession or control of a wallet or token. Permitted transfers of Tokenized Shares may provide an additional mechanism for transferring Shares, but neither the Trust nor Superstate operates an exchange, alternative trading system, decentralized exchange, automated market maker, liquidity pool, order book or other trading venue for Tokenized Shares.

On [ ], 2026, the Sponsor, on behalf of the Trust, entered into a Digital Transfer Agency Agreement with Superstate Services LLC (“Superstate”) pursuant to which Superstate has agreed to serve as the Trust’s separately appointed co-transfer agent (in such capacity, the “Digital Transfer Agent”) for Shares recorded through Superstate’s blockchain integrated recordkeeping system (“BIRS”) that maintains a Digital Register of transfers for Tokenized Shares and Shares recorded in book-entry form on the Superstate platform, administer an “Allowlist” of wallet addresses of individuals and entities who have completed Superstate’s onboarding requirements, which may include identity verification, sanctions screening, ownership confirmation and other checks, and are permitted to hold or receive transfers of Tokenized Shares. [●] remains the Trust’s recordkeeping Transfer Agent and the source of Trust-level Share issuance and cancellation records, and Superstate will reconcile its Digital Register with [●] records on at least a daily basis and will provide [●] with aggregate position information and such additional holder-level or transfer information as may be required under applicable law and the operating procedures established by the Trust. Superstate is not involved in the flow of funds and does not approve Creation Orders, Redemption Orders, redemption economics or redemption proceeds. Tokenized Shares provide an additional mechanism for investors who satisfy applicable onboarding, Allowlist and operational requirements to hold and effect permitted transfers of Shares in the Trust, which may provide certain operational flexibility and settlement efficiencies, subject to the limitations described above. The Tokenized Share structure may also introduce new risks and uncertainties, including regulatory, operational, cybersecurity, liquidity and transferability risks, that could adversely affect the liquidity, transferability and market price of Shares, whether held as Tokenized Shares or DTC Shares. See “RISK FACTORS—Risks Associated with Investing in the Trust”, “FORM OF SHARES—Tokenized Shares” and “THE TRUST'S SERVICE PROVIDERS—The Digital Transfer Agent.”

The CME CF Solana – Dollar Reference Rate – New York Variant

The Pricing Benchmark was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one Solana that may be used to develop financial products. The Pricing Benchmark uses the same methodology as the CME CF Solana – Dollar Reference Rate (“SRR”). The only material difference between the Pricing Benchmark and the SRR is that the SRR measures the U.S. dollar price of one Solana as of 4:00 p.m. London time and the Pricing Benchmark measures the U.S. dollar price of one Solana as of 4:00 p.m. ET. The CME Group also publishes the CME CF Solana Real Time Index (the “CME

Solana Real Time Price”), which is a continuous measure of the U.S. dollar price of one Solana calculated once per second. Each of the Pricing Benchmark, the SRR and the CME Solana Real Time Price is representative of the Solana trading activity on the Constituent Platforms, which include, as of the date of this Prospectus, Bitstamp, Coinbase, Crypto.com, Gemini, Kraken and LMAX Digital. For more information on the Pricing Benchmark, the SRR and the CME Solana Real Time Price, see “THE TRUST AND SOLANA PRICES” below.

The Trust uses the Pricing Benchmark to calculate its daily NAV and utilizes the CME Solana Real Time Price to calculate an Indicative Trust Value (the “ITV”). The ITV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the CME Solana Real Time Price. The ITV is disseminated on a per-Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. ET.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act (the “DSTA”). The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of September 25, 2025. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement, dated as of September 25, 2025, between the Trust and the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders do not have any voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Trust Agreement and the Sponsor Agreement set forth the terms pursuant to which the Trust is operated, including the amount of the Sponsor Fee and any other fees and expenses charged to the Trust. These agreements may be amended without Shareholder approval. Although not currently intended, such amendments could potentially increase the amount of fees and expenses paid by the Trust. In the event of a material amendment to the Trust Agreement or Sponsor Agreement, including an increase in the Sponsor Fee, Shareholders will be provided notice of such amendment on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor has developed a marketing plan for the Trust, prepares marketing materials regarding the Shares, and operates the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement.

The Trustee

CSC Delaware Trust Company serves as the Trustee, as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

[●] serves as the Trust’s administrator (in such capacity, the “Administrator”). Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator’s principal address is [●].

The Transfer Agent

[●] serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Digital Transfer Agent

Superstate serves as the Trust’s digital co-transfer agent (in such capacity, the “Digital Transfer Agent”). The Trust intends to permit Shares to be recorded either as DTC Shares or Tokenized Shares, in each case representing the same Shares with identical economic, voting, distribution and other rights. Tokenized Shares do not constitute a separate class or series of Shares, receipt, security entitlement, linked security, synthetic instrument, derivative, security-based swap or claim against Superstate. [●] remains the Trust’s recordkeeping Transfer Agent and the source of Trust-level Share issuance and cancellation records. Superstate serves as the Trust’s Digital Transfer Agent for Shares recorded through Superstate's BIRS that maintains a Digital Register for Tokenized Shares and Shares recorded in book-entry form on the Superstate platform and reconciles that Digital Register with [●]’s records at least daily. See “Form of Shares—Tokenized Shares” and “The Trust’s Service Providers—The Digital Transfer Agent.”

The Solana Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Solana Custodian pursuant to the Solana Custody Agreement. The Solana Custodian is a fiduciary under §100 of the New York Banking Law. Under the Solana Custody Agreement, the Solana Custodian is responsible for safekeeping the Solana owned by the Trust. The Solana Custodian was selected by the Sponsor. The Solana Custodian has responsibility for opening the Trust Solana Accounts and implementing the controls designed by the Sponsor for the account, as well as facilitating the transfer of Solana required for the operation of the Trust. The Solana Custodian has also entered into an agreement with the Sponsor to open a custody account to receive payment of the Sponsor Fee (the “Sponsor Solana Account”).

Pursuant to the terms set forth in the Exchange-Traded Product Staking Addendum to the Solana Custody Agreement (the “Solana Staking Custody Agreement”), the Trust maintains Trust Staking Accounts with the Solana Custodian which ~~will~~ allow the Trust’s Solana to be staked.

The Solana Custodian is a third-party limited-purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The Solana Custodian has one of the longest track records in the industry of providing custodial services for digital asset private keys. The Sponsor believes that the Solana Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s Solana holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. The Trust Solana Accounts and the Sponsor Solana Account are segregated accounts and are therefore not commingled with corporate or other customer assets.

The Trust may retain additional Solana custodians from time to time pursuant to a Solana custodian agreement to perform certain services that are typical of a Solana custodian. The Sponsor may, in its sole discretion, add or terminate Solana custodians at any time.

The Cash Custodian

[●] also serves as the Cash Custodian pursuant to an agreement between it and the Trust (the “Cash Custody Agreement”). The Cash Custodian is the custodian of the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, creation and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

Except for the specific, limited circumstance and time in which the Trust is using the Agent Execution Model, the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. During the specific, limited circumstance and time when the Trust is using the Agent Execution Model, the Trust’s Solana may be subject to a lien to secure outstanding Trade Credits in favor of the Trade Credit Lender, as is discussed in further detail below.

The Trust’s Fees and Expenses

The Trust pays a unitary Sponsor Fee of 0.20% per annum of the Trust’s Solana holdings.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee accrues daily and is payable in Solana monthly in arrears. The Administrator calculates the Sponsor Fee on a daily basis by applying a 0.20% annualized rate to the Trust’s total Solana holdings, and the amount of Solana payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark.

The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On or about the last day of each month, an amount of Solana will be transferred from a Trust Solana Account to the Sponsor Solana Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the Pricing Benchmark on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of Solana to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Solana Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent, the Digital Transfer Agent, and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based upon prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor has also assumed the costs of the Trust’s organization.

The additional Solana generated by the Trust’s staking program is subject to fees shared among the Staking Agent(s) and the Sponsor. The amounts owed or paid to the Staking Agent(s) and the Sponsor are collectively referred to as the “Staking Expenses”. The Staking Expenses equal 6% of the amount of the additional Solana generated by the staking of the Trust’s Solana. The Staking Expenses reduce the amount of Solana generated from the staking of the Trust’s Solana that is ultimately retained by the Trust. The Trust’s NAV will reflect the amount of Solana that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

Transfers of Solana to and from a Trust Solana Account to a Solana Trading Counterparty, an Authorized Participant or an Authorized Participant Designee are “on-chain” transactions represented on the blockchain. Transfer fees with respect to this on-chain transfer of Solana will be paid by the Solana Custodian. The Solana Custodian will not pay such transfer fees using Trust assets.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Solana Network, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Solana Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. The Administrator and/or the Sponsor will direct the Solana Custodian to transfer Solana from a Trust Solana Account to the Sponsor Solana Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s Solana as necessary to pay such expenses.

Custody of the Trust’s Assets

The Trust’s Solana Custodian maintains custody of all of the Trust’s Solana, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent,” which is an affiliate of the Solana Custodian), in the Trust Solana Accounts. The Trading Balance will only be used in the limited circumstances in which the Trust is using the Agent Execution Model to effectuate the purchases and sales of Solana. The Solana Custodian provides safekeeping of digital assets using a multi-layer cold storage security platform designed to provide offline security of the digital assets held by the Solana Custodian. However, the Solana Custodian is not a banking institution or otherwise a member of the FDIC and, therefore, deposits held with or assets held by the Solana Custodian are not insured by the FDIC. In addition, neither the Trust nor the Sponsor insures the Trust’s Solana. The Solana Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (e.g., crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust.

The Solana in the Trust Solana Accounts may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Solana Custodian:

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Cold Storage: Cold storage in the context of Solana means keeping the reserve of Solana offline, which is a widely used security precaution, especially when dealing with a large amount of Solana. Solana held under custodianship with the Solana Custodian is kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access Solana, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the Solana being stolen. The Sponsor expects that all of the Trust’s Solana will be held in cold storage of the Solana Custodian on an ongoing basis. In connection with creations or redemptions, the Trust will, under most circumstances, process redemptions by selling Solana from the portion of its Solana held in cold storage.
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Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Solana Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Solana Custodian’s private keys.
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Whitelisting: Transactions are only sent to vetted, known addresses. The Solana Custodian’s platform supports pre-approval and test transactions. The Solana Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custody platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate its request using a two-factor authentication key. A consensus mechanism on the Coinbase Custody platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Solana Custodian in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.
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Audit Trails: Audit trails exist for all movement of Solana within Solana Custodian-controlled Solana wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Solana Custody Agreement, Solana held in custody with the Solana Custodian is segregated from both the proprietary property of the Solana Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts.

Under the rare and limited circumstances when the Trust is utilizing the Agent Execution Model to acquire Solana pursuant to a Cash Creation, a portion of the Trust’s Solana holdings and cash holdings may be held with the Prime Execution Agent in the Trading Balance. The Trust will only utilize the Agent Execution Model when the Trust-Directed Trading Model is unavailable. Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Solana (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s Solana (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the Solana associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell Solana on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of Solana that the Prime Execution Agent holds for customers holding similar entitlements as the Trust, which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

To the extent that the Trust engages an additional Solana Custodian in the future (a “Future Solana Custodian,” and with Coinbase Custody, the “Solana Custodians”), other than the Solana held with the Prime Execution Agent in the Trust’s Trading Balance, the Sponsor will allocate the Trust’s Solana between the Trust Solana Accounts at Coinbase Custody and the

special account that holds the Trust’s Solana at the Future Solana Custodian (the “Future Trust Solana Account”), and with the Trust Solana Account, the “Trust Solana Accounts”). In selecting a Future Solana Custodian, the Sponsor, on behalf of the Trust, will consider a number of factors, including, but not limited to, regulatory compliance, operational security, insurance coverage, institutional reputation, and demonstrated experience safely storing large digital asset holdings. In determining the amount and percentage of the Trust’s Solana to allocate to each Trust Solana Account, the Sponsor will consider (i) the concentration of the Trust’s Solana at each Solana Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Solana Custodian, (iii) the insurance policies of each Solana Custodian, (iv) the fees and expenses associated with the storage of the Trust’s Solana at each Solana Custodian, (v) the fees and expenses associated with the transfer to or from the Trust Solana Account at each Solana Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s Solana held at either Coinbase Custody or the Future Solana Custodian, and the Sponsor may change the allocation between the Solana Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of Solana between the Trust Solana Account at each Solana Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of Solana between the Trust Solana Account at each Solana Custodian will occur “on-chain” over the Solana Network. On-chain transactions are subject to all of the risks of the Solana Network, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust relies on the Cash Custodian to hold any cash related to the Cash Creation and Cash Redemption of Shares, purchase or sale of Solana or held for payment of expenses not assumed by the Sponsor.

[●], as the Trust’s recordkeeping Transfer Agent, will facilitate the settlement of Shares in response to Creation Orders and Redemption Orders (as defined below) from Authorized Participants. For creations involving Tokenized Shares, the Sponsor shall provide approval instruction to both the Transfer Agent and the Digital Transfer Agent, the Transfer Agent will record the newly issued Shares to a registered account on its books representing the aggregate number of Shares recorded by Superstate (the “onchain eligible account”), and the Trust’s Digital Transfer Agent will digitally record the BIRS by minting and registering the Tokenized Shares to the Authorized Participant’s account on the applicable blockchain, subject to a posting standard set out in procedures established by the Trust and separately agreed with each transfer agent. For redemptions, upon an Authorized Participant’s burning or redemption of Tokenized Shares through the Superstate platform, the Digital Transfer Agent will provide confirmation to the Trust and the Transfer Agent to support the standard settlement process. For creations and redemptions involving Tokenized Shares, the creation and redemption of Baskets remain processed through the Trust’s standard workflow involving the Sponsor, the Transfer Agent and the Marketing Agent. Superstate does not receive or transmit creation or redemption proceeds, approve Creation Orders or Redemption Orders, determine redemption economics, or control redemption proceeds. Only Authorized Participants that have been pre-approved by the Trust to create or redeem Baskets, approved to receive Tokenized Shares and completed Superstate onboarding, including establishing a Superstate account and adding one or more wallet addresses to the Allowlist, may receive Shares through the Superstate platform in connection with a Basket creation. After the Basket creation has settled and upon receipt of a written approval instruction from the Sponsor, Superstate will record the Shares in the Authorized Participant’s Superstate account and, if the Authorized Participant is configured to receive Tokenized Shares, mint one corresponding tokenized representation on the Ethereum blockchain to the Authorized Participant’s Allowlisted Address for each Share created through the Superstate platform. Superstate will not record or mint Tokenized Shares without the corresponding Sponsor approval instruction.

Plan of Distribution

When the Trust sells or redeems its Shares, it does so in Baskets. The Trust only creates and redeems Baskets in transactions with Authorized Participants. In connection with an order to purchase Shares pursuant to an In-Kind Creation (an “In-Kind Creation Order”), an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the Solana Custodian the amount of Solana represented by the Basket Amount. In connection with an order to purchase Shares pursuant to a Cash Creation (a “Cash Creation Order,” and, with In-Kind Creation Orders, “Creation Orders”), an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of Solana, as well as the per-order transaction fee. In connection with an order to redeem Shares, an Authorized Participant shall deliver or cause to be delivered to the Trust’s account at DTC the Basket(s) to be redeemed. To the extent such redemption order indicated that the redemption was to be done as an In-Kind Redemption (an “In-Kind Redemption Order”), the Sponsor shall arrange for a Basket Amount of Solana to distributed to a Solana account designated by the Authorized Participant or Authorized Participant Designee. To the extent such redemption order indicated that the redemption was to be done as a Cash Redemption (a “Cash Redemption Order,” and, with In-Kind Redemption Orders, “Redemption Orders”), the Sponsor shall arrange for the Basket Amount of Solana to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant. [●] will facilitate the processing of Creation Orders and Redemption Orders in Baskets from the Trust in its capacity as recordkeeping Transfer Agent and will custody the Trust’s cash holdings in its capacity as Cash Custodian.

For creations and redemptions involving Tokenized Shares, the creation and redemption of Baskets remain processed through the Trust’s standard workflow involving the Sponsor, the Transfer Agent and the Marketing Agent. Superstate does not receive or transmit creation or redemption proceeds, approve Creation Orders or Redemption Orders, determine redemption economics, or control redemption proceeds. After the Basket creation has settled and upon receipt of a written approval instruction from the Sponsor, Superstate will record the Shares in the Authorized Participant’s Superstate account and, if the Authorized Participant is configured to receive Tokenized Shares, mint one corresponding tokenized representation to the Authorized Participant’s Allowlisted Address for each Share recorded through the Superstate platform. Superstate will not record or mint Tokenized Shares without the corresponding Sponsor approval instruction. Only Authorized Participants that have been pre-approved by the Trust to create or redeem Baskets, approved to receive Tokenized Shares and completed Superstate onboarding, including establishing a Superstate account and adding one or more wallet addresses to the Allowlist, may receive Shares through the Superstate platform in connection with a Basket creation.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Investors who decide to buy or sell Shares may do so through their brokers on the Exchange and may incur customary brokerage commissions and charges. Holders of Tokenized Shares may also, subject to the Allowlist and other applicable platform and transfer-agent procedures, perform permitted transfers of Tokenized Shares through the Digital Transfer Agent’s recordkeeping system. Retail investors and non-AP institutions may not create or redeem Baskets directly with the Trust and may not purchase Shares from or submit Creation Orders or Redemption Orders to Superstate. Subject to broker, DTC, [●], Trust and other intermediary operational support, such holders may be able to move Shares between a brokerage account and a Superstate account as a transfer of record location and share format, but such movement is not a creation or redemption of Shares and does not confer rights to create or redeem Baskets. The precise brokerage-to-Superstate and Superstate-to-brokerage transfer process remains to be determined with [●] and other relevant intermediaries.

Federal Income Tax Considerations

Owners of Shares are treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of Solana by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using Solana to pay expenses of the Trust) constitutes a taxable event to Shareholders. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of Solana and cash. In addition, the Trust receives proceeds derived from its staking program that consist of Solana. Deposits of Solana received by the Trust pursuant to an In-Kind Creation are held by the Solana Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders are used to acquire Solana. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire Solana, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Investors may choose to use the Trust as a means of investing indirectly in Solana. Because the value of the Shares is correlated with the value of the Solana held by the Trust, it is important to understand the investment attributes of, and the market for, Solana. As noted, there are significant risks and hazards inherent in the Solana market that may cause the price of Solana to widely fluctuate. Investors considering a purchase of Shares should carefully consider how much of their total assets should be exposed to the Solana market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

In addition, the Trust intends to permit Shares to be held either in the form of DTC Shares or Tokenized Shares. Holding Shares in tokenized form involves additional risks, including risks relating to blockchain technology and network congestion, digital wallet and cybersecurity vulnerabilities, removal from the Allowlist, reliance on Digital Transfer Agent’s recordkeeping and the risk of discrepancies between the Digital Transfer Agents records and those maintained by the Trust’s recordkeeping Transfer Agent, operational risks and delays associated with the manual transfer process required to move Shares between tokenized and traditional book-entry form, reduced access to standard brokerage protections and intermediary services available of holders of DTC Shares, and significant regulatory uncertainty. Tokenized Shares may not be appropriate for all investors. See “RISK FACTORS—Risks Associated with Investing in the Trust” and “FORM OF SHARES—Tokenized Shares.”

Additionally, the Trust intends to create and generate additional Solana through the staking of its Solana. Staking involves certain risks, including the loss of Solana. None of the Trust’s assets, including any Solana that is staked, are insured or otherwise protected by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). While “slashing” does not currently exist as a part of the Solana Network, in the future this mechanism could be added to the protocol in which case slashing penalties may be incurred if a validator to which Solana is delegated acts maliciously, such as by attesting to conflicting versions of the blockchain, or fails to maintain required uptime. Coinbase Custody’s and the Staking Agent’s liability to the Trust in connection with its actions or performance as the Solana Custodian and Staking Agent is limited, and Coinbase Custody and the Staking Agent may not maintain sufficient assets or insurance coverage to compensate the Trust for any resulting losses. As a result, there is no guarantee that the Trust would be able to recover any staked Solana, or the corresponding value thereof, in the event that it becomes subject to slashing or other staking-related penalties in the future.

Solana is a relatively new technological innovation with a limited history. There is no assurance that usage of the Solana Network or Solana will continue to grow. A contraction in the use or adoption of Solana may result in increased volatility or a reduction in the price of Solana, which could adversely impact the value of the Shares. Sales of Solana that have been newly released from escrow may cause the price of Solana to decline, which could negatively affect an investment in the Shares. Solana markets have a limited history, Solana trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of Solana and the Solana Network continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of Solana or otherwise impact the demand for Solana. Disruptions at digital asset trading platforms could adversely affect the availability of Solana and the ability of Authorized Participants to purchase or sell Solana and, therefore, their ability to create and redeem Shares.

Spot markets on which Solana trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions on Solana spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of Solana and the ability of Authorized Participants (as defined below) to purchase or sell Solana or Solana derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Solana Custodian, could prevent the Trust from accessing its Solana. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer Solana in the face of a redemption request and forcing the Trust to consider liquidation.

Custody of digital assets such as Solana includes unique risks of loss. The loss or destruction of private keys could prevent the Trust from accessing its Solana. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Similarly, transactions on the Solana Network generally may not be reversed or corrected, meaning that errors in transactions from the Trust Solana Accounts could result in the loss of all or substantially all of an investment in the Trust.

There is no assurance as to whether the Trust will be profitable or whether the Trust will meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the Pricing Benchmark because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise. As a result, Baskets may be created or redeemed at a U.S. dollar value that differs from the market price of the Shares.

Risk Factors

Investing in the Trust’s securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents herein incorporated by reference into this prospectus before you decide to purchase the Trust’s securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025. Any of the risks and uncertainties set forth below and in the Annual Report, as updated by annual, quarterly and other reports and documents that the Trust files with the SEC and incorporated by reference into this prospectus, or any prospectus, could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

Risks Related to Digital Assets

A determination that Solana or any other digital asset is offered or sold as a “security” may adversely affect the value of Solana and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset, including Solana, may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Whether a digital asset is a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests.

In March 2026, the SEC issued an interpretive release addressing the application of U.S. federal securities laws to digital assets and transactions involving digital assets. The interpretive release does not supersede or replace the Howey test but rather sets forth how the SEC applies the Howey test to digital assets and transactions involving digital assets. The SEC states within the release that it classifies digital assets into five categories based on their characteristics, uses and functions: (1) digital commodities; (2) digital collectibles; (3) digital tools; (4) stablecoins; and (5) digital securities. The release also stipulates that the SEC believes that digital assets classified as digital commodities, digital collectibles and digital tools are not securities. In the release, the SEC explained that a “digital commodity” generally refers to a digital asset that is intrinsically linked to and derives its value from the programmatic operation of a crypto system that is functional, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. It further noted that a digital commodity does not have intrinsic economic properties or rights, such as generating passive yield or conveying rights to future income, profits, or assets of a business enterprise or other entity, promisor or obligor. Additionally, the release stated that a digital commodity is necessary to participate in or use certain aspects of an associated functional crypto system. The programmed purpose of a digital commodity is to facilitate and incentivize the validation, ordering and confirmation of transactions on the associated functional crypto system, serve as a mechanism to maintain the functioning and/or security of the associated functional crypto system, and foster network effects. Accordingly, a digital commodity is integral to the operation of the associated functional crypto system. The SEC stated that digital assets classified as digital commodities are not securities because they do not constitute any of the financial instruments enumerated in the definition of “security” because, among other things, they do not represent a digitized form of any such instruments, including investment contracts. With the release, the SEC expressly identified Solana as an example of a digital commodity and indicated that, based on its current characteristics and publicly available information regarding the Solana Network, Solana does not itself constitute a security.

Notwithstanding the foregoing, the release is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The release also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security, including a digital commodity such as Solana, may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

Accordingly, there can be no assurance that the SEC, a court, or another regulatory authority will not in the future determine that Solana, or transactions in Solana, involve a security, including as a result of changes in the characteristics, governance, or decentralization of the Solana Network, the role or influence of developers, validators, or other ecosystem participants, or the manner in which Solana is marketed, distributed, or utilized. Any such determination, or any material change in the regulatory framework applicable to digital assets, could have a material adverse effect on the value and liquidity of Solana and, consequently, the value of the Shares.

If the Sponsor determines that Solana is a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that Solana is a security, the Sponsor does not intend to permit the Trust to continue holding Solana in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). In determining whether Solana is a security, the Sponsor does not engage in legal analysis on Solana nor perform any analysis based upon any legal standard. Instead, the Sponsor reviews the following information to inform its determination: (1) public information to determine if the SEC, any other U.S. regulatory agency or any court has made any statements regarding Solana, (2) public information regarding how digital asset markets view Solana, including whether Solana has been listed on reputable digital asset trading platforms that would have had access to a reasonable amount of information when making their determinations to list Solana, (3) public information to undertake reasonable diligence into the structure and technology of Solana, and (4) any other information gained from reputable sources that may impact the Sponsor’s view of Solana, including a review of any websites associated with Solana’s development. It is critical to note that such analyses are risk-based judgments made by the Sponsor and not a legal standard or determination binding on any regulatory body or court.

Any enforcement action by the SEC or a state securities regulator asserting that Solana is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of Solana, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is a security by the SEC or another regulatory authority may have similar effects.

If Solana is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court or regulatory body will agree with the Trust’s assessment of Solana as a non-security.

The trading prices of many digital assets, including Solana, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including Solana, have experienced extreme volatility in recent periods and may continue to do so. For instance, digital asset prices increased significantly during 2019, decreased significantly in the first quarter of 2020 amid broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021. Digital assets, including Solana, continued to see steep drawdowns in 2022, and digital asset prices, including Solana, have continued to fluctuate through 2026.

Extreme volatility in the future, including further declines in the trading price of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Solana and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of Solana.

Digital assets, including Solana, are subject to a number of risks related to the digital asset ecosystem.

The value of the Shares relates directly to the value of the Solana held by the Trust. The value of Solana is impacted by factors specific to Solana and also factors relating to the digital asset ecosystem generally, including:

• market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

• trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

• the adoption of digital assets, such as Solana, as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol (such as the Solana Network) and their ability to meet user demands;

• manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated;

• the needs of decentralized applications, smart contracts, their users, and users of the Solana Network generally for Solana to pay transaction fees to execute transactions;

• governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Solana Network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

• increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;

• increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Solana Network;

• investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Solana, and digital asset exchange rates;

• consumer preferences and perceptions of Solana specifically and digital assets generally, the Solana Network relative to competing blockchain protocols, and Solana relative to competing digital assets;

• negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

• fiat currency withdrawal and deposit policies on digital asset trading platforms;

• the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

• business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

• the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

• investment and trading activities of large or active consumer and institutional users, speculators, validators and investors;

• a “short squeeze” resulting from speculation on the price of Solana, if aggregate short exposure exceeds the number of shares available for purchase;

• an active derivatives market for Solana or for digital assets generally;

• monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Solana as a form of payment or the purchase of Solana on the digital asset markets;

• global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

• fees associated with processing a Solana transaction and the speed at which Solana transactions are settled;

• the maintenance, troubleshooting, and development of the Solana Network including by validators and developers worldwide;

• financial strength of market participants;

• the availability and cost of funding and capital;

• the liquidity and credit risk of digital asset trading platforms;

• interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting the Solana Network;

• decreased confidence in digital assets and digital assets trading platforms;

• poor risk management or fraud by entities in the digital assets ecosystem;

• increased competition from other forms of digital assets or payment services; and

• the Trust’s own acquisitions or dispositions of Solana, since there is no limit on the number of Solana that the Trust may acquire.

Although returns from investing in Solana have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that Solana will maintain its value in the long, intermediate, short, or any other term. In the event that the price of Solana declines, the Sponsor expects the value of the Shares to decline proportionately.

The price of the Shares of the Trust is represented by the Pricing Benchmark that may also be subject to momentum pricing due to speculation regarding future appreciation in value of Solana, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Solana has resulted, and may continue to result, in speculation regarding future appreciation in the value of Solana, inflating and making the Pricing Benchmark more volatile. As a result, Solana may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the Solana Network, nor will the Trust seek to avoid or mitigate losses from declines in the Solana price. Furthermore, the impact of the expansion of the Trust’s Solana holdings on the digital asset industry and the Solana Network is uncertain. A decline in the popularity or acceptance of the Solana Network, or the value of Solana, would harm the value of the Trust.

Many digital assets, including Solana, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Many digital assets, including Solana, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development; their dependence on the internet and other technologies; their dependence on the role played by users, developers and validators; and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

• Digital asset networks, including networks and networks utilizing the Solana Network, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because Solana is a digital asset, the value of the

Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

• Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Solana Network, would affect the ability to transfer digital assets, including Solana, and, consequently, a disruption may impact their value.

• Although unlikely, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the Solana Network, could theoretically result in a “fork” in such network’s blockchain, including the Solana Network, resulting in the operation of multiple separate networks.

• Governance of the Solana Network is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the Solana Network, which may stymie the Solana Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Solana Network, especially long-term problems.

• Validators on the Solana Network and their delegators are compensated through newly issued Solana and, since the activation of the SIMD-0096 protocol change in February 2025, 100% of the prioritization fees paid by users (as well as any tips paid through MEV infrastructure). Running a validator nonetheless involves significant hardware, bandwidth and vote-transaction costs, and validators whose rewards do not exceed those costs may operate at a loss. There is no guarantee that entities or individuals will continue to run validators. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the Solana Network’s functionality, security and overall existence.

• To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the Solana Network’s functionality, security and overall existence.

• Many digital asset networks, including the Solana, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Solana Network and the price of Solana.

• In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the Solana Network could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Solana Network or take the Trust’s Solana, which would adversely affect the value of the Shares. Moreover, functionality of the Solana Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Solana. Even if another digital asset other than Solana were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including Solana, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of Solana and applications built on the Solana Network.

The first digital asset, bitcoin, was launched in 2009. The Solana Network launched in 2020. Along with bitcoin, Solana was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the Solana Network and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

• Solana and Solana-based applications today have limited use. As a result, the price of Solana may be influenced to a significant extent by speculators, thus contributing to price volatility.

• Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of Solana and withdrawal of assets from the Solana Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

• Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. For example, some prominent contributors to other blockchain networks have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Solana Network, any exchanges or businesses that facilitate transactions in Solana may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

• Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Solana Network.

The Trust is not actively managed and does not and will not have any formal strategy relating to the development of the Solana Network and will not attempt to avoid or mitigate losses caused by declines in the price of Solana.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint led to further volatility in digital asset prices. In January 2025, the SEC launched the Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, Coinbase and the SEC entered into a joint stipulation to dismiss the SEC’s lawsuit with prejudice, subject to the court’s approval. Kraken has also announced that it reached an agreement in principle with the SEC to dismiss the SEC’s lawsuit, subject to formal approval by the SEC’s Commissioners. In May 2025, the SEC voluntarily dismissed its lawsuit against Binance. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. On March 17, 2026, the SEC and CFTC, under the leadership of SEC Chairman Paul S. Atkins and CFTC Chairman Michael S. Selig, jointly issued a landmark interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets”. This release supersedes the SEC’s prior 2019 staff-level digital asset framework and is binding on both agencies’ enforcement and supervisory staff. The new interpretation establishes a five-category token taxonomy for crypto assets (digital commodities, digital collectibles, digital tools, stablecoins, and digital securities) and, consistent with prior SEC and CFTC staff statements, confirms that bitcoin is a “digital commodity” and not a security under federal securities laws. As an interpretive release (rather than formal rulemaking under the Administrative Procedure Act), the release does not carry the binding force of a statute or regulation, courts are not required to defer to its conclusions, and it may be modified or withdrawn by a future administration. The final outcome of other investigations or enforcement actions with other digital asset market participants (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants remain uncertain.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including Solana and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including Solana, which could have a negative effect on the value of Solana, which in turn would have a negative effect on the value of the Trust’s Shares. In 2025 and continuing into 2026, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies. The Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”), which was passed by the U.S. House of Representatives with bipartisan support in July 2025 and was approved, in revised form, by the Senate Banking Committee in May 2026, but had not yet passed the full Senate as of the date of this Prospectus, is designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins, delineates the respective jurisdictions of the SEC and the CFTC, and grants the CFTC exclusive authority over “digital commodities” while granting the SEC authority over “digital securities.” It also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security. The Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was signed into law in July 2025 and establishes the first federal regulatory framework for the issuance and operation of payment stablecoins. These legislative actions represent significant progress toward a comprehensive regulatory regime for digital assets, though substantial uncertainty remains regarding the implementation and interpretation of these new laws. These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and the Bitcoin blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the “Merge” in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Solana Network, and their associated digital assets – including the Solana held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, the Bitcoin blockchain’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

In addition, the Trust’s issuance and maintenance of Tokenized Shares on the Ethereum blockchain creates a direct operational dependency on the Ethereum proof-of-stake network. A disruption, technical failure, or outage affecting the Ethereum network could impair Superstate’s ability to mint, burn, or transfer Tokenized Shares, result in settlement delays, or otherwise adversely affect holders of Tokenized Shares, independent of any impact on the Solana network or the value of the Trust’s assets.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Solana Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. Since inception, Solana transaction fees have stood at a fixed rate of 0.000005 Solana per transaction, although users may also pay optional prioritization fees that vary with network congestion. Increased fees and decreased settlement speeds could preclude certain uses for Solana (e.g., micropayments) and could reduce demand for, and the price of, Solana, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Solana Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Solana Network and Solana blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Solana Network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Solana Network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Solana Network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Solana Network and then post the data, typically in batches, back to the Layer 1 Solana Network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Solana Network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Solana Network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Solana Network runs in parallel with the existing Layer 1 Solana Network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Solana Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Many developers are actively researching and testing scalability solutions for public blockchains. However, there is no guarantee that any of the mechanisms in place or being explored for increasing speed and throughput of settlement of the Solana Network transactions will be effective, which could cause the Solana Network to not adequately resolve scaling challenges and adversely impact the adoption of Solana and the Solana Network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Solana Network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Solana Network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Solana Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Solana Network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended, could suffer from centralization concerns, or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for Solana because it would eliminate a source of demand for using Solana to record transactions from the Layer 2 onto the Layer 1 Solana Network. Any of the foregoing could adversely affect the price of Solana or the value of the Shares of the Trust.

Risks Associated with Solana and the Solana Network

The value of the Shares relates directly to the price of Solana. The price of Solana may be highly volatile and subject to fluctuations due to a number of factors, including the successful development and acceptance of the Solana Network.

Digital assets such as Solana were only introduced within the past 15 years, and the medium to long term value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers validators and the potential for malicious activity. Solana itself was conceived only in 2017, and first sold in 2018. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares: digital asset networks, including the Solana peer-to-peer network and associated blockchain ledger, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because Solana is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

• An increase in the global Solana supply or a decrease in global Solana demand;

• Digital assets, including Solana, are controllable only by the possessor of both the unique public key and private key or keys relating to the Solana Network address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key;

• Forks in the Solana Network, particularly where changes to the Solana Network source code are either not well-received by key constituencies within the Solana community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;

• The Solana Network’s protocol is informally overseen by a collective of core developers who, along with members of the Solana community, can introduce proposals through Solana Improvement Documents (“SIMDs”) for updating the Solana Network. The core developers evolve over time, largely based on self-determined participation. A Solana client (“Solana Client”) is a software application that implements the Solana Network specification and communicates with the Solana Network. A “node” is a computer or other device that has downloaded the Solana Client and is connected to other computers also running the Solana Client software, together forming the Solana Network. To the extent that node operators update their individual Solana Client to new specifications, the Solana Network could be subject to changes that may adversely affect the value of Solana. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset;

• Increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Solana Network fees associated with processing a Solana transaction and the speed at which Solana transactions are settled;

• The ability for the Solana Network to attract and retain validators to secure and confirm transactions accurately and efficiently;

• The acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network, such as the Solana Network, could result in a “fork” in the Solana Network, resulting in the operation of multiple separate networks;

• A lack of consensus or clarity on the governance of the Solana Network, which may stymie the Solana Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Solana Network, especially long-term problems;

• Digital asset validator operations have evolved from individual users to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, including due to a decrease in transaction fees, validators are more likely to immediately sell tokens earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

• To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network

• The Solana Network has been in the process of implementing a series of software upgrades and other changes to its protocol, such as QUIC TPU, stake-weighted QoS, localized fee markets, sharding, token-22, token extensions, and Firedancer. These upgrades have resulted in, and are expected to continue to result in, changes to the Solana network. Many of the contemplated upgrades to the Solana network will include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as QUIC, stake-weighted QoS, and localized fee markets, which are currently live on Mainnet-beta, there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of Solana and the value of the Shares. One upgrade currently in development, Firedancer, is a validator client designed to significantly increase Solana’s transaction processing capabilities and provide support for sharding. In a live demo broadcast in 2022, Firedancer demonstrated an ability to process over 1 million transactions per second. As of January 2025, Solana core developers have expressed that they want a super majority of processing power on the chain’s test network to run through Frankendancer, an early version of Firedancer. In addition, in September 2025, Solana validators approved SIMD-0326, known as “Alpenglow,” with approximately 98% of participating stake voting in favor. Alpenglow would replace the Solana Network’s existing Proof-of-History/TowerBFT-based consensus mechanism with new voting (“Votor”) and data-propagation (“Rotor”) protocols, and is expected to be activated on the Solana mainnet in late 2026 following community testing and security audits. Alpenglow would represent the most significant change to the Solana protocol since the network’s launch, and its implementation could introduce undiscovered flaws, bugs or vulnerabilities, could fail to function as intended, or could otherwise disrupt the operation of the Solana Network, any of which could have a material adverse effect on the value of Solana and the value of the Shares. As a result of this or future upgrades, it is possible that significant volumes of currently locked and illiquid Solana becomes unlocked and sold, which could increase volatility in Solana prices or have a material adverse effect on the value of Solana and the value of the Shares. Upgrades currently being considered to increase throughput and promote scaling, such as “sharding” the Layer 1 Solana Network or greater reliance on so-called “Layer 2” solutions, could have effects which are difficult to anticipate at this time, but could - if unsuccessfully implemented, or if they contain undiscovered flaws - materially adversely impact or even effectively eliminate the value of Solana, and therefore impact the price of the Shares. In addition, the acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.

• Software applications running on top of the Solana Network (often referred to as “decentralized applications” or “DApps”, whether or not decentralized in fact) and smart contract developers depend on being able to obtain Solana to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require Solana in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for Solana. Solana’s price volatility (particularly where Solana prices increase), or the Solana Network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Solana Network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Solana blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of Solana could be negatively affected.

• In the past, bugs, defects and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Solana Network, Solana Client, or DApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the Solana Network or Solana as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Solana Network or take the Trust’s Solana, which would adversely affect the value of the Shares. Moreover, normal operations and functionality of the Solana Network may be negatively affected Such losses of functionality could lead to the Solana Network losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for Solana. Even if another digital asset other than Solana were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Solana’s initial manner of sale may resemble that of certain digital assets found to be securities, and a determination that Solana was offered or sold as a “security” may significantly adversely affect the value of Solana and an investment in Shares.

Through historical enforcement actions and other statements, the SEC and its staff have historically taken the position that a digital asset’s initial manner of sale may be a key factor in determining whether that digital asset was a security, at least at the time of the digital asset’s delivery as part of that sale. This has meant that many blockchain startups that have offered digital assets to the public in the form of initial coin offerings, also known as ICOs, have been found to have engaged in illegal unregistered distributions of securities. One variant of an ICO involves a digital asset being sold through a Simple Agreement for Future Tokens, or a “SAFT.” Under a SAFT, a purchaser agrees to contribute funds to enable the development of a digital asset network in exchange for an agreement by the developer to deliver digital assets in the future, once the network becomes operational. The legal theory behind the SAFT is that, while the SAFT itself may be an “investment contract” and thus a “security” under the federal securities laws (and is therefore typically offered in reliance on an exemption from registration), the tokens themselves should not be securities at the time of their delivery because at that time the network will be operational and the tokens will have real consumptive uses, rather than representing an investment to fund the initial development work.

The SEC has cast doubt on the legal argument underpinning the SAFT structure and has litigated in federal court at least two significant enforcement actions involving digital assets sold under SAFTs, arguing in each case that the digital assets sold under the SAFTs, and not just the SAFTs themselves, were securities. In March 2020, the SEC obtained a preliminary injunction barring Telegram Group, Inc. from conducting an unregistered distribution of digital assets known as Grams, on the grounds that Grams were securities under the federal securities laws, notwithstanding the fact that they had been sold under a SAFT. Telegram Group ultimately agreed to return $1.2 billion to investors and to pay a $18.5 million civil penalty. Similarly, in September 2020 the SEC won a motion for summary judgment against Kik Interactive, Inc., persuading the court that Kik Interactive’s sale of digital assets, called Kin, through a SAFT structure should be integrated with Kik Interactive’s separate public sale of Kin (which the court held to be illegal), as the sales were conducted using the same marketing efforts, involved the same asset, and were conducted very close in time to one another. Kik Interactive ultimately agreed to pay a $5 million civil penalty. The SEC in December 2020 filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that Ripple Labs and its executives raised over $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. Multiple digital assets the SEC alleged to be securities in the Coinbase Complaint, Binance Complaint and Kraken Complaint were first sold to the public in similar circumstances or ICOs. Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a security, certain sales of XRP to certain buyers amounted to “investment contracts” under the Howey test.

Solana Labs, the developer of the Solana Network and the creator of Solana, used a SAFT to distribute approximately 38% of the total supply of Solana. Solana’s distribution through a SAFT shares several characteristics with other offerings of digital assets through SAFTs, including those conducted by Telegram Group, Kik Interactive and Ripple Labs that the SEC argued were used to effect the illegal unregistered public distribution of a security. There have been a number of district court decisions which found that the tokens themselves involved in those cases were not themselves securities, rather it was the investment contract surrounding certain initial distributions which was a security; however, these decisions were at the district court level, and the Sponsor is not aware of appellate authority upholding such decisions. While there are reasonable grounds on which Solana may be distinguished from Grams, Kin and XRP, Solana has certain characteristics that mean that the risk of the SEC or a court finding Solana to be a security is greater than the risk that digital assets like bitcoin or ether would be found to be securities. For example, although Solana is decentralized in certain respects, a significant amount of Solana remains under the control of Solana Labs and the Solana Foundation. Even though Solana does not have an official developer, the degree of control retained by Solana Labs and Solana Foundation is such that either may be viewed by a regulator as continuing to play a material role in the development of Solana, which could adversely affect any argument that Solana is not a security. In addition, even setting aside Solana’s initial manner of offering, a significant portion of demand for digital assets is generated by speculators and investors, not necessarily by those looking to use digital assets for consumptive purposes. If the Solana Network cannot retain users and demonstrate that its primary consumptive use case for Solana is serious and viable, this might also increase the risk that Solana is determined to be a security.

If Solana is determined to be a “security” or transactions in Solana are determined to be securities transactions under federal or state securities laws by the SEC or a state regulatory agency, or in a proceeding in a court of law or otherwise, it will have significant adverse consequences for Solana and an investment in the Shares. If Solana or transactions in Solana are determined to be a security or a securities transaction, it is likely to become difficult or impossible for Solana to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which could in turn materially and adversely affect the trading value, liquidity, market participants’ ability to convert Solana into U.S. dollars and general acceptance of Solana and cause users to migrate to other digital assets. As such, any determination that Solana or transactions in that digital asset are a security under federal or state securities laws may adversely affect the value of Solana and, as a result, an investment in the Shares.

Solana is a relatively new technological innovation with a limited operating history. The Solana Network may not function as intended, which could have an adverse impact on the value of Solana therefore the value of Shares.

The Solana Protocol was conceived in 2017 and serves as the underlying architecture and rules pursuant to which the Solana Network operates. Solana began trading in April 2020 and in the United States in September 2020. One notable element of the Solana Protocol was the introduction of Proof-of-History (“PoH”) timestamping mechanism. PoH is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the Bitcoin network and the Ethereum network, which rely on sequential production of blocks and can lead to delays caused by validator confirmations.

However, PoH is a relatively new blockchain technology that is not widely used and may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH specifically or the Solana Network generally, including flaws that affect functionality of the Solana Network, the proof-of-stake consensus algorithm, a particular client software implementation, or a user’s wallet software, or make the network vulnerable to attack.

The Solana Network has suffered network-level outage incidents over the past five years. For example, in 2020, the Solana Network experienced an outage attributed to a bug in the block propagation mechanism, and was offline for at least six hours. On September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. During the restart, a second integer overflow bug was discovered and patched. In January 2022, during a time of high network congestion, the Solana Network experienced degraded performance and partial outages. The disruption was attributed to bots spamming excessive duplicate transactions, significantly reducing network capacity. Blocks took longer than expected to process, leading to transaction success rates dropping by as much as seventy (70) percent. In April 2022, the Solana Network experienced an unprecedented surge in transaction requests, attributed to bots trying to secure newly minted NFTs through the Metaplex Candy Machine program. This minting mechanism operated on a first-come, first-served basis, creating a strong economic incentive to flood the network with transactions and win the mint. As transaction volume skyrocketed, validators ran out of memory and crashed, ultimately stalling consensus. Insufficient voting throughput prevented the finalization of earlier blocks, preventing abandoned forks from being cleaned up. As a result, validators became overwhelmed by the sheer number of forks they had to evaluate, exceeding their capacity even after restarts and requiring manual intervention to restore the network. The Solana Network was offline for at least eight (8) hours. In June 2022, the Solana Network experienced a bug with so-called “durable nonce” transactions leading to consensus failures. The Solana Network was offline for at least two and a half hours. In September 2022, the Solana Network experienced a bug attributed to validators erroneously producing duplicate blocks at the same block height. The Solana Network was offline for at least eight and a half hours. In February 2023, the Solana Network experienced another bug with its block propagation mechanism. The Solana Network was offline for at least nineteen (19) hours. In February 2024, the Agave client software implementation experienced a bug affecting its compiler. The Solana Network was offline for around five (5) hours. The Solana Network has not experienced a major network-wide outage since the February 2024 incident, its longest period of uninterrupted operation to date, although there can be no assurance that outages will not recur.

Mathematical or technological advances, including developments in quantum computing, could undermine the security of the Solana Network.

Quantum computing is an emerging technology whose development trajectory and ultimate practical capabilities remain highly uncertain, making it difficult to predict its potential effects on the long-term security of Solana and other digital assets. While no quantum computer capable of compromising the cryptographic systems used by the Solana Network currently exists, ongoing academic and industry research has suggested that advancements in quantum computing, mathematics, or cryptanalysis could reduce the computational resources required to attack certain cryptographic algorithms relative to prior estimates.

The Solana Network relies on elliptic-curve–based cryptographic schemes for transaction authorization and ownership verification. In theory, sufficiently advanced and fault-tolerant quantum computers could use algorithms such as Shor’s algorithm to derive private keys from exposed public keys under certain circumstances. Potential attack vectors discussed in the academic literature include attempts to compromise transactions while they are being broadcast or to target wallets whose public key information has previously been exposed, such as through address reuse or legacy wallet formats. Because the Solana Network is decentralized, there is no central authority capable of reversing or recovering stolen digital assets, and any successful cryptographic attack could therefore result in irreversible losses.

Although participants in the broader digital asset ecosystem, including developers within the Solana community, are exploring the adoption of cryptographic techniques designed to be resistant to advanced quantum attacks, there can be no assurance that such technologies will be developed, standardized, or deployed across the network in a timely or effective manner. Any transition to new cryptographic standards could require substantial coordination among network participants, the achievement of broad consensus, and one or more protocol upgrades or network forks, and there is no guarantee that such efforts would succeed. Moreover, even if the Solana Network were to adopt quantum-resistant cryptographic protections, individual users, custodians, and service providers (including those holding Solana on behalf of the Trust) would also need to migrate their wallets and infrastructure to benefit from any such changes. Wallets that are not updated, or whose security credentials have already been exposed, could remain vulnerable.

If any of these risks were to materialize, the security, functionality, or perceived reliability of the Solana Network could be adversely affected, potentially reducing demand for Solana, impairing its market value, and resulting in losses to Shareholders. In addition, even if similar cryptographic vulnerabilities were to affect other digital assets rather than Solana specifically, any loss of confidence in the robustness of digital asset cryptography or blockchain protocols generally could negatively impact the value of Solana and the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for Solana or cause a wider loss of confidence in the Solana Network, either of which could have an adverse impact on the value of Solana.

Smart contracts are programs that run on the Solana blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying the DAO, a distributed autonomous organization for venture capital funding on the Ethereum network, allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum network and Solana Network led to a $320 million theft of ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Other smart contracts, such as bridges between blockchain networks and decentralized finance (“DeFi”) protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of Solana, just as they have for other digital assets like ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Solana Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for Solana. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Solana Network and represent a significant source of demand for Solana, public confidence in the Solana Network itself could be negatively affected, such sources of demand could diminish and the value of Solana could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

In addition to the smart contract risks described above in the context of the Solana Network and DeFi applications, the Trust relies on smart contracts deployed on the Ethereum blockchain in connection with the issuance, minting, burning, and transfer of Tokenized Shares through the Superstate platform. Vulnerabilities, bugs, coding defects, or exploits affecting those smart contracts could impair Superstate’s ability to mint or burn Tokenized Shares, result in the loss or permanent inaccessibility of Tokenized Shares, cause settlement failures or delays, or otherwise adversely affect holders of Tokenized Shares. Unlike traditional book-entry Shares held through DTC, losses resulting from smart contract failures affecting Tokenized Shares may be irreversible and unrecoverable. The Trust’s smart contracts may also be subject to admin key or super user risks of the type described above, and any unauthorized access to or misuse of such privileges could adversely affect the integrity of Tokenized Share records and the interests of holders of Tokenized Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

As of June 2025, the largest 100 Solana wallets held approximately 91% of the Solana in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Solana, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Solana. Competition from other consortia or private blockchains could have a negative impact on the price of Solana and adversely affect an investment in the Shares.

Any name change and any associated rebranding initiative by the core developers of Solana may not be favorably received by the digital asset community, which could negatively impact the value of Solana and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on Solana. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Solana and the value of the Shares.

The loss or destruction of a private key required to access Solana may be irreversible. The Solana Custodian’s loss of access to a private key associated with the Trust’s Solana could adversely affect an investment in the Shares.

Transfers of Solana among users are accomplished via Solana transactions (i.e., sending Solana from one user to another). The creation of a Solana transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular Solana, the Solana is inaccessible. The custody of the Trust’s Solana is handled by the Solana Custodian, and the transfer of Solana to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Solana Custodian to safeguard the Trust’s Solana holdings. If the Solana Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s Solana holdings, and the Trust’s private key(s) is(are) lost, destroyed or otherwise compromised and no backup of the private key(s) is(are) accessible, the Trust will be unable to access its Solana, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is(are) misappropriated and the Trust’s Solana holdings are stolen, the Trust could lose some or all of its Solana holdings, which could adversely impact an investment in the Shares.

New competing digital assets may result in a reduction in demand for Solana, which could have a negative impact on the price of Solana and may have a negative impact on the performance of the Trust.

Solana faces significant competition from other digital assets, as well as from other technologies or payment forms, such as SWIFT, ACH, remittance networks, credit cards and cash. There is no guarantee that Solana will become a dominant form of cross-border payments, store of value or method of exchange.

Competition from central bank digital currencies and emerging payments initiatives involving financial institutions could adversely affect the value of Solana and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Solana and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Solana. As a result of any of the foregoing factors, the value of Solana could decrease, which could adversely affect an investment in the Trust.

The price of Solana may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to certain risks that stablecoins pose to the Solana market. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be backed by a fiat currency, such as the U.S. dollar, commodities, such as gold, or other digital assets. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity could have a dramatic impact on the broader digital asset market, including the market for Solana. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including Solana), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Solana market, and affect the value of Solana, and in turn impact an investment in the Shares.

For example, because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Questions about the sufficiency of the backing of certain stablecoins has caused the prices for such stablecoins to fluctuate, which fluctuations may affect the price of Solana. For example, some have argued that the issuance of Tether has been used to artificially increase demand for digital assets, thereby inflating its price. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the Solana market. While USDC is designed to maintain a stable value at U.S. $1.00 at all times, on March 10, 2023, the value of USDC fell below U.S. $1.00 for multiple days after Circle Internet Financial disclosed that U.S. $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for Solana. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including Solana), regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the Solana Network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Solana market, and affect the value of Solana, and in turn impact an investment in the Shares.

If the digital assets generated and/or transaction fees earned for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of Solana and the value of the Shares.

If the digital asset “awards” for validating blocks or the transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Solana blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

• A reduction in the processing power expended by validators on the Solana Network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “RISK FACTORS—Risks Associated with Solana and the Solana Network.” The Solana Network could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the Trust or the ability of the Trust to operate.”

• Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana blockchain or a software upgrade automatically charges fees for all transactions on the Solana Network, the cost of using Solana may increase and the marketplace may be reluctant to accept Solana as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana Network and force users to pay higher fees, thus reducing the attractiveness of the Solana Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana Network, the value of Solana and the value of the Shares.

• To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for Solana with Authorized Participants.

• During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on the Solana Network, which may diminish its use. Users or other stakeholders on the Solana Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the Solana Network generally. In addition, it’s possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of the Solana Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of Solana and the value of the Shares.

Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Solana Network less attractive.

Validation on the Solana Network requires Solana to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Solana Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. As part of the “activating” and “de-activating” or “cooling down” processes of staking, staked Solana will be inaccessible for a variable period of time determined by a range of factors, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana Network’s proof-of-stake consensus protocol. “De-activating” is the request to exit from the active set and no longer participate in the Solana Network’s proof-of-stake consensus protocol. As part of these “activating” and “de-activating” processes of staking on the Solana Network, any staked Solana will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors. However, depending on demand, un-staking can take between one to several epochs to complete. An epoch is approximately two days long on the Solana Network.

The Solana Network requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of Solana. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana Network’s adoption or the price of Solana. Any disruption of validation on the Solana Network could interfere with network operations and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Solana to decrease. The limited liquidity during the “activation” or “de-activation” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Solana to decrease.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Solana Network.

If transaction confirmation fees become too high, the marketplace may be reluctant to use the Solana Network. This may result in decreased usage and limit expansion of the Solana Network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.

Ultimately, if the awards of new Solana decline and/or the costs of validating transactions grow disproportionately, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Solana Network and could adversely affect the value of the Solana held by the Trust.

Under the Solana Network’s fee mechanism, 50% of base transaction fees are burned. Prior to February 2025, 50% of prioritization fees were also burned, which reduced the incentives for validators to validate transactions with higher fees; following the activation of the SIMD-0096 protocol change in February 2025, 100% of prioritization fees are paid to validators.

An acute cessation of validator operations would reduce the collective processing power on the Solana Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of the relevant threshold of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Solana Network, a buyer or seller of digital assets on a peer-to-peer basis directly on the Solana Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset were used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for Solana. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or their respective affiliates could face civil or criminal liability, fines, penalties, or other punishments; be subject to investigation; have their assets frozen; lose access to banking services or services provided by other service providers; or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or could cause losses in value of the Shares.

The Trust and the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know-your-customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough KYC process, such as the Authorized Participants, Solana Trading Counterparties, Prime Execution Agent and Solana Custodian. The Prime Execution Agent and Solana Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and Solana Custodian, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and as limited-purpose trust companies subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Trust does not hold any Solana except that which has been delivered by approved Solana Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, including those opened by the Authorized Participants or their agents/partners for purposes of facilitating Solana deposits to, and withdrawals from, the Trust’s Trading Balance, as required by law.

The Prime Execution Agent and Solana Custodian have adopted and implemented anti-money laundering and sanctions compliance programs that provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Prime Execution Agent and Solana Custodian perform screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Solana Custodian’s and Prime Execution Agent’s blockchain analytics screening programs, any Solana that is delivered to the Trust Solana Accounts or the Trust’s Trading Balance will undergo screening designed to assess whether the origins of that Solana are illicit.

The Prime Execution Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on a Solana transaction deposited by an Authorized Participant and such screening results in the Solana transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Execution Agent and its affiliates, including the Solana Custodian, will (a) block or reject the deposit of such Solana into the Trust’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between an Authorized Participant’s account at the Prime Execution Agent and the Trust’s account(s) involves such Solana, so long as permitted by applicable law.

With respect to Tokenized Shares, the Trust also relies on Superstate, as its digital transfer agent, to maintain records of Tokenized Shareholders on the Superstate platform and to administer the Allowlist of approved holders. Superstate, or a trusted third party, conducts onboarding and KYC for investors seeking to maintain Tokenized Shares through its platform and may require identity verification, sanctions screening, ownership confirmation or other checks before approving a wallet address and adding it to the Allowlist. Tokenized Shares may only be recorded or transferred to Allowlisted Addresses, and a transfer will fail at the smart-contract level if either the sending or receiving address is not Allowlisted. If Superstate’s compliance program proves inadequate, fails to identify illicit actors, or otherwise does not comply with applicable AML and sanctions laws, the Trust could face regulatory exposure similar to that described above with respect to its other service providers. There is no guarantee that Superstate’s onboarding, KYC, or Allowlist administration procedures will prove effective in all cases, and any failure could adversely affect the Trust’s ability to operate or result in losses to shareholders.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the Solana identified by such screening being blocked or frozen by the Prime Execution Agent, and thus made unavailable to the Trust. Moreover, the Prime Execution Agreement and Solana Custody Agreement require the Trust to attest that it has performed its own due diligence on the Solana Trading Counterparties it has contracted with to source Solana from and has confirmed that the Solana Trading Counterparties have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Sponsor arranges for such diligence to be performed, including by the Trust’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Solana Trading Counterparties represent to the Sponsor that they conduct due diligence on their own counterparties from whom they source the Solana they deposit with the Trust, and that they have formed a reasonable belief that such Solana being transferred by the Solana Trading Counterparty to the Trust was not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Solana Trading Counterparties may not conduct sufficient due diligence processes on the sources of their Solana or that their representations to the Sponsor may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Solana Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence proves to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust or the Sponsor under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Solana Custodian, under the Prime Execution Agreement and Solana Custody Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Unlike some digital assets, which have a limit on outstanding supply, there is no limit on the supply of Solana.

Some digital assets, such as bitcoin, have a limit on outstanding supply (a so-called “hard cap”) on the supply of outstanding digital assets. There is no hard cap on the supply of Solana, which will continue to be issued as a reward to validators for new blocks. As with many digital assets, the price of Solana is heavily influenced by supply and demand. If the supply of Solana is inflationary, then in the absence of deflationary forces, Solana could lose value, assuming the same amount of demand.

A temporary or permanent “fork” or a “clone” of the Solana Network could adversely affect the value of the Shares.

The Solana Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of Solana adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Solana Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Solana running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, the Ethereum network “forked” into ether and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of ether and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum network and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum network trading platforms through at least October 2016. An Ethereum network trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a fracturing of the network. After a hard fork, it may become easier for an individual validator or validating pool’s power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, making it more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of Solana at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork.

Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the DAO hack in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of Solana at the time of announcement or adoption. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016. A clone may also adversely affect the price of Solana at the time of announcement or adoption. A future fork in or clone of the Solana Network could adversely affect the value of the Shares or the ability of the Trust to operate.

In the event of a hard fork of the Solana Network, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Solana Network, the Sponsor will use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Solana Network, is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Solana, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, and validator and community engagement with, the Solana Network, along with market capitalization and trading activity. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Solana Custodian, security vendors and the Benchmark Provider on what is generally accepted as Solana and should therefore be considered “Solana” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Solana Network, the Solana Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s Solana holdings.

In the event of a hard fork of the Solana Network, the Solana Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer Solana on the Solana Custodian’s platform. Such a delay may be intended to permit the Solana Custodian to assess the resulting versions of the Solana Network, to determine how best to securely “split” the Solana from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Solana Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Solana Custodian’s operations are halted.

In addition, any losses experienced by the Solana Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including Solana, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are not uncommon on the Solana Network. Airdrops may be conducted by sending a token to the holders of set amounts of Solana or to particular public addresses on the Solana Network. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks; the Trust may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Asset.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable and, if possible, immediately, distribute such assets to the Sponsor. Once such assets have been acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition thereof. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

• the availability of a safe and practical way to take custody of the Incidental Right or IR Asset;

• the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

• whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to take custody of and secure such Incidental Right or IR Asset;

• the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

• whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Right or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop on the Solana Network (other than Solana), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

The Solana Network could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

The Solana Network is currently vulnerable to several types of attacks, including:

• “33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked Solana on the Solana Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.

• “50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked Solana on the Solana Network, a malicious actor would be able to gain full control of the Solana Network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

• “>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked Solana on the Solana Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward-and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks.

If a malicious actor, group or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of certain percentages of the validating power dedicated to validation on the Solana Network (often referred to as a “51% attack”, though the numerical thresholds vary in the proof-of-stake consensus mechanism of the Solana Network), it may be able to alter the Solana blockchain on which the Solana Network and Solana transactions rely. The Solana Network’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked Solana to vote in favor in order to finalize transactions and add blocks to the Solana blockchain. If the bad actor were to obtain 2/3 of the total Solana staked in validation processes, it is widely believed that the bad actor could construct fraudulent blocks, “double-spend” its own Solana (i.e., spend the same Solana in more than one transaction), or censor other users’ transactions by preventing them from being confirmed while continuing to validate and confirm its own transactions and earn the associated block reward, thereby enriching itself while also entrenching its own control of the Solana blockchain. If the bad actor were to obtain 1/3 of the total Solana staked in validation processes, the bad actor could prevent certain transactions from completing in a timely manner, or at all, and prevent the confirmation of other users’ transactions, though this would likely be temporary (since it would likely be penalized for inactivity leakage, resulting in the bad actor’s staked Solana being slashed, as defined below) and it likely could not double spend or propagate fraudulent blocks without the 66% supermajority of staked assets. With control of the respective threshold of total staked assets on the Solana Network, it could be possible for the malicious actor to control, exclude or modify the ordering of transactions on the Solana blockchain and prevent the confirmation of other users’ transactions, while continuing to earn new Solana and confirm its own blocks, for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Solana Network or the Solana community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Solana blockchain may be difficult or impossible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Solana Network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Solana Network could negatively impact the value of Solana and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the Solana Network, which could negatively impact the value of Solana and the value of the Shares.

Although there are no known reports of malicious control of the Solana Network, if groups of coordinating or connected Solana holders that together have more than 50% of outstanding Solana, were to stake that Solana and run validators, they could exert authority over the validation of Solana transactions. This risk is heightened if over 50% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of Solana, the feasibility of a malicious actor obtaining control of the validating power on the Solana Network will increase, which may adversely affect the value Solana and the value of the Shares.

A malicious actor may also obtain control over the Solana Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Solana Network, the risk that a malicious actor may be able to obtain control of the Solana Network in this manner exists. Moreover, it is possible that a group of Solana holders that together control more than 50% of outstanding Solana are in fact part of the initial or core developer group, or are otherwise influential members of the Solana community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding Solana, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Solana Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If validators exit the Solana Network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the Solana Network more vulnerable to a malicious actor obtaining control of a large percentage of staked Solana, which might enable them to manipulate the Solana blockchain by censoring or manipulating specific transactions, as discussed previously. If the Solana blockchain suffers such an attack, the price of Solana could be negatively affected, and a loss of confidence in the Solana Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana Network may adversely affect an investment in the Trust.

Spot markets on which Solana trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Digital asset markets, including spot markets for Solana, are growing rapidly. The digital asset trading platforms through which Solana and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of Solana for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring Solana from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as Solana on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which Solana trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Solana Blockchain and can slow down the mass adoption of Solana. Further, digital asset trading platform failures or the failure of any other major component of the overall Solana ecosystem can have an adverse effect on Solana markets and the price of Solana, and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of Solana trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in Solana generally and result in greater volatility in the market price of Solana and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a Solana trading platform may impact the Trust’s ability to determine the value of its Solana holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at Solana trading platforms makes them appealing targets for hackers and a number of digital asset trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences both for users of digital asset trading platforms and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset trading platform. The value of bitcoin and other digital assets immediately decreased by more than 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-e, a now-defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset trading platform, Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million. In May 2025, Coinbase disclosed a cybersecurity incident in which threat actors bribed overseas customer-support contractors to exfiltrate customer account data; although no customer funds or private keys in custody were reported compromised, Coinbase refused a $20 million ransom demand and estimated remediation and voluntary customer-reimbursement costs of between approximately $180 million and $400 million.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others, (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating that asset’s pricing; (3) hacking of digital asset custody or trading platforms; (4) malicious control of the underlying ledger; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for a digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300 million to $600 million of digital assets were removed from FTX. The full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in Solana, may adversely impact pricing trends in Solana markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Solana trading platforms on which Solana trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the global digital asset trading market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Solana and/or negatively affect the market perception of Solana. If they were to affect trading at a trading platform which is used to calculate the CME CF Solana – Dollar Reference Rate – New York Variant, they could cause the Trust’s NAV to be calculated incorrectly and cause Shareholders to suffer losses.

To the extent that wash trading either occurs or appears to occur on trading platforms on which Solana trades, investors may develop negative perceptions about Solana and the digital assets industry more broadly, which could adversely impact the price of Solana and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Solana trading platforms on which Solana trades may be susceptible to “front-running,” which refers to the process when someone uses access to confidential information, or technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running can occur via manipulation of transaction validation and mining processes, or the theft or misappropriation of confidential information by insiders. To extent that front-running occurs in Solana markets, it may result in concerns as to the price integrity of digital asset trading platforms and digital assets more generally.

Momentum pricing.

The market price of Solana is not based on any kind of claim, nor is it backed by any physical asset. Instead, the market value depends in part on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market price of Solana and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, Solana may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of Solana and, in turn, an investment in the Trust.

The value of Solana as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of Solana has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the price of Solana, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of digital assets will fall to a fraction of their current value, or even to zero. Solana has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Political or economic crises may motivate large-scale sales of Solana, which could result in a reduction in the price of Solana and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, Solana is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of Solana, either globally or locally. Large-scale sales of Solana would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of Solana is pseudonymous, and the supply of accessible Solana is unknown. Entities with substantial holdings in Solana may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of Solana and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own Solana or the quantity of Solana that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early Solana adopters hold a significant proportion of the Solana that has been created to date. There are no regulations in place that would prevent a large holder of Solana from selling Solana it holds. To the extent such large holders of Solana engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of Solana and adversely affect an investment in the Shares.

Due to the nature of private keys, Solana transactions are irrevocable and stolen or incorrectly transferred Solana may be irretrievable. As a result, any incorrectly executed Solana transactions could adversely affect an investment in the trust.

Solana transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the Solana blockchain, an incorrect transfer of cryptocurrency, such as Solana, or a theft of Solana generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of Solana will regularly be made to or from the Trust’s accounts at the Solana Custodian or any Future Solana Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s Solana could be transferred from the Trust’s account at the Solana Custodian or the Additional Solana Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s Solana is handled by the Solana Custodian or any Future Solana Custodian, and the transfer of Solana to and from Solana Trading Counterparties, Authorized Participants and Authorized Participant Designees is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Solana Custodian and any Future Solana Custodian to safeguard the Trust’s Solana holdings, as well as the procedures and internal controls of the Trust’s Administrator.

However, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s Solana could be transferred from the Trust’s Solana Account in incorrect amounts or to unauthorized third parties, or to incorrect destination addresses on the Solana Network.

Alternatively, if the Solana Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s Solana holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its Solana, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s Solana holdings are stolen, including from or by the Solana Custodian, the Trust could lose some or all of its Solana holdings, which could adversely impact an investment in the Shares of the Trust.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset trading platform Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s Solana through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Solana. The Trust will also be unable to convert or recover its Solana transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect Solana Network operations, which may adversely affect the Solana industry and an investment in the Trust.

The Solana Network relies on the internet. A significant disruption of internet connectivity could disrupt the Solana Network’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Solana Network, participants may lose faith in the security of Solana, which could affect Solana’s value and consequently the value of the Shares.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer Solana could have a material adverse effect on the price of Solana and the value of an investment in the Shares.

Decentralized governance of the Solana Network could have a negative impact on the performance of the Trust.

The governance of decentralized networks, such as the Solana Network, is by voluntary consensus and open competition. In other words, the Solana Network has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the Solana Network may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the Solana Network has been overseen by Solana Labs, the Solana Foundation, and other core developers. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. However, the Solana Network would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Solana Network. As a general matter, the governance of the Solana Network generally depends on most of members of the Solana community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Solana Network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. The Solana Network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, validators, and developer talent to abandon the Solana Network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of Solana to decline. If the Solana community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of Solana.

The open-source structure of the Solana Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Solana Network protocol. A failure to properly monitor and upgrade the Solana Network protocol could damage the Solana Network and an investment in the trust.

The Solana Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Solana development. As new Solana are rewarded solely for validator activity (other than the 500 million minted in 2018 upon launch of the Solana testnet) and are not sold on an ongoing basis to generate revenue to support development activity, and the Solana Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Solana Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Solana Network and the core developers may lack the resources to adequately address emerging issues with the Solana Network protocol. Although the Solana Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ETH decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ETH. In the event a high-profile contributor to the Solana Network is perceived as no longer able to contribute to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of Solana, which could adversely impact the value of the Shares.

In another example, FTX, one of the largest Digital asset trading platforms at the time, experienced a high-profile collapse in November 2022. Along with its CEO Sam Bankman-Fried and Alameda Research (a digital asset trading firm also owned by Bankman-Fried), FTX had provided substantial financial and developmental support to the Solana project. Bankman-Fried was also a strong and vocal supporter of Solana and the Solana Network. It does not appear, however, that FTX, Alameda Research, or any other Bankman-Fried-affiliated entity had a formal relationship with Solana Labs or the Solana Foundation, or that Solana Labs or the Solana Foundation were involved in any of FTX, Alameda Research or Bankman-Fried’s alleged misconduct. Based on public information it does not appear that FTX or Alameda Research operated a validator node on the Solana Network. The price of Solana fell severely immediately following the news of FTX’s insolvency (although it has since recovered substantially).

In the event a high-profile contributor to the Solana Network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of Solana, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Solana Network.

In addition, a bad actor could also attempt to interfere with the operation of the Solana Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Solana Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Solana Network and an investment in the Trust may be adversely affected.

Double-spending risks.

The Solana Network is designed to be resistant to double-spending risks through its consensus algorithm. The consensus protocol ensures that once a transaction is confirmed by a majority of trusted validators, it is difficult to reverse. If the consensus mechanism fails (e.g., due to a significant portion of validators being compromised), conflicting transactions could potentially be validated by different parts of the network. Additionally, if a malicious actor controlled or colluded with a majority of validators, they could attempt to manipulate the ledger to allow a double spend. Additionally, a highly sophisticated network attack that isolates parts of the network could theoretically lead to inconsistent views of the ledger.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying Solana could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal Solana held by others, which could adversely affect the demand for Solana and therefore adversely impact the price of Solana and the value of the Shares. Even if a digital asset other than Solana were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including Solana, and therefore adversely affect the value of the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in Solana could have a negative impact on the price of Solana and adversely affect the value of the Shares.

As of June 1, 2026, Solana was the seventh largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of June 1, 2026, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $2.28 trillion (including the approximately $42 billion market cap of Solana), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. Solana faces competition from a wide range of digital assets, including bitcoin and ether. Solana is also supported by fewer regulated trading platforms than more established digital assets, such as bitcoin and ether, which could impact its liquidity. In addition, Solana is in direct competition to other smart contract platforms, such as ether, Polkadot, Avalanche and Cardano. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as EOS, Tezos, Tron, and numerous others, could have a negative impact on the demand for, and price of, Solana and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Solana Network, may be the target of ill will from users of other digital asset networks. These users may attempt to negatively impact the use or adoption of the Solana Network.

Investors may invest in Solana through means other than the Shares, including through direct investments in Solana and other potential financial vehicles, possibly including securities backed by or linked to Solana and digital asset financial vehicles similar to the Trust, or other futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Solana directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of Solana are formed and represent a significant proportion of the demand for Solana, large creations or redemptions of the securities of these digital asset financial vehicles, or private funds holding Solana, could negatively affect the Pricing Benchmark, the Trust’s Solana holdings, the price of the Shares and the NAV of the Trust.

Congestion or delay in the Solana Network may negatively impact the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Solana Network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Solana Network. Any delay in the Solana Network could affect the Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s ability to buy or sell Solana at an advantageous price resulting in decreased confidence in the Solana Network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Solana Network and the value of the Trust would be adversely affected.

In addition, the Trust's issuance and maintenance of Tokenized Shares depends on the Ethereum blockchain. Congestion, delays, or disruptions on the Ethereum network could impair Superstate's ability to mint, burn, or transfer Tokenized Shares in a timely manner, result in settlement delays for holders of Tokenized Shares, or otherwise adversely affect the interests of Tokenized Shareholders independent of any impact on the Solana Network or the value of the Trust's assets.

Risks Associated with the Pricing Benchmark, SRR and CME Solana Real Time Price

The Pricing Benchmark, SRR and CME Solana Real Time Price each have a limited history.

The Pricing Benchmark, which was introduced on September 16, 2024, is based on materially the same methodology (except calculation time) as the SRR, which was first introduced on April 25, 2022. The Pricing Benchmark and the SRR have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of Solana in the future. Neither the CME Group nor the Benchmark Provider has any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee.

Although the Pricing Benchmark is intended to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of Solana on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of Solana based on the volume-weighted price of Solana on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of Solana as represented by the Pricing Benchmark. It is possible that the price of Solana on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Solana, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of Solana. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of Solana and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of Solana may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of Solana used in Pricing Benchmark calculations and, therefore, could adversely affect the Solana price as reflected by the Pricing Benchmark.

The Constituent Platforms have changed over time. Upon the launch of the SRR in 2022, the Constituent Platforms were Coinbase, Gemini and Kraken. LMAX Digital was added a Constituent Platform in February 2025, Bitstamp in July 2025 and Crypto.com in August 2025. The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Pricing Benchmark, see “THE TRUST AND SOLANA PRICES—The CME CF Solana – Dollar Reference Rate – New York Variant.”

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither the CME Group nor the Benchmark Provider guarantees the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The CME Solana Real Time Price also has a limited history and shares some of the same structural and methodological features and risks as the Pricing Benchmark. The Trust utilizes the CME Solana Real Time Price to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the Solana market price of Solana, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the CME Solana Real Time Price is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the Pricing Benchmark and CME Solana Real Time Price are designed to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets not included among the Constituent Platforms of the Pricing Benchmark and CME Solana Real Time Price, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate Solana price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value Solana, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of Solana provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” Solana will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Solana, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of Solana. To the extent such prices differ materially from the market price for Solana, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” Solana will be a common occurrence.

The Pricing Benchmark could fail to track the global Solana price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of Solana on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of Solana based on the volume-weighted price of Solana on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of Solana as represented by the Pricing Benchmark. It is possible that the price of Solana on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Solana, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of Solana. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of Solana differs materially from the global market price of Solana and/or that third parties are able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s Solana may be volatile, adversely affecting the value of the Shares.

The price of Solana on public digital asset trading platforms has a limited history, and during this history, Solana prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of Solana generally, remains subject to volatility experienced by digital asset trading platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of Solana as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of Solana and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with the U.S. generally accepted accounting principles (“GAAP”). To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust determines the NAV of the Trust on each business day based on the value of Solana as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value Solana in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust are determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of Solana in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s Solana holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of Solana trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of Solana.

Shareholders also should note that the size of the Trust in terms of total Solana held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s Solana holdings or Solana holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Risks Associated with Staking

Staking may subject the Trust to risks, which in the future may include loss of rewards, slashing penalties and operational uncertainties.

The Trust currently stakes 100% of its Solana from a Trust Solana Account maintained at the Solana Custodian. This Solana is delegated to validator(s) operated by the Staking Agent(s). The staked Solana remains in the custody of the Solana Custodian, but is locked during the staking process, subject to a cooldown period of up to one epoch (typically two days) upon undelegation before it becomes fully liquid and transferable again. This results in certain liquidity risks that the Sponsor seeks to manage pursuant to the Liquidity Policies.

Solana uses a delegated proof-of-stake (DPoS) consensus mechanism with a unique architecture that includes a proof-of-history (PoH) component to sequence events on the blockchain. Participants who stake Solana delegate their tokens’ “stake weight” to one or more validators. These validators then participate in consensus by employing the Solana Network protocol. While slashing is not currently enabled on the Solana Network and as such, to date, there have not been any recorded incidents of slashing, there are proposals for its implementation. It remains unclear exactly how or when, if at all, slashing will be introduced. In this regard, the Solana community has adopted SIMD-0204, which introduced an on-chain program that verifies and records certain slashable validator violations, as a foundational step toward slashing, and SIMD-0212, which would establish the economics and implementation of slashing penalties, remains under community discussion and subject to a future governance vote. Full slashing functionality is generally not expected to be activated before the implementation of the Alpenglow consensus upgrade described elsewhere in this Prospectus. Nevertheless, if a validator operated by a Staking Agent to which the Trust’s Solana has been delegated is slashed by the Solana Network, a variable amount of assets of the Trust will be burned by the Solana Network and irretrievable by the Trust, causing loss. There is no assurance that the Staking Agents will not act maliciously or be subject to slashing penalties or that the Trust will be able to recover any percentage of Solana that has been subject to slashing penalties.

While staking Solana offers the potential to derive additional Solana, it also exposes the Trust to several risks. The Trust’s staking is dependent on the performance and uptime of the validators operated by the Staking Agents to which the Trust’s Solana has been delegated for staking. Although the Solana Network has historically not implemented slashing functionality, its protocol architecture allows for slashing to be expanded or enforced more aggressively in the future via validator consensus or governance upgrades. Any future addition of slashing could result in the partial or complete loss of the Trust’s staked Solana and may materially and adversely affect the value of the Trust’s assets and the NAV of the Shares.

Additionally, staking involves operational reliance on the Solana Custodian and Staking Agents. The Solana Custodian is responsible for establishing and maintaining the Trust Staking Account(s) and for facilitating the delegation of Solana. The Staking Agents are responsible for validator infrastructure and ongoing management of the delegation process. If the Solana Custodian or Staking Agents experience operational or other difficulties, terminate their services, fail to comply with regulations, raise their prices or dispute key intellectual property rights sold or licensed to, the Trust, the Trust could suffer losses. The Trust may also suffer the consequences of the Solana Custodian’s or a Staking Agent’s mistakes. If the validators fail to behave as expected, default, fail to perform, suffer cybersecurity attacks, experience security issues or encounter other problems, the assets of the Trust may be irretrievably lost. If the software utilized by the Staking Agent to conduct staking goes off-line or if the staking software vouches for an invalid transaction, the Trust may suffer the loss of its staked Solana. Replacing a Staking Agent or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust’s staking activities could be interrupted or disrupted, or the Trust could suffer a loss. The Solana Custodian’s and a Staking Agent’s liability for the performance or misconduct is limited pursuant to the terms of the Solana Staking Custody Agreement and Staking Services Agreement, as applicable, which both significantly limit the Trust’s recourse in the event that the Trust’s staking activities are interrupted or disrupted or the Trust otherwise suffers a loss relating to its staking activities.

Further, the Trust’s assets (including any amounts created or earned through staking) are not insured by the FDIC, SIPC or any other governmental or private agency. In the event of a service disruption, or other failure, there can be no guarantee that the Trust will recover any of its staked Solana, or the corresponding value of such assets. Staking rewards are also subject to fluctuation and may vary depending on network participation rates, protocol-level parameters, validator performance, and other on-chain dynamics beyond the control of the Trust, the Sponsor, the Solana Custodian or the Staking Agents.

The Trust’s staking could impair its ability to satisfy Redemption Orders on a timely basis.

The Trust currently stakes 100% of its Solana from a Trust Staking Account maintained at the Solana Custodian. Accordingly, that staked Solana is subject to the Solana Network’s cooldown period before it can be transferred or sold. When the Trust receives a Redemption Order, the Sponsor initiates a request to un-stake an amount of staked Solana sufficient to satisfy the Redemption Order. Once the cooldown period is complete, the Sponsor, on behalf of the Trust, has complete control over the Solana, including the ability to directly distribute the Solana in connection with an In-Kind Redemption Order or sell it for cash in connection with a Cash Redemption Order. Under normal market conditions, the cooldown period is expected to be 48 hours or less. Accordingly, the Trust intends to meet redemptions on a “T+2” basis.

However, there may be circumstances pursuant to which the cooldown period lasts for longer than two days, impairing the Trust’s ability to meet redemption requests on a T+2 basis, meaning that the Trust will not be able to make redemption distributions on the second business day following a properly submitted and accepted Redemption Order without taking additional action. The Solana Network utilizes what is known as an “epoch-based” staking mechanism. When a user on the Solana Network (such as the Sponsor) initiates a request to un-stake, the request does not take effect immediately. It is queued and only processed at the end of the epoch. Each epoch on the Solana Network lasts approximately two days. As a result, if the un-stake request is issued just after a new epoch has begun, the Trust may have to wait nearly a full epoch before its Solana begins transitioning to an inactive (withdrawable) state. This means the total un-staking period could extend beyond two days. This could occur as a result of factors outside of the Trust’s control, such as if the validator that it is utilizing to stake its Solana is offline, lagging or underperforming and its un-stake request is not processed at the desired time. Additionally, an extended cooldown period could occur during periods of uniquely high transaction volume on the Solana Network or general network instability on the Solana Network. Furthermore, if the Solana Network undergoes a network upgrade, the cooldown period for staked Solana could extend beyond two days.

For these, or any other reason, the Trust’s Solana may not become un-staked in a timely enough fashion to satisfy Redemption Orders on a T+2 basis without taking additional action. This risk is especially heightened during periods of heightened market volatility. A circumstance where the Trust was unable to satisfy Redemption Orders could have significant negative consequences for the Trust. Disruptions to the Trust’s creation and redemption mechanism could widen the bid-ask spreads for the Shares or cause Shares to trade at an increased premium or discount to NAV.

Although the Sponsor monitors and manages liquidity risk pursuant to the Liquidity Policies, there remains a possibility that Redemption Orders could exceed the unstaked Solana available for immediate withdrawal. In such cases, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely. Monitoring and risk management procedures, while designed to mitigate such risks, cannot eliminate them entirely, particularly in the event of extreme or unforeseen market conditions, sudden spikes in Redemption Orders, or operational disruptions. There is no assurance that the Sponsor’s Liquidity Policies will prove successful and that there may be times when the Trust may delay settlement of a Redemption Order or temporarily suspend the right of redemption entirely. While pursuant to the terms of the Authorized Participant Agreements the Trust may have the ability to defer settlement for a certain time if there are insufficient unstaked assets to meet Redemption Orders (long settlement), there can be no assurance that this will be sufficient to meet all Redemption Orders or that the Trust’s contractual long settlement right will be adequate to meet the Trust’s settlement obligation to Authorized Participants. If not, the Trust could be in default to such Authorized Participants. As a result, investors may still face delays or restrictions on redemptions if the volume of requests surpasses the Trust’s available unstaked Solana, or the Trust could face penalties, costs, damages, or other losses in connection with its settlement obligations to Authorized Participants, which could adversely affect the value or liquidity of, or cause losses in connection with an investment in the Shares. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust. Investors seeking an investment that is not subject to heightened liquidity risk should not purchase Shares.

In the event that on a given day the amount of unstaked Solana is insufficient to meet Redemption Orders received by the Trust, pursuant to the Liquidity Policies, the Trust may utilize a Contingent Liquidity Arrangement. Under such an arrangement, the Trust may enter into a credit facility that allows the Trust to borrow cash or Solana to meet its current obligations. If the Trust draws cash or Solana under any such credit facility, the Trust may incur additional expenses in the form of interest on its indebtedness or other costs of borrowing. In addition, the Sponsor, on behalf of the Trust, may seek to engage in a transaction with a third-party pursuant to which the Trust exchanges the Solana subject to its un-stake request (that will be freely transferable upon completion of the cool-down request) (“Moderately Liquid Solana”) for Solana that is un-staked and freely transferable (“Highly Liquid Solana”). The Highly Liquid Solana that the Trust receives in this transaction will be used to satisfy the applicable Redemption Order(s). The amount of Solana sold by the Trust under such circumstances will not exceed the amount necessary to satisfy the applicable Redemption Order(s). Such trades are expected to occur at a spread, requiring the Trust to deliver a greater quantity of Moderately Liquid Solana in order to receive an equivalent amount of Highly Liquid Solana. While this spread is not expected to be significant, it will have the effect of decreasing the amount of Solana represented by a Share of the Trust.

For additional information on the Liquidity Policies, please see “STAKING – LIQUIDITY POLICIES AND PROCEDURES.”

The treatment of staking under U.S. federal securities laws may be unsettled.

On May 29, 2025, the staff of the SEC’s Division of Corporation Finance issued its “Statement on Protocol Staking Activities” (the “Staking Statement”). The Staking Statement gave the staff’s view regarding staking on networks that use PoS as a consensus mechanism that certain of such activities do not involve the offer and sale of securities within the meaning of the 1933 Act and the Exchange Act. Accordingly, under such an interpretation, the participants of such staking activities do not need to register such transactions with the SEC under the 1933 Act. Immediately following the issuance of the Staking Statement, SEC Commissioner Crenshaw provided a dissenting statement indicating her belief the conclusion expressed in the Staking Statement were erroneous and that certain transactions covered by the Staking Statement do involve the purchase and sale of securities within the meaning of the federal securities laws. Subsequently, on March 17, 2026, the SEC and the CFTC jointly issued an interpretive release, discussed elsewhere in this Prospectus, stating that protocol staking activities do not involve the offer and sale of securities. The release is an interpretive statement, does not have the force and effect of law, is not binding on courts, and may be modified or withdrawn in the future. The Sponsor believes its staking program is of the type described in the Staking Statement and therefore does not involve the purchase and sale of securities. However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position contrary to the views expressed in the Staking Statement, the Trust or its service providers may be deemed to be in violation of the 1933 Act, the Exchange Act, the Investment Company Act or other applicable law.

Solana staking may result in adverse tax consequences for Shareholders.

The staking of the Trust’s Solana is expected to result in the Trust obtaining additional Solana. It is possible that some or all of such obtained Solana may be treated as ordinary income for tax purposes. To the extent that such Solana are regarded as ordinary income, an investor in the Shares is expected to experience a taxable event. Thus, the Trust’s participation in Solana staking could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in Solana and, consequently, the Trust, is speculative. The price of Solana is volatile, and market movements of Solana are difficult to predict. Supply and demand change rapidly and are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objectives or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of Solana held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Different from directly owning Solana.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased Solana directly. The differences in performance may be due to factors such as fees and transaction costs and proceeds from staking activities. Investors will also forgo certain rights conferred by owning Solana directly, such as the right to claim airdrops. See “RISK FACTORS—Risks Associated with Solana and the Solana Network—Shareholders may not receive the benefits of any forks or “airdrops.”

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of Solana.

The Sponsor does not actively manage the Solana held by the Trust. This means that the Sponsor does not sell Solana at times when its price is high, or acquire Solana at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Solana investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the price of Solana.

The value of the Shares may be influenced by a variety of factors unrelated to the price of Solana that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following:

•
Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of Solana have been developed specifically for this product;
•
The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;
•
The manual transfer process required to move Shares between traditional book-entry form through DTC and tokenized form on the Superstate platform involves multiple intermediary steps, including movement through [●]'s direct registration system, and is subject to operational delays, errors, or failures at any point in the transfer chain that could prevent or delay investors from accessing their Shares in the desired form;
•
The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust Solana Accounts with the Solana Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;
•
The Trust relies on Superstate, as its Digital Transfer Agent, to maintain records of Tokenized Shareholders, administer the Allowlist, and facilitate the minting, burning, and transfer of Tokenized Shares on the Ethereum blockchain, and unanticipated problems with Superstate’s platform, technical infrastructure, or recordkeeping systems — or disruptions to the reconciliation between Superstate’s records and those maintained by [●] as the Trust’s recordkeeping Transfer Agent — could adversely affect holders of Tokenized Shares and the Trust’s ability to operate the Tokenized Share program as intended; or
•
Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy-enhancing features to the Solana Network may increase the potential for Solana to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell Solana may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that a Solana spot market or governmental authority may suspend or restrict trading in Solana altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting Solana or other issues affecting counterparties. Solana is a new asset with a very limited trading history. Therefore, the markets for Solana may be less liquid and more volatile than other markets for more established products.

Holders of Tokenized Shares may face additional liquidity constraints not present for holders of DTC Shares, including eligibility requirements for participation on the Superstate platform, Allowlist restrictions that may limit the pool of potential transferees, and operational delays associated with the manual transfer process required to convert Tokenized Shares back to traditional book-entry form through DTC. These constraints could limit a Tokenized Shareholder's ability to exit their position in a timely manner, particularly during periods of market stress.

The NAV may not always correspond to the market price of Solana and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s Solana holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of Solana.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although some creations and redemptions may take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of Solana per Share.

Shareholders also should note that the size of the Trust in terms of total Solana held may change substantially over time and as Baskets are created and redeemed.

When acquiring Solana in connection with a Cash Creation Order, it is possible that the Trust will pay a higher price for Solana than the value ascribed to Solana by the Pricing Benchmark, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the price the Trust actually paid for the Solana rather than on the value of Solana ascribed by the Pricing Benchmark. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between the Exchange and digital asset trading platforms, and holders of Tokenized Shares may face additional timing and pricing risks when transacting through the Superstate platform.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset trading platforms, including the Constituent Platforms of the Pricing Benchmark. Additionally, Shares may be traded at other times and in other venues. While U.S. equity markets are open for trading in the Shares for a limited period each day, the Solana market is a 24-hour marketplace; however, trading volume and liquidity on the Solana market are not consistent throughout the day and digital asset trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial-of-service attacks and other reasons. As a result, during periods when U.S. equity markets are open but large portions of the Solana market are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

During periods when U.S. equity markets are closed but digital asset trading platforms are open, significant changes in the price of Solana could result in a difference in performance between the price of Solana and the most recent Share price. To the extent that the price of Solana moves significantly in a negative direction after the close of U.S. equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of Solana drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Holders of Tokenized Shares who perform permitted transfers through the Superstate platform are not subject to Exchange trading hours but may face different timing constraints, including Superstate platform operating hours, Allowlist eligibility requirements, and the manual transfer process required to convert Tokenized Shares to DTC Shares for trading on the Exchange. As a result, Tokenized Shareholders seeking to sell their Shares on the Exchange may be unable to do so until the manual transfer process is complete, during which time the price of Solana or the market price of the Shares may move adversely. Tokenized Shareholders should be aware that the protections and mechanisms available to Exchange traders — including real-time pricing, bid-ask spreads, and market maker activity — may not be available to them when transacting through the Superstate platform.

The Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Buying activity associated with purchases of Solana by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Creation Orders may cause the price of Solana to increase, which will result in higher prices for the Shares. Increases in Solana prices may also occur as a result of Solana purchases by other market participants who attempt to benefit from an increase in the market price of Solana when Baskets are created. The market price of Solana may therefore decline immediately after Baskets are created.

Selling activity associated with sales of Solana by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Redemption Orders may decrease Solana prices, which will result in lower prices for the Shares. Decreases in Solana prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of Solana by the Sponsor, an Authorized Participant or Authorized Participant Designee and other market participants may have on the price of Solana, other exchange-traded products or large private investment vehicles with similar investment objectives (if developed) could represent a substantial portion of demand for Solana at any given time and the sales and purchases by such investment vehicles may impact the price of Solana. If the price of Solana declines, the trading price of the Shares will generally also decline.

Redemption Liquidity Risk.

Although the Sponsor monitors and manages liquidity risk pursuant to the Liquidity Policies, there remains a possibility that Redemption Orders could exceed the unstaked Solana available for immediate withdrawal. In such cases, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely. Monitoring and risk management procedures, while designed to mitigate such risks, cannot eliminate them entirely, particularly in the event of extreme or unforeseen market conditions, sudden spikes in Redemption Orders, or operational disruptions. There is no assurance that the Sponsor’s Liquidity Policies will prove successful and that there may be times when the Trust may delay settlement of a Redemption Order or temporarily suspend the right of redemption entirely. While pursuant to the terms of the Authorized Participant Agreements the Trust may have the ability to defer settlement for a certain time if there are insufficient unstaked assets to meet Redemption Orders (long settlement), there can be no assurance that this will be sufficient to meet all Redemption Orders or that the Trust’s contractual long settlement right will be adequate to meet the Trust’s settlement obligation to Authorized Participants. If not, the Trust could be in default to such Authorized Participants. As a result, investors may still face delays or restrictions on redemptions if the volume of requests surpasses the Trust’s available unstaked Solana, or the Trust could face penalties, costs, damages, or other losses in connection with its settlement obligations to Authorized Participants, which could adversely affect the value or liquidity of, or cause losses in connection with an investment in the Shares. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust. Investors seeking an investment that is not subject to heightened liquidity risk should not purchase Shares.

The inability of Authorized Participants and market makers to hedge their Solana exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Orders and Redemption Orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient Solana liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of Solana, wide spreads between prices quoted on different Solana trading platforms, the closing of Solana trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to Solana may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of Solana may be problematic if the process for the creation and redemption of Baskets encounters difficulties, including difficulties specific to the creation and redemption of Tokenized Shares, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of Solana to and by the Solana Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of Solana, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent, Solana Custodian, an Authorized Participant or Authorized Participant Designee, the closing of Solana trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Solana Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to create or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Solana may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Solana Network, the processing of transactions on the Solana Network may be disrupted, which in turn may prevent Solana Trading Counterparties, Authorized Participants, Authorized Participant Designees or other market participants from depositing or withdrawing Solana from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of Solana and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for Solana should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering Solana in return for Baskets, the price of Shares may diverge from the price of Solana.

In addition, the creation and redemption process for Tokenized Shares involves additional steps and dependencies not present for DTC Shares, including Superstate’s minting and burning of Tokenized Shares on the Ethereum blockchain and the reconciliation of Superstate’s records with those of [●] as the Trust’s recordkeeping Transfer Agent. Disruptions to the Ethereum network, the Superstate platform, or the reconciliation process could impair the ability of Authorized Participants to settle Basket creations or redemptions in tokenized form or to complete related conversions, which could adversely affect the ordinary arbitrage process for the Shares and contribute to premiums or discounts in the Shares trading on the Exchange, or otherwise adversely affect holders of Tokenized Shares.

Investors may be adversely affected by Creation Orders or Redemption Orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or creation settlement date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a Creation Order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Solana Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Solana Network, disruption to or outage of the Ethereum Network or the Superstate platform, failure of Superstate’s minting or burning mechanisms, inability to reconcile Tokenized Share records between Superstate and [●], hacking, cybersecurity breach, or power, internet, or Solana Network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying Solana.

In addition, with respect to Tokenized Shares specifically, the Trust may suspend or postpone creations or redemptions where disruptions to the Ethereum network, the Superstate platform, or the Allowlist prevent the timely minting, burning, or transfer of Tokenized Shares, or where Superstate is otherwise unable to perform its obligations as the Trust’s digital transfer agent. Any such suspension or postponement could adversely affect holders of Tokenized Shares and may cause Shares, whether held as Tokenized Shares or DTC Shares, to trade at levels materially different from NAV.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s Solana investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. The value of Solana or other digital asset investments valued using techniques other than those employed by the Pricing Benchmark, including “fair valuation measures,” may differ from the value of Solana determined by reference to the Pricing Benchmark.

If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate Solana price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value Solana, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of Solana provided by a Secondary Source. If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” Solana will be a common occurrence.

As an owner of Shares, you do not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “MANAGEMENT; VOTING BY SHAREHOLDERS.”

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: Solana. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with Solana. By concentrating its investment strategy solely on Solana, any losses suffered as a result of a decrease in the price of Solana can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing Solana or other digital asset, commodity or currency exposure or to speculate on the price of Solana. Speculation on the price of Solana may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of Solana.

As the Sponsor and its management have a limited history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has only a limited history of past performance in managing a Solana exchange-traded product, which remains a novel type of investment product. In addition, the Sponsor is not, and the Sponsor believes it is not required to be, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) or a commodity pool operator or commodity trading adviser under the Commodity Exchange Act. The past performance of the Sponsor’s management in other positions, including their experiences in private funds that hold Solana and traditional exchange-traded funds investing in securities, are an imperfect indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of Solana and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Solana Network, thefts can be difficult to trace, which may make Solana a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Transfer Agent, the Digital Transfer Agent, the Marketing Agent, the Administrator, the Cash Custodian, the Solana Custodian or an Authorized Participant) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of the internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s Solana held in the Trust Solana Accounts at the Solana Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s Solana and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, Sponsor, Solana Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s Solana may be subject to theft, loss, destruction or other attack.

With respect to Tokenized Shares, the Trust also relies on Superstate’s platform infrastructure and the Ethereum blockchain smart contracts used to mint, burn, and transfer Tokenized Shares. Superstate’s platform represents an additional potential target for hackers, malware, and cyber-attacks. A security breach affecting Superstate’s systems could result in unauthorized access to Tokenized Share records, improper minting or burning of Tokenized Shares, or loss of Tokenized Shareholder data. In addition, holders of Tokenized Shares are responsible for maintaining the security of their own digital wallets used to hold Tokenized Shares on the Ethereum blockchain. The loss, theft, or compromise of a holder’s digital wallet private keys could result in the holder being unable to access, transfer or dispose of its Tokenized Shares. Any freeze, recovery, reissuance or correction may be unavailable, delayed or dependent on Superstate’s procedures, applicable law and the cooperation of relevant intermediaries. . Unlike traditional book-entry Shares held through DTC, losses resulting from digital wallet compromises or smart contract exploits affecting Tokenized Shares may be irreversible and unrecoverable, and the Trust, the Sponsor, and Superstate may have limited or no ability to restore lost or stolen Tokenized Shares.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Trust’s Solana. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Solana Custodian’s or Prime Execution Agent’s operations or implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, Prime Execution Agent, Solana Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust Solana Accounts with the Solana Custodian or the Trust’s Trading Balance with the Prime Execution Agent, the private keys (and therefore Solana) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, Solana Custodian, Prime Execution Agent or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, Solana Custodian or Prime Execution Agent may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust Solana Accounts with the Solana Custodian or the Trust’s Trading Balance with the Prime Execution Agent could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of Solana are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Solana Custodian and Prime Execution Agent have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Solana Custodian’s or Prime Execution Agent’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s Solana. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s Solana.

The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor, Solana Custodian and Prime Execution Agent utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s Solana from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor, Solana Custodian and Prime Execution Agent employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor, Solana Custodian and Prime Execution Agent are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s Solana and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

With respect to Tokenized Shares, the Trust also relies on Superstate’s risk management processes and policies to safeguard Tokenized Share records, administer the Allowlist, and maintain the integrity of the minting and burning mechanisms on the Ethereum blockchain. There can be no assurance that Superstate’s risk management processes will prove adequate to prevent unauthorized access, recordkeeping errors, or other losses affecting holders of Tokenized Shares.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of Solana.

In addition, the Trust competes with direct investments in Solana, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

To the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Solana is a novel asset with a very limited trading history. Therefore, the markets for Solana may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities or more well-known digital assets such as bitcoin or ether. As of July 28, 2025, the market capitalization of Solana was $100,344,506,829 and had an average daily trading volume of $236,856,139. Comparatively, bitcoin had a market capitalization of $2,338,806,283,252 and an average daily trading volume of $1,184,728,784 and ether had a market capitalization of $454,534,508,197 and an average daily trading volume of $468,361,514. Both bitcoin and ether are held by exchange-traded products with a structure substantially similar to the Trust.

It may be difficult to execute a Solana trade at a specific price when there is a relatively small volume of buy and sell orders in the Solana market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its Solana. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in Solana, which is highly concentrated.

Holders of Tokenized Shares face additional liquidity risks beyond those described above. The Superstate platform through which Tokenized Shares are transferred does not operate as an exchange and does not provide the same market-making, bid-ask spread, or price discovery mechanisms available on the Exchange. The pool of potential transferees for Tokenized Shares is further constrained by Allowlist eligibility requirements, which limit transfers to approved participants on the Superstate platform. . If a holder of Tokenized Shares wishes to sell its Shares and no active market exists on the Exchange, and the holder is unable to identify an Allowlisted counterparty or convert the Tokenized Shares into DTC Shares in a timely manner, they may be required to first convert their Tokenized Shares to DTC Shares through the manual transfer process before accessing Exchange liquidity, which could result in additional delays and losses during periods of market stress when liquidity is most needed.

The Trust’s Solana may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s Solana could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Solana Custodian or Prime Execution Agent associated with Trust’s Solana. The Sponsor believes that the Solana Custodian’s and Prime Execution Agent’s operations are an appealing target to hackers or malware distributors seeking to destroy, damage or steal Solana or private keys. Although the Solana Custodian and Prime Execution Agent use multiple means and layers of security to minimize the risk of loss, damage and theft, neither the Solana Custodian, the Prime Execution Agent nor the Sponsor can guarantee that such security will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s Solana could also be restricted by natural events (such as an earthquake or flood), human actions (such as a terrorist attack) or security or compliance measures (such as in response to a hard fork). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Several factors may affect the Trust’s ability to achieve its investment objectives on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objectives include: (1) the Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s ability to purchase and sell Solana in an efficient manner to effectuate Creation Orders and Redemption Orders; (2) transaction fees associated with the Solana Network; (3) the Solana market becoming illiquid or disrupted; (4) the Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which Solana trades, resulting in the inability of the Authorized Participants to execute intended portfolio transactions; (7) operational or methodological issues with the Pricing Benchmark that result in the benchmark used by the Trust not accurately representing the true value of the Trust’s Solana holdings; and (8) accounting standards.

The amount of Solana represented by a Share will decline over time.

The amount of Solana represented by a Share will continue to be reduced during the life of the Trust due to the transfer of the Trust’s Solana to pay the Sponsor Fee and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of Solana. In addition, in the very rare event that Trade Credits (as defined below) are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust.

Each outstanding Share represents a unit of undivided beneficial ownership of the Trust. The Trust does not generate any income and transfers Solana to pay the Sponsor Fee, and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. Therefore, the amount of Solana represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of Solana or cash used to acquire Solana over time, as the amount of Solana required to create Shares proportionally reflects the amount of Solana represented by the Shares outstanding at the time of such Basket being created. Assuming a constant Solana price, the trading price of the Shares is expected to gradually decline relative to the price of Solana as the amount of Solana represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of Solana represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of Solana.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “ADDITIONAL INFORMATION ABOUT THE TRUST—The Trust’s Fees and Expenses.” Extraordinary, non-recurring expenses that are not assumed by the Sponsor are borne by the Trust and paid through the sale of the Trust’s Solana. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Administrator, the Transfer Agent, the Solana Custodian, the Prime Execution Agent or the Cash Custodian.

Under the Trust Agreement and the Trust’s service provider agreements, each of the Trustee, Administrator, Transfer Agent, Solana Custodian, Prime Execution Agent, Cash Custodian and Sponsor has a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Trustee, Administrator, Transfer Agent, Solana Custodian, Prime Execution Agent, Cash Custodian or Sponsor may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Unforeseeable risks.

Solana has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the Solana market, including advancements in the underlying technology, changes to Solana may expose investors in the Trust to additional risks that are impossible to predict.

Regulatory Risk

Regulatory Risk.

As Solana and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. The SEC had charged certain large U.S. digital asset trading platforms with supporting trading and settlement of securities in violation of the U.S. federal securities laws. Specifically, the SEC alleged that these exchanges are operating as unregistered securities exchanges, brokers and clearing agencies. For example, on June 5, 2023, the SEC filed lawsuits against cryptocurrency exchanges Coinbase and Binance alleging, among other things, their operation of an unlicensed securities exchange. As discussed elsewhere in this Prospectus, those enforcement actions were dismissed or withdrawn in 2025 following a change in the SEC’s approach to digital asset regulation. The U.S. Congress has also been active in addressing market structure issues relating to digital assets and stablecoins, enacting the GENIUS Act in July 2025 and continuing to consider the CLARITY Act. The outcome of pending legislation, and the manner in which regulators implement recently adopted frameworks, remain highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Although neither the SEC nor the CFTC has exerted direct authority over Solana or Solana spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts on the price of digital assets, including Solana.

In August 2021, the previous chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and Solana held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of Solana or any other digital asset as a “security” or how Solana or the Trust would be treated under any new or revised regulatory framework.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain digital asset-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remained an examination priority for 2024. In particular, the Division of Examinations stated it intended to focus its examinations on the offer, sale, recommendation of, advice regarding, trading in, and other activities in crypto assets or related products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether Solana that has been associated with such addresses in the past can be easily resolved. These “tainted” digital assets may trade at a substantial discount to untainted digital assets. Reduced fungibility in the Solana markets may reduce the liquidity of Solana and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of Solana and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of December 31, 2025, only California, Louisiana and Rhode Island have adopted the model law, while Iowa has introduced the model law. It is still unclear, however, how many states will ultimately adopt some or all of the model legislation.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the consideration of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives in July 2025 and approved, in revised form, by the Senate Banking Committee in May 2026, but awaits consideration by the full Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti- money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

The GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins—digital assets designed to maintain a stable value relative to a fiat currency, such as the U.S. dollar. The GENIUS Act requires that all payment stablecoins be fully backed on a one-to-one basis by high-quality liquid assets, such as U.S. dollars or short-term U.S. Treasury securities, and subjects issuers to rigorous reserve, audit, and disclosure requirements.

The GENIUS Act introduces a dual licensing regime, allowing stablecoin issuers to operate under either federal or state regulatory oversight, provided that state regimes are “substantially similar” to federal standards. Issuers with more than $10 billion in outstanding stablecoins must obtain a federal license. The GENIUS Act also imposes strict AML, sanctions compliance, and consumer protection obligations, including prioritizing stablecoin holders’ claims in the event of issuer insolvency. Notably, the Act prohibits non-financial public companies from issuing stablecoins without special approval and restricts the payment of interest or yield on stablecoins.

These legislative efforts were accompanied by additional measures, such as the Anti-CBDC Surveillance State Act, which prohibits the Federal Reserve from issuing a retail central bank digital currency without congressional authorization. While the CLARITY Act and the GENIUS Act represent significant progress toward a comprehensive regulatory regime for digital assets, substantial uncertainty remains regarding the implementation and interpretation of these new laws. The effectiveness of these frameworks will depend on subsequent rulemaking by federal and state regulators, interagency coordination, and the evolving approach to enforcement. Market participants may face transitional risks as regulatory standards are developed and applied, and there is potential for further legislative or regulatory changes as the digital asset ecosystem continues to evolve.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and Solana, specifically.

Solana’s status as a “security” under U.S. federal securities laws has not been definitively resolved.

While the SEC issued an interpretive release in March 2026 expressly indicating its belief that Solana was properly classified as a digital commodity, and not a security, under U.S. federal securities laws, the release is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The release also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security, including a digital commodity such as Solana, may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

If Solana is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for Solana as a digital asset and the Trust. The Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for Solana to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of Solana and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for Solana as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be offered or sold as securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of Solana markets. As such, any determination that Solana or any other digital asset is a security under federal or state securities laws may adversely affect the value of Solana and, as a result, the value of the Shares.

To the extent that Solana is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s Solana at a time that is disadvantageous to Shareholders.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of Solana and related products and services continues to evolve, may take many different forms and will, therefore, impact Solana and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for Solana businesses to provide services, which may impede the growth of the Solana economy and have an adverse effect on consumer adoption of Solana. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of Solana’s status as not being a security, changes to regulations surrounding Solana futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over Solana, the Solana Network, Solana trading, or related activities impacting other parts of the digital asset market, may adversely impact Solana and therefore may have an adverse effect on the value of your investment in the Trust.

Solana and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including Solana. The effect of any existing regulation or future regulatory change on the Trust or Solana is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect Solana, particularly with respect to Solana spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, on May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Solana by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Solana economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of digital assets, including Solana, and, in turn, the value of the Shares.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or commodity pools under the Commodity Exchange Act.

The Investment Company Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the Investment Company Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the Investment Company Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the Investment Company Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust does not hold or trade in commodity interests regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders do not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the implementation of an anti-money laundering program, the submission of certain reports to FinCEN and the maintenance of certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Solana in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently Solana is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use Solana or to exchange Solana for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Risks Related to Tokenized Shares

The Trust intends to make Shares available in tokenized form on blockchains, a novel arrangement that may not be accepted by the market and is subject to significant regulatory uncertainty, either of which could adversely affect the liquidity or value of the Shares.

In addition to DTC Shares held in traditional book-entry form through DTC, the Trust intends to permit Tokenized Shares recorded on applicable blockchains and maintained by the Trust’s digital transfer agent. There is little precedent for recording exchange-traded product shares in tokenized form, and it is difficult to foresee all of the complications that such activity may entail. For example, investors seeking to move Shares between traditional book-entry form and tokenized form must navigate a multi-step manual transfer process, including movement from DTC to direct registration with the Trust’s recordkeeping Transfer Agent and then to the Superstate platform, or the reverse, each of which involves reliance on multiple intermediaries and operational procedures that are still being established. As a result, holders may be unwilling to hold Tokenized Shares, which could limit market acceptance and adversely affect the Shares.

The application of U.S. federal securities laws and other regulatory regimes to tokenized securities is unsettled, and regulation of blockchain technologies as used in connection with Tokenized Shares varies significantly among jurisdictions and is subject to significant uncertainty. Legislative and executive bodies in the United States and other countries are considering, or may in the future consider, laws, regulations or guidance that could materially affect the Trust and its holders. Regulators such as the SEC, FINRA, the CFTC, FinCEN and state authorities may adopt new rules or guidance that impose burdensome requirements or restrictions on issuers, transfer agents and other intermediaries, or on the use of blockchain technology, that could make the tokenized Share structure impractical. In particular, the SEC’s oversight of transfer agent obligations, FINRA’s rules governing broker-dealer handling of digital assets, and FinCEN’s AML and Bank Secrecy Act requirements applicable to money services businesses and transfer agents operating in the digital asset space could each independently impose compliance obligations on Superstate or other service providers that increase the Trust’s costs or restrict its ability to maintain the Tokenized Share structure. New or changing laws, regulations or interpretations may adversely affect the Trust’s ability to maintain Tokenized Shares, the liquidity and market price of the Shares, holders’ ability to transact in Tokenized Shares, and the structure, rights and transferability of the Shares. Because of the differences between the way Tokenized Shares are recorded and the way traditional shares are recorded, issues that might easily be resolved under existing law for traditional shares may not be easily resolved for Tokenized Shares. Any such developments could increase the Trust’s compliance costs, restrict its ability to issue or maintain Tokenized Shares, or require the Trust to unwind the tokenized Share structure altogether.

The Trust’s recordkeeping for Tokenized Shares relies on blockchain technology that is novel, subject to technical failures and network congestion, and may expose holders to unpredictable transaction costs.

Blockchain technology is a relatively new and untested technology that operates as a distributed ledger. There are risks associated with the issuance, transfer and recordkeeping of Tokenized Shares on the applicable blockchain, and these risks may not fully emerge until the technology becomes more widely used. The applicable blockchain is public and permissionless at the infrastructure level and could be vulnerable to fraud or attack. Access to the applicable blockchain requires a private key, which, if compromised, could result in loss. The applicable blockchain can experience delays in transaction processing and settlement, particularly during periods of congestion, which could delay the recording of transactions or transfers of Tokenized Shares and, in extreme cases, could cause discrepancies between the blockchain record and the off-chain records maintained by Digital Transfer Agent. The applicable blockchain typically imposes transaction fees (commonly referred to as “gas fees”) payable by holders in its native asset that can be unpredictable and may vary significantly with network conditions. There may also be undiscovered technical flaws in the Digital Transfer Agent’s blockchain-integrated recordkeeping system or in the underlying blockchain technology. Any of the foregoing could negatively affect the execution or recordkeeping of transactions in Tokenized Shares.

Vulnerabilities in holders’ digital wallets and cybersecurity risks could result in the theft or loss of Tokenized Shares, which may result in uninsured losses.

A holder of Tokenized Shares must hold those Shares in a digital wallet, either in self-custody or through a third-party custodian or intermediary the holder designates. In the self-custody context, the holder is solely responsible for safeguarding the private keys to its wallet, and none of the Trust, the Sponsor or Digital Transfer Agent has any responsibility for that wallet or those keys. Self-custodied Tokenized Shares would not benefit from the regulatory protections afforded to securities held through regulated intermediaries, and any loss or theft would not be covered by Securities Investor Protection Corporation (“SIPC”) protection. If a holder’s private keys are lost, stolen or compromised, the holder may be unable to access or transfer its Tokenized Shares. Where a holder elects to hold Tokenized Shares through a third-party custodian or intermediary, the holder is exposed to the cybersecurity risks of that intermediary, including the risk of unauthorized access to the intermediary’s systems, loss or theft of private keys held by the intermediary on the holder’s behalf, and the intermediary’s failure to maintain adequate security procedures. The Trust makes no representation regarding the cybersecurity practices of any third-party custodian or intermediary, and losses resulting from a breach of a third-party custodian’s systems may be unrecoverable. Because the Digital Transfer Agent maintains holder-level records for Tokenized Shares and its smart contracts include burning and minting functionality, the Digital Transfer Agent may be able to remediate certain unauthorized transfers by burning affected tokens and reissuing Shares to the verified rightful owner, subject to applicable procedures and verification requirements. However, recovery is not guaranteed in all circumstances, and the process may take time during which the holder may be unable to transfer or sell its Shares. Thefts and cyber-attacks could nonetheless adversely affect the value or liquidity of the Shares.

Superstate may remove a holder from the Allowlist at any time, which could prevent the holder from transferring its Tokenized Shares

The Trust’s Digital Transfer Agent maintains an “Allowlist” of approved blockchain wallet addresses through which Tokenized Shares may be held and transferred. Digital Transfer Agent reserves the right to remove any holder from the Allowlist at any time, including following initial onboarding, if Digital Transfer Agent determines that applicable due diligence standards have not been met or can no longer be maintained. A holder removed from the Allowlist would be unable to transfer its Tokenized Shares to any other wallet until reinstated or until the Shares are converted to DTC Shares. Such a conversion may take multiple business days, during which the holder would be unable to sell its Shares and market prices could move adversely. None of the Trust, the Sponsor or Digital Transfer Agent will have any liability to a holder arising from an Allowlist removal decision made in good faith.

Discrepancies between Digital Transfer Agent’s records and the blockchain, or a suspension of processing by Digital Transfer Agent, could delay or prevent transactions in Tokenized Shares.

Ownership of each Tokenized Share by an Allowlisted address, and transfers of Tokenized Shares among holders, are reflected on the applicable blockchain, and the Digital Transfer Agent maintains a Digital Register of Shares held through its platform that is reconciled with the records maintained by [●], as the Trust’s Transfer Agent, on at least a daily basis. [●] remains the Trust’s recordkeeping transfer agent and the source of Trust-level share issuance and cancellation records. Superstate maintains the Digital Register and provides [●] with such holder-level transfer and position information as may be required under applicable law and operating procedures separately established by the Trust with each transfer agent. Although the reconciliation process is designed to ensure consistency, discrepancies or delays could occur due to operational, technical or other factors, and resolution may require investigation and could delay the processing of transactions. [●]’s records control the total number of Shares issued and the total outstanding number of Shares. The Digital Register maintains and updates the holder positions and transfers that may occur for Tokenized Shares. In the event of any inconsistency, after investigation, the Trust and the transfer agents will reconcile the discrepancy in accordance with operating procedures established by the Trust. Any resulting adjustment, such as the burning of Tokenized Shares determined to have been minted in error, will be reflected in the applicable transfer-agent and blockchain records, and processing may be suspended pending resolution.

In addition, the Digital Transfer Agent may suspend processing upon notice to the Trust in the event of a force majeure event, a material failure of a third-party system, or the Digital Transfer Agent’s determination that processing would violate applicable law, during which holders may be unable to convert, tokenize or otherwise transact in Tokenized Shares. These suspension triggers are substantially similar to those applicable to the Trust’s broader creation and redemption suspension rights described under “Risk Factors—Risks Related to Tokenized Shares—Investors may be adversely affected by Creation Orders or Redemption Orders that are subject to postponement, suspension or rejection under certain circumstances,” and holders of Tokenized Shares should review that risk factor in conjunction with this one.

Holders may experience limits or delays when moving Shares between tokenized form and traditional brokerage form, and settlement timing differences may disadvantage holders.

While on-chain entries reflecting permitted transfers of Tokenized Shares among Allowlisted holders may be recorded nearly instantaneously, DTC Shares trade and settle through traditional infrastructure. There is no established settlement infrastructure for tokenized securities transacting with traditional-format securities in the United States. A holder that wishes to sell its Shares in a regular-way secondary market transaction on the Exchange must hold those Shares as DTC Shares, which may require the holder to first convert its Tokenized Shares to DTC Shares. The conversion and the related movement of Shares between a Superstate account and a brokerage account (including movement from Superstate to DRS at [●] and then to DTC) involves multiple steps, reliance on third-party intermediaries, and remains subject to broker, DTC and [●] operational support and procedures that are still being established. This process may take multiple business days, during which the holder would be unable to sell its Shares and secondary market prices could move adversely.

Custodians, broker-dealers and other intermediaries may not be equipped to hold or service Tokenized Shares, which could limit liquidity and transferability and complicate cost-basis tracking.

Custodians, broker-dealers and other financial intermediaries may not be equipped to hold or service Tokenized Shares in the same manner as DTC Shares, and holders who hold Tokenized Shares through an intermediary are subject to the operational capabilities and policies of that intermediary. The Trust makes no representation regarding the ability of any intermediary to accommodate Tokenized Shares. As a result, holders may have difficulty finding intermediaries willing or able to support Tokenized Shares. In addition, while broker-dealer practices for digital assets continue to develop, a holder’s ownership of Tokenized Shares is not expected to be reflected in a traditional brokerage account, and no broker would be responsible for tracking the holder’s cost basis or maintaining customary account records. This could make it more difficult to determine taxable gain or loss on a disposition of Tokenized Shares and could expose holders to additional administrative burdens and potential adverse tax consequences. Furthermore, because Tokenized Shares are not held through a traditional brokerage account, holders of Tokenized Shares may not have access to margin, lending, or pledging facilities that would otherwise be available to holders of DTC Shares held through a regulated broker-dealer. Holders seeking to use their Shares as collateral or to obtain leverage against their Share position should be aware that such arrangements may not be available for Tokenized Shares and should hold Shares as DTC Shares through a traditional brokerage account if access to such facilities is important to their investment strategy. At launch, oracle and DeFi integrations are not required for, are not part of, and may never be part of, the Trust’s create, redeem, transfer or reconciliation process. Any future DeFi integration would remain subject to the Allowlist, the Trust’s transfer restrictions, Authorized Participant eligibility requirements and the Trust’s creation and redemption process, and would not create a right for non-Authorized Participant holders to transact directly with the Trust.

Tokenized Shares may not be appropriate for all investors.

Because of the need to establish and maintain a digital wallet capable of holding Tokenized Shares on the applicable blockchain, the risks and consequences of self-custody, and the multi-step process that may be required to convert Tokenized

Shares to DTC Shares in order to sell them in a regular-way transaction, Tokenized Shares may not be appropriate for all investors. In particular, an investor who intends to trade regularly, or who is not familiar or comfortable with the operation of digital wallets on the applicable blockchain, should hold Shares as DTC Shares through a traditional brokerage account rather than in tokenized form.

In addition, investors subject to ERISA or similar fiduciary frameworks should carefully consider whether holding Tokenized Shares is appropriate for them before electing to do so. Certain employee benefit plans and other investors subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) or analogous fiduciary standards may be subject to restrictions on holding digital assets or assets recorded on a blockchain.

Additionally, as described under “Risk Factors—Risks Related to Tokenized Shares—Custodians, broker-dealers and other intermediaries may not be equipped to hold or service Tokenized Shares,” many custodians, broker-dealers and other financial intermediaries are not currently equipped to hold or service Tokenized Shares. Investors who rely on a custodian or intermediary to hold their Shares should confirm with that intermediary whether it is able to support Tokenized Shares before electing to hold Shares in tokenized form. If an investor’s custodian is unable to support Tokenized Shares, the investor should hold Shares as DTC Shares through a traditional brokerage account.

The Trust’s issuance and maintenance of Tokenized Shares depend on the applicable blockchain networks on which the Tokenized Shares are minted, and disruptions to the applicable network could adversely affect holders of Tokenized Shares independently of any impact on the Solana network or the value of the Trust's assets.

The Trust relies on the applicable blockchain for the issuance, minting, burning, and transfer of Tokenized Shares through the Superstate platform. Unlike the Trust’s core investment operations, which depend on the Solana network, the Tokenized Share structure creates a separate and independent operational dependency on the applicable network. The applicable networks, while widely used, remain subject to the risks associated with relatively novel consensus mechanisms, including undetected vulnerabilities, structural design flaws, suboptimal validator incentive structures, and the risk of technical disruptions or outright network failure. See “RISK FACTORS—Risks Related to Digital Assets—Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.”

A disruption, outage, congestion event, or failure affecting the applicable network could impair the Digital Transfer Agent’s ability to mint, burn, or transfer Tokenized Shares, result in settlement delays, prevent holders from converting Tokenized Shares to DTC Shares, or otherwise adversely affect the interests of Tokenized Shareholders. Such disruptions could occur independently of, and simultaneously with, normal functioning of the Solana network and the Trust’s core investment operations, meaning that the Trust’s underlying assets may be unaffected while holders of Tokenized Shares are nonetheless unable to transact. In addition, the applicable network may undergo protocol upgrades, hard forks, or other changes that affect the functionality or compatibility of the smart contracts used to issue and maintain Tokenized Shares, which could require the Digital Transfer Agent or the Trust to take remedial action that delays or disrupts Tokenized Share operations. There can be no assurance that the applicable network will continue to function as intended or that disruptions will not adversely affect holders of Tokenized Shares.

The Trust’s Tokenized Share structure depends on Superstate continuing to operate as the Trust's Digital Transfer Agent and Superstate’s insolvency, cessation of operations, or change of control could adversely affect holders of Tokenized Shares.

The Digital Transfer Agent is responsible for maintaining the Digital Register of Tokenized Shareholders, administering the Allowlist, reconciling Tokenized Share records with the Trust’s recordkeeping Transfer Agent, and facilitating the minting, burning, and transfer of Tokenized Shares on the applicable blockchain. The Trust’s ability to maintain the Tokenized Share structure depends on Superstate’s continued operation and its ability to perform these functions. If the Digital Transfer Agent were to become insolvent, cease operations, or otherwise be unable to perform its obligations as digital transfer agent, holders of Tokenized Shares could be temporarily or permanently unable to transfer, convert, or otherwise transact in their Tokenized Shares until a successor digital transfer agent is identified and onboarded. There is no guarantee that a qualified successor digital transfer agent capable of performing Digital Transfer Agent’s functions on the applicable blockchain would be available on acceptable terms or within a reasonable timeframe. During any such transition period, the Allowlist could not be administered, new Tokenized Shares could not be minted or burned, and existing holders could be unable to convert their Tokenized Shares to DTC Shares in order to sell them on the Exchange.

In addition, if the Digital Transfer Agent were acquired by or merged with another entity, the policies, procedures, and operational capabilities of the successor entity may differ from those of the Digital Transfer Agent, and there can be no assurance that the successor entity would continue to support the Tokenized Share structure on the same terms. Any of the foregoing could adversely affect the liquidity, transferability, and value of Tokenized Shares and could require the Trust to suspend or unwind the Tokenized Share structure altogether. Holders of Tokenized Shares bear the risk of the Digital Transfer Agent’s financial condition and operational continuity in a manner that holders of DTC Shares do not.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

It is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of Solana or the sale of Solana to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. For some purposes, redemptions will count as distributions, so Shareholders receiving redemption proceeds after a sale to fund a redemption in cash may be allocated a larger portion of income or gain than those that do not. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. Sales of Solana to fund cash redemptions are expected to result in gains and losses, with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the Solana and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the Solana held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxable on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss. For additional discussion of certain U.S. federal income tax considerations relating to Tokenized Shares, including a change in recordkeeping format between DTC Shares and Tokenized Shares and transfers of Tokenized Shares, see “United States Federal Income Tax Consequences - Tax Treatment of Tokenized Shares.”

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the Trust will expand and contract over time with creations and redemptions of Baskets by Authorized Participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to be immediately converted into the assets identical to those already held by the Trust. The receipt of Incidental Rights and IR Assets also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the Trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. Further, as described in “Incidental Rights and IR Assets” below, the Trust expressly disclaims all ownership of the Incidental Rights and IR Assets, will not include those rights in computing its NAV, and will cause such rights to be distributed to the Sponsor as soon as reasonably practicable.

On November 10, 2025, the IRS released Revenue Procedure 2025-31, which provides a safe harbor under which a widely held fixed investment trust may stake digital assets without preventing the trust from qualifying as an investment trust under Treasury Regulation Section 301.7701-4 and as a grantor trust under Sections 671 et seq. of the Code, provided that fourteen separate requirements are met. Revenue Procedure 2025-31 states that no inferences should be drawn as to any Federal income tax consequences not expressly addressed in Revenue Procedure 2025-31, including with respect to whether income attributable to staking would be treated as income effectively connected with the conduct of a trade or business within the United States or as unrelated business taxable income. To the extent that any future staking by the Trust does not comply with all of the requirements of the Revenue Procedure, the safe harbor would not be available to assure the Trust’s status as a grantor trust. There can be no assurance that any future staking by the Trust will comply with Revenue Procedure 2025-31. Accordingly, the Trust may rely on principles of underlying law in respect of grantor trusts that hold other assets, such as rental real estate and securities, which conclude that limited or ministerial actions with respect to the Trust corpus does not represent a power to vary the investment of the Trust certificate holders. Further, the Trust has arranged its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant legal authority. However, there can be no assurance that in the event the safe harbor’s requirements are not met the IRS will not take a contrary view or that any such contrary view would not be sustained by a Court if challenged.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified either as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of Solana (including deemed sales of Solana as a result of the Trust using Solana to pay its expenses, including the Sponsor Fee) that is otherwise not associated with a distribution to Shareholders, or in connection with the receipt of cash from the Sponsor in connection with the Sponsor’s sale of Incidental Right(s) and/or IR Asset(s). Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of Solana and transactions involving Solana for U.S. federal income tax purposes may change.

The tax treatment of digital assets is still evolving and subject to change. Current IRS guidance indicates that Solana should be treated as property for federal income tax purposes. Such guidance allows transactions in Solana to qualify for beneficial capital gains treatment. However, because Solana is a new technological innovation, the U.S. federal income tax treatment of an investment in Solana or in transactions relating to investments in Solana, including without limitation the tax treatment of a fork or airdrop, may evolve and change from those described in this Prospectus, possibly with retroactive effect. For example, current guidance indicates that digital asset currencies are neither collectibles nor currencies for the purposes of determining the applicable tax rate; however, this guidance could change, and if it were determined that digital assets were collectibles or a currency, the tax rate incurred by investors would be higher. Additional disclosure requirements may also apply to an investment in digital assets. Investors should consult their individual tax advisers to determine if such disclosure requirements apply to them.

Any change in the U.S. federal income tax treatment of Solana may have a negative effect on the price of Solana and may adversely affect the value of the Shares. Whether any additional guidance will adversely affect the U.S. federal income tax treatment of an investment in Solana or in transactions relating to investments in Solana is unknown. There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Rulings & FAQs.

The tax treatment of Solana and transactions involving Solana for state and local tax purposes is not settled.

Because Solana is a new technological innovation, the tax treatment of Solana for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of Solana for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of Solana may have negative consequences, including the imposition of a greater tax burden on investors in Solana or the imposition of a greater cost on the acquisition and disposition of Solana generally. Any such treatment may have a negative effect on the price of Solana and may adversely affect the value of the Shares.

A “fork” of the Solana blockchain or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the Solana blockchain, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Solana, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Solana Network. The outcome of such determination shall determine which asset is “Solana” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is Solana and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

U.S. tax law does not specify whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) may withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment of the Shareholders to take advantage of market fluctuations. Thus, the Trust may be required to hold when an actively managed fund would sell. The Trust may be required to distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, the Trust, as a fund treated as a grantor trust, will not be permitted to participate in trading or lending activity. This means that the returns of the Trust may be less than a successfully actively managed fund.

WHFIT reporting risks.

In general, the widely held fixed investment trust (“WHFIT”) regulations require asset-by-asset reporting. This can result in large and complex information statements to Shareholders. To qualify for certain simplified reporting rules under the WHFIT regulations, the Trust intends to manage its annual expenses and sales proceeds (other than proceeds from pro rata sales to fund redemptions) to no more than five percent of the net asset value of the Trust. However, the Trust is not required to meet this limitation. If the Trust were to fail the five percent test, the general asset-by-asset rules would apply, and the information statements given to Shareholders would be complex.

In the final year of the Trust, it would not be unusual for expenses and sales proceeds to exceed five percent of the Trust’s net asset value. The WHFIT regulations provide a special exception to the five percent test in the final year of the Trust. To meet this exception, Shareholders receiving a distribution in kind on the termination of the Trust would be required to be treated as exchanging their Shares for cash. The Trust currently has no scheduled termination date.

Other Risks

As a fund with a limited operating history, there is no guarantee that an active trading market for the Shares will be maintained. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a fund with a limited operating history, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s Solana at a time that is disadvantageous to an investor in the Shares. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of Solana.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the price of Solana is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s Solana is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the price of Solana were higher at the time of sale. See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

The Exchange on which the Shares are listed may halt trading in the Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are listed for trading on the Exchange under the market symbol “BSOL.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Shares withdraw or “step away” from participation in the creation or redemption of Shares, the liquidity of Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The market infrastructure of the Solana spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Solana is extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset trading platforms where Solana trades. In a highly volatile market, or if one or more digital asset trading platforms supporting the Solana market face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset trading platforms are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for Solana occurs on multiple digital asset trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.

The Authorized Participants may serve in such capacity for several competing exchange-traded Solana products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants may in the future serve as authorized participants or market makers for one or more exchange-traded Solana products that compete with the Trust. This may make it more difficult to engage or retain Authorized

Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s Solana (i.e., at a greater premium or discount to the Trust’s NAV).

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Conducting creations and redemptions for cash has drawbacks.

The Trust may conduct some or all of its creations and redemptions for cash, rather than in-kind. The use of Cash Creations and Cash Redemptions may cause Shares to trade in the market at greater bid-ask spreads or greater premiums or discounts to their NAV per Share. The use of cash for redemptions will also limit the tax efficiency of the Trust. Additionally, the Trust’s need to purchase Solana in connection with Cash Creation Orders introduces the possibility that the Trust will pay a higher price for Solana than the value ascribed to Solana by the Pricing Benchmark, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the price the Trust actually paid for the Solana rather than on the value of Solana ascribed by the Pricing Benchmark. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time. The Trust will also incur transaction costs it would not otherwise have incurred if it received and distributed Solana in-kind and was not required to purchase and sell Solana in connection with Cash Creation Orders and Cash Redemption Orders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties. Conflicts of interest may arise as a result of:

• Sponsor and its affiliates will be indemnified pursuant to the Trust Agreement;

• The Sponsor’s allocation of resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which they may owe fiduciary duties, the determination of which is the responsibility of the Sponsor and its affiliates;

• The staff of the Sponsor may also directly or indirectly serve affiliates and clients of the Sponsor;

• The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

• The Sponsor and its staff may take direct positions in Solana or in other investments, or may advise other clients to take such positions, that may be in conflict with the Trust’s investment objectives or that may be of a size that could impact the price of Solana;

• There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm’s-length negotiation with respect to certain terms of the Trust;

• The Sponsor may preference the use of an affiliated Staking Agent when allocating the Trust’s Solana among Staking Agents; and

• The Sponsor decides whether to obtain third-party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement.

For a further discussion of the conflicts of interest among the Sponsor, Solana Custodian, Cash Custodian, Trust and others, see “CONFLICTS OF INTEREST.”

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor has operating practices that require personnel to pre-clear personal trading activity in which Solana is the referenced asset and the trade exceeds $4,999 in value. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Even with the implementation of pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of Solana. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to Solana. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to Solana, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the Solana held by the Trust and, consequently, on the market value of Solana.

The Trust has a limited operating history, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust has a limited operating history. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the Solana held by the Trust. A substitute sponsor’s appointment will not guarantee the Trust’s continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the service providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any service provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any service provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Potential investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

No separate counsel; no responsibility or independent verification.

Chapman and Cutler LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. represent the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Chapman and Cutler LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. do not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Chapman and Cutler LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. are not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Solana Custodian, the Cash Custodian, the Prime Execution Agent, a Solana Trading Counterparty, the Transfer Agent, the Digital Transfer Agent or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian or other service provider to the Sponsor, Trustee or the Trust. This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the Solana Custodian, the Cash Custodian, the Prime Execution Agent, the Transfer Agent, the Digital Transfer Agent, and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Chapman and Cutler LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. have not independently verified such information.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights under the Trust Agreement. For example, except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions. The Trust does not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions is not held by Shareholders, unlike shareholders of other trusts.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on Solana or other digital assets.

The Trust competes with direct investments in Solana, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Shareholders’ limited rights of legal recourse against the Trust, Sponsor, Administrator, Transfer Agent, Cash Custodian, Prime Execution Agent and Solana Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s Solana for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Solana Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Solana Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insures the Trust’s Solana. The Solana Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”), maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Solana Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding Solana with the Solana Custodian or Prime Execution Agent, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the Solana insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Solana Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Solana Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Solana Custody Agreement, the Solana Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Solana, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Solana Custodian’s aggregate liability under the Solana Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Solana Custodian in the 12 months prior to the event giving rise to the Solana Custodian’s liability, and (B) the value of the affected Solana or cash giving rise to the Solana Custodian’s liability; (ii) in respect of the Solana Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Solana Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Solana Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Solana Custodian in the 12 months prior to the event giving rise to the Solana Custodian’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Solana Custodian is not liable, even if the Solana Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Solana Custodian is not liable under the Solana Custody Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Solana Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Solana Custodian. In the event of potential losses incurred by the Trust as a result of the Solana Custodian losing control of the Trust’s Solana or failing to properly execute instructions on behalf of the Trust, the Solana Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Solana Custodian directly caused such losses.

Similarly, under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Solana, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected Solana giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the Solana Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Solana Custodian (in the case of the Trust Solana Accounts) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Solana Custodian or Prime Execution Agent in the virtual currency industry, there is a risk that customers’ assets—including the Trust’s assets—may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Solana Custodian (in the case of the Trust Solana Accounts), and customers—including the Trust—may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Solana Custody Agreement contains an agreement by the parties to treat the Solana credited to the Trust Solana Accounts as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Solana Custodian serves as fiduciary and custodian on the Trust’s behalf. The Solana Custodian’s parent, Coinbase Global Inc., has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Solana Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Solana Custodian became subject to insolvency proceedings and a court were to rule that the custodied Solana were part of the Solana Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Solana Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Solana Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Solana Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agreement, there is a risk that the Trading Balance, in which the Trust’s Solana and cash is held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “RISK FACTORS—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The Prime Execution Agent is not required to hold any of the Solana or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Solana (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of Solana by the Solana Custodian or Prime Execution Agent, absent gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of Solana by the Solana Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of Solana or the provision of instructions relating to the movement of Solana, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Solana Custodian and Prime Execution Agent. The Prime Execution Agreement and Solana Custody Agreement provide that neither the Sponsor nor its affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agreement or Solana Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s Solana that is not covered by Coinbase Global’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits. If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling Solana that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits (defined below). To avoid having to pre-fund purchases or sales of Solana, the Trust may borrow Solana or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such Solana or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of Solana related to cash creations and redemptions or the selling of Solana related to paying Trust expenses not assumed by the Sponsor, to the extent applicable, (2) Trust assets may be held in the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Pricing Benchmark price used to determine the NAV of the Trust. To the extent that the execution price for purchases and sales of Solana deviate significantly from the Pricing Benchmark price used to determine the Trust’s NAV, Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market.

To the extent the Trust utilizes Trade Credits when using the Agent Execution Model pursuant to a Cash Creation Order, such Trade Credits are secured by the Trust’s assets, including any cash and Solana held in the Trading Balance with the Prime Execution Agent and the Trust Solana Accounts held with the Solana Custodian, and such assets may be liquidated by the Trade Credit Lender to repay Trade Credit debt owed by the Trust in the event the Trust fails to repay the Trade Credit debt.

During the rare and limited circumstances when the Trust utilizes the Agent Execution Model pursuant to a Cash Creation Order, it may utilize Trade Credits. The Trust generally must repay Trade Credits by 6:00 p.m. ET on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Trust Solana Accounts established pursuant to the Prime Execution Agreement and Solana Custody Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Solana Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust Solana Accounts and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust, in the limited circumstances when the Trust utilizes the Agent Execution Model.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of Solana. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First, any cash related to the Trust’s purchase or sale of Solana will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government money market funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability of the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell Solana in connection with payment of Trust expenses not assumed by the Sponsor), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell Solana in connection with payment of Trust expenses not assumed by the Sponsor. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell Solana in connection with payment of Trust expenses not assumed by the Sponsor, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold Solana with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s Solana that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer Solana, including Solana associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

A loss of confidence or breach of the Solana Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s Solana are provided by Coinbase Custody, although the Trust may retain one or more additional custodians at a later date. Solana held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s Solana holdings may be custodied by Coinbase Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the Solana.

If the Solana Custody Agreement or Prime Execution Agreement is terminated or the Solana Custodian or Prime Execution Agent fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or prime broker, which could pose a challenge to the safekeeping of the Trust’s Solana, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Solana Custodian, which is Coinbase Custody, and to a lesser extent, the Prime Execution Agent, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s Solana in the Trust Solana Accounts, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent under the Agent Execution Model. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Alternatively, the Sponsor could decide to replace Coinbase Custody as the Solana Custodian with custody of the Trust’s Solana, pursuant to the Solana Custody Agreement. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Solana Custody Agreement or the Coinbase Prime Broker Agreement (the “Prime Execution Agreement”), respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Solana Custody Agreement as (i) the Trust materially breaching any provision of the Solana Custody Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). Transferring maintenance responsibilities of the Trust Solana Account at the Solana Custodian to another custodian will likely be complex and could subject the Trust’s Solana to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform (as defined below) or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc., (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform its obligations under its contractual agreements with the Trust, or abruptly discontinues the services it provides to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s Solana or as the Trust’s prime execution agent under the same terms as the current Solana Custody Agreement or Prime Execution Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Sponsor may be required to terminate the Trust and liquidate the Trust’s Solana. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Solana Custody Agreement or Prime Execution Agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Coinbase Custody serves as the Solana Custodian and Coinbase Inc. serves as the prime broker for several competing exchange-traded Solana products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Solana Custodian and Prime Execution Agent are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded crypto asset company in the world by market capitalization and is also the largest crypto asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of crypto asset brokerage and custody services, Coinbase Custody serves as the Solana Custodian and Coinbase Inc. serves as the prime broker for several competing exchange-traded Solana products. Therefore, Coinbase Global has a critical role in supporting the U.S. spot Solana exchange-traded product ecosystem, and its size and market share create the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services that could harm the Trust, the Shareholders and the value of the Shares. If the Trust needed to utilize the Agent Execution Model to buy or sell Solana pursuant to a Cash Creation Order or Cash Redemption Order because no Solana Trading Counterparties were willing or able to effectuate the Trust’s transactions, and the Prime Execution Agent were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Sponsor may need to find and appoint a replacement Solana Custodian or Cash Custodian quickly, which could pose a challenge to the safekeeping of the Trust’s Solana and cash.

The Sponsor may need to replace Coinbase Custody as the Solana Custodian of the Trust’s Solana or [●] as the cash custodian of the Trust’s cash and cash equivalents as a result of the insolvency, business failure or interruption, default, failure to perform, security breach or other problems. Transferring maintenance responsibilities of the Trust’s accounts with the Solana Custodian and/or Cash Custodian to another party will likely be complex and could subject the Trust’s Solana to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the Solana Custodian or Cash Custodian under the same terms as the current Solana Custody Agreement or Cash Custody Agreement, respectively. To the extent that Sponsor is not able to find a suitable party willing to serve as the Solana Custodian or Cash Custodian, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s Solana. In addition, to the extent that the Sponsor finds a suitable party but must enter into modified custodial services agreements that cost more, the value of the Shares could be adversely affected.

The Solana Custodian could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Solana Custodian and Cash Custodian. The Solana Custodian is not a depository institution as it is not insured by the FDIC. The insolvency of the Solana Custodian or of any broker, custodian bank or clearing corporation used by the Solana Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access, loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of Coinbase Custody.

Solana held by the Trust is not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the FDIC or SIPC and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s Solana represented by the Shares in the Trust are not insured.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the Administrator, Transfer Agent, the Digital Transfer Agent, the Sponsor, the Solana Custodian and the Cash Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust’s Tokenized Share framework introduces cybersecurity risks beyond those associated with the Trust’s traditional operations. The Ethereum blockchain and the Superstate platform represent additional potential targets for cyber-attacks. A successful attack on Superstate’s systems or on the Ethereum blockchain the Tokenized Share structure could result in unauthorized minting or burning of Tokenized Shares, corruption of Tokenized Share records, or theft of Tokenized Shares from wallets, which could adversely affect holders of Tokenized Shares and the Trust’s ability to maintain the integrity of its share records. Unlike cyber incidents affecting traditional book-entry Shares, losses resulting from cyber-attacks on the Ethereum blockchain or the Superstate platform may be irreversible and unrecoverable.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust faces risks related to the outbreak of infectious diseases or other public health issues, which could negatively impact the value of the Trust’s holdings and significantly disrupt its operations.

Health crises caused by the outbreak of infectious diseases or other public health issues, may exacerbate other pre-existing political, social, economic, market and financial risks. The impact of any such events, could negatively affect the global economy, as well as the economies of individual countries or regions, the financial performance of individual companies, sectors and industries, and the markets in general in significant and unforeseen ways. Any such impact could adversely affect the prices and liquidity of the Shares.

For example, an outbreak of a respiratory disease designated as COVID-19 was first detected in China in December 2019 and subsequently spread internationally. The transmission of COVID-19 and efforts to contain its spread resulted in international, national and local border closings and other significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, event cancellations and restrictions, service cancellations, reductions and other changes, significant challenges in healthcare service preparation and delivery, and quarantines, as well as general concern and uncertainty that negatively affected the economic environment. These impacts also caused significant volatility and declines in global financial markets, including increased volatility and uncertainty in crypto markets, which have caused losses for investors. The emergence of new COVID variants or other infectious diseases could result in a substantial economic downturn or recession.

In addition, the operations of the Trust, the Sponsor and other service providers may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. Any disruption of operations could adversely impact the price and liquidity of the Shares, including, without limitation, the Trust’s ability to process creation or redemption orders for Baskets.

SOLANA, SOLANA MARKET AND REGULATION OF Solana

Solana and the Solana Network

Solana is a digital asset that is created and transmitted through the operations of a peer-to-peer, decentralized network of computers that operates on cryptographic protocols (the Solana Network). No single entity is known to own or operate the Solana Network, the infrastructure of which is collectively maintained by what is understood to be a decentralized user base. The Solana Network allows people to exchange tokens of value, called Solana, which are recorded on a public transaction ledger known as a blockchain. Solana can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than Solana on the Solana Network. Smart contract operations are executed on the Solana blockchain in exchange for payment of Solana. Like the Ethereum network, the Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Solana protocol introduced the Proof-of-History (~~“~~PoH~~”~~) timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin Network and Ethereum network, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism to incentivize Solana holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (Solana Labs), a Delaware corporation, which administered the original network launch and token distribution. As of August 7, 2026, Solana had a market capitalization of approximately $43.5 billion.

Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana Network, like the Ethereum network, is understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Solana.

In order to own, transfer or use Solana directly on the Solana Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Solana Network. Solana transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending Solana, a user must notify the Solana Network of the transaction by broadcasting the transaction data to its network peers. The Solana Network provides confirmation against double-spending by memorializing every transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Solana Network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain. Unlike other blockchains that rely solely on sequential production of blocks through proof-of-work or proof-of-stake mechanisms, however, the Solana Network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.

Smart Contracts and Development on the Solana Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights.

Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Solana Network involves building more complex tools on top of smart contracts, such as decentralized apps (“DApps”) and organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”). For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of June 29, 2026, more than 1,000 DApps are currently built on the Solana Network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.

Additionally, the Solana Network has been used for decentralized finance (“DeFi”), or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency.

In addition, the Solana Network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”).

Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Summary of a Solana Transaction

Prior to engaging in Solana transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with a Solana address. The Solana Network software program and the Solana address also enable the user to connect to the Solana Network and transfer Solana to, and receive Solana from, other users.

Each Solana Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Solana, the Solana recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the Solana. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the Solana contained in the associated address. Likewise, Solana is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending Solana, a user’s Solana Network software program must validate the transaction with the associated private key. In addition, since every computation on the Solana Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor the resulting digitally validated transaction is sent by the user’s Solana Network software program to the Solana Network validators to allow transaction confirmation.

Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of Solana transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the Solana balance in each party’s Solana Network public key, completing the Solana transaction. Once a transaction is confirmed on the Solana blockchain, it is irreversible.

Some Solana transactions are conducted “off-blockchain” and are therefore not recorded in the Solana blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Solana or the reallocation of ownership of certain Solana in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Solana transactions in that they do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of Solana between addresses recorded in the Solana blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of Solana ownership is not protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.

Solana Market and Solana Digital Asset Trading Platforms

Solana can be transferred in direct peer-to-peer transactions through the direct sending of Solana over the Solana blockchain from one Solana address to another. Among end-users, Solana can be used to pay other members of the Solana Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Solana blockchain or through third-party service providers.

In addition to using Solana to engage in transactions, investors may purchase and sell Solana to speculate as to the value of Solana in the Solana market, or as a long-term investment to diversify their portfolio. The value of Solana within the market is determined, in part, by the supply of and demand for Solana in the global Solana market, market expectations for the adoption of Solana as a store of value, the number of merchants that accept Solana as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Solana spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell Solana. Prices for trades on Solana spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a Solana spot market and trading Solana is different from, and should not be confused with, the process of users sending Solana from one Solana address to another Solana address on the Solana blockchain. This latter process is an activity that occurs on the Solana Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of Solana in its internal books and records, rather than on the Solana blockchain. The spot market ordinarily does not transfer Solana to the investor on the Solana blockchain unless the investor makes a request to the spot market to withdraw the Solana in their exchange account to an off-exchange Solana wallet.

Outside of spot markets, Solana can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Solana, investment managers, proprietary trading firms, high-net-worth individuals that trade Solana on a proprietary basis, entities with sizeable Solana holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Solana. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of Solana could initiate the transaction by sending the Solana to the buyer’s Solana address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Solana spot markets.

Authorized Participants will deliver, or facilitate the delivery of, Solana or cash to the Trust’s account with the Solana Custodian in exchange for Shares of the Trust, and the Trust, through the Solana Custodian, will deliver Solana or cash when such Authorized Participants redeem Shares of the Trust. See “The Trust and SOLANA Prices” for more information.

Creation of New Solana

Initial Creation of Solana

Unlike other digital assets such as bitcoin, which are solely created through a progressive mining process, 500 million Solana were created in connection with the launch of the Solana Network. The initial 500 million Solana were distributed as follows:

Investors: 189 million Solana, or 37.8% of the supply, was sold in private sales to venture capital and other investors conducted between 2018 to 2021.

Solana Foundation: 52 million Solana, or 10.4% of the supply, was distributed to the Solana Foundation for operational costs incurred in the development of the Solana Network.

Solana Labs, Inc.: 64 million Solana, or 12.8% of the supply, was retained by Solana Labs to be used, at least in part, to compensate the employees of Solana Labs.

Community: 195 million Solana, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.

Following the launch of the Solana Network, Solana supply increases through a progressive minting process.

Proof-of-Stake Process

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins using the Solana Network protocol to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, could result in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Every 12 seconds, approximately, a new block is added to the Solana blockchain with the latest transactions processed by the network, and results in the creation of an amount of new Solana and earns a portion of the transaction fees paid by users.

Limits on Solana Supply

The rate at which new Solana supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the Solana supply by eliminating 50% of base transaction fees paid to the network. As a result, net changes in Solana supply are expected to vary in the future.

At network launch, the Solana circulating supply was 8 million Solana. Between network launch and June 1, 2025, the circulating supply of Solana increased by roughly 6,450% to approximately 524 million Solana.

In February 2021, the Solana supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached. As of June 1, 2025, the Solana supply issuance rate was approximately 4.6% on an annual basis before any offsets for eliminated transaction fees.

Solana Protocol Development and Modifications

Historically the Solana Network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network’s source code.

For example, in March 2020, the Solana Network launched the Mainnet Beta version of the Solana Network, one month after launching the testnet, Tour de SOL. Solana Labs led the development of these reference implementations.

The release of updates to the Solana Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana Network’s source code. A modification of the Solana Network’s source code is only effective with respect to the Solana users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Solana Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “RISK FACTORS—Risks Associated with Solana and the Solana Network — A temporary or permanent “fork” or a “clone” of the Solana Network could adversely affect the value of the Shares.” Consequently, as a practical matter, a modification to the source code become part of the Solana Network only if accepted by participants collectively having a majority of the processing power on the Solana Network.

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize Solana as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for Solana and the utility of the Solana Network as a whole. Conversely, projects that operate and are built within the Solana blockchain may increase the data flow on the Solana Network and could either “bloat” the size of the Solana blockchain or slow confirmation times.

Forms of Attack Against the Solana Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana Network contains certain flaws. For example, the Solana Network is currently vulnerable to a “51% attack” (though the numerical thresholds vary in proof-of-stake) where, if a party or group were to gain control of more than the relevant threshold of the staked Solana, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana blockchain. As of May 31, 2025, the top three largest staking pools controlled approximately 11% of the Solana staked on the Solana Network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of Solana.

For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana Network that impact the ability to transfer Solana could have a material adverse effect on the price of Solana and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Solana Network. For additional information, see the “RISK FACTORS” section of this Prospectus.

Market Participants

Validators

Validators range from Solana enthusiasts to professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers earn transaction fees and generate new tokens. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering greater transaction fees. Validators less commonly capture MEV in the Solana Network because, unlike the Ethereum network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Solana Validators consistently capture MEV. See “SOLANA, SOLANA MARKET AND REGULATION OF SOLANA—Summary of a Solana Transaction” below.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Solana transactions through the direct sending of Solana over the Solana Network. The retail sector also includes transactions in which consumers purchase goods and services from commercial or service businesses through direct transactions or third-party service providers, although the use of Solana as a means of payment is still developing and has not yet been accepted in the same manner as bitcoin or ether due to its infancy and because Solana has a different purpose than bitcoin and ether.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of Solana. As Solana continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for Solana.

Competition

As of June 29, 2026, more than 8,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While Solana has enjoyed some success in its limited history, the aggregate value of outstanding Solana is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including Financial Crimes Enforcement Network (“FinCEN”), SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises~~,~~ and the safety and soundness of exchanges or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed ~~to~~ by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

On January 29, 2026, SEC Chairman Paul S. Atkins and CFTC Chairman Michael S. Selig announced that “Project Crypto”, previously an SEC-led initiative, will proceed as a joint effort between the SEC and the CFTC to harmonize federal oversight of crypto asset markets. On March 17, 2026, the SEC issued a joint interpretation with the CFTC clarifying the application of the federal securities laws to certain types of crypto assets and transactions involving crypto assets. The interpretation establishes a token taxonomy classifying crypto assets into five categories: (i) digital commodities; (ii) digital collectibles; (iii) digital tools; (iv) stablecoins; and (v) digital securities. The SEC explicitly identified Solana as “digital commodity” that is not itself a security. Digital commodities are defined as crypto assets that are intrinsically linked to and derive their value from the programmatic operation of a functional crypto system, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. The interpretation provides that digital commodities, digital collectibles, and digital tools are not themselves securities, though they may become subject to an investment contract under certain circumstances. The interpretation also clarifies that protocol staking activities do not involve the offer and sale of a security. Although the SEC’s March 2026 interpretation provides significant clarity regarding the regulatory treatment of Solana and similar digital commodities, uncertainty remains regarding certain aspects of digital asset regulation. A non-security crypto asset may become subject to the federal securities laws if it is offered and sold as part of an investment contract.

Additionally, U.S. state and federal, as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The outcomes of ongoing and future regulatory actions may alter the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The CFTC has regulatory jurisdiction over the Solana futures markets. In addition, because the CFTC has determined that Solana is a “commodity” under the Commodity Exchange Act and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Solana. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Solana that do not use collateral, leverage, or financing. In December 2025, the CFTC withdrew certain interpretive guidance relating to “retail commodity transactions” involving certain digital assets. However, the scope of the CFTC’s jurisdiction and the application of the Commodity Exchange Act to digital asset products and transactions, including transactions involving Solana and other digital assets, remain subject to change through legislation, regulation, agency interpretation, and judicial decisions.

On March 17, 2025, the CME, a designated contract market (“DCM”) registered with the CFTC, launched new contracts for Solana futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the Commodity Exchange Act. Among other things, DCMs are required to establish self-regulatory programs designed to enforce their rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a review of the self-certification of Solana futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; to monitor data from cash markets with respect to price settlements and other Solana prices more broadly, and to identify anomalies and disproportionate moves in the cash markets compared to the futures markets; to engage in inquiries, including at the trade settlement level when necessary; and to agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request. As of June 29, 2026, the open interest on CME Solana futures amounted to $395.8 million.

In June 2025, the SEC withdrew its proposed Safeguarding Advisory Client Assets rule, which would have expanded the investment adviser custody rule to cover a broader range of assets, including digital assets. Although that proposal was withdrawn, future SEC rulemaking, guidance or interpretations relating to custody or digital assets could impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly. In addition, it is possible the market turbulence in late 2022, which led to the failure of FTX in November 2022 and the resulting market turmoil, could lead to increased SEC, CFTC, or other governmental investigations, enforcement, and/or other regulatory activity across the digital asset ecosystem.

Digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including Solana. The effect of any existing regulation or future regulatory change on the Trust or Solana is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect Solana, particularly with respect to Solana spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Solana by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Solana economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of Solana, and, in turn, the value of the Shares.

THE TRUST AND SOLANA PRICES

Overview of the Trust

The Trust’s primary investment objective is to seek to provide exposure to the value of Solana held by the Trust, less the expenses of the Trust’s operations. The Trust’s secondary investment objective is to derive additional Solana through staking. In seeking to achieve its primary investment objective, the Trust holds Solana and values its net assets and the Shares daily based on the Pricing Benchmark. Solana is the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use Solana by investing in the Shares rather than purchasing, holding and trading Solana directly. The latter alternative would require an investor to acquire Solana by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such Solana by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

Purchase and Sale of Solana

When the Trust conducts Cash Creations or Cash Redemptions, it is responsible for purchasing and selling Solana. The Trust may also be required to sell Solana to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell Solana at a price as close to the Pricing Benchmark as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Trust’s purchase and sale of Solana may be conducted pursuant to either of two models: (i) the “Trust-Directed Trade Model”; or the (ii) the “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of Solana and will only utilize the Agent Execution Model in the event that no Solana Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of Solana.

Trust-Directed Trade Model

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring Solana from a Solana trading counterparty that has been approved by the Sponsor (each, a “Solana Trading Counterparty”). The Sponsor has entered into contractual agreements with the Solana Trading Counterparties, and these agreements set forth the general parameters under which a transaction in Solana will be effectuated, should any transaction with a Solana Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular Solana Trading Counterparty, and do not create any contractual obligations on the part of any Solana Trading Counterparty to participate in cash orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a Solana Trading Counterparty will be done on an arm’s-length basis.

While it is expected and intended that the Solana Trading Counterparties are unaffiliated third-parties it is possible that a Solana Trading Counterparty may on any given day be or become considered an affiliate of the Trust if it acquires Shares in an amount that would cause it to become considered an affiliate of the Trust, as the Shares are publicly traded. Solana Trading Counterparties are not required to have a custody account with the Solana Custodian. When seeking to purchase or sell Solana on behalf of the Trust, the Sponsor will typically seek to buy and sell Solana at a price as close to the Pricing Benchmark as practical from any of the approved Solana Trading Counterparties. Upon notification that the Trust needs to purchase or sell Solana, the Sponsor will obtain indicative prices from multiple Solana Trading Counterparties at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Solana Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers of Solana to and from the Trust Solana Accounts to the Solana Trading Counterparty are “on-chain” transactions represented on the Solana Network. Transfer fees with respect to this on-chain transfer of Solana will be paid by the Solana Custodian.

The Sponsor maintains a process for approving and monitoring Solana Trading Counterparties, which is overseen by the Bitwise Portfolio Oversight Committee, which is responsible for investment activities and related risk, as well as counterparty risk. All Solana Trading Counterparties must be approved by the Bitwise Portfolio Oversight Committee before the Sponsor, on behalf of the Trust, will engage in transactions with the entity. The Bitwise Portfolio Oversight Committee continuously reviews all approved Solana Trading Counterparties at its quarterly meetings and will reject the approval of any previously approved Solana Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved Solana trading counterparty in doubt. In considering which Solana Trading Counterparties to approve, the Bitwise Portfolio Oversight Committee has instituted rigorous policies and procedures that include, but are not limited to, (i) a review of all sanctioned entities, including, but not limited to, the various categories of sanctioned persons and entities identified by the Office of Foreign Assets Control; (ii) a review of all publicly available information regarding the entity, including a review of all information that has been filed pursuant to the requirements of U.S. or non-U.S. regulators, with a particular emphasis on the identity of the entity’s owners, disclosure events and reports of disciplinary action; and (iii) a review of the entity’s policies and procedures regarding various topics, including, but not limited to, anti-money laundering and “know-your-customer” requirements, trade surveillance, auditing and testing and cybersecurity capabilities.

As of June 15, 2026, Coinbase, Inc., Cumberland DRW LLC, FalconX (d/b/a Solios, Inc.), Flow Traders B.V., CMI Cayman Limited, JSCT, LLC, Nonco Group LLC, Virtu Financial Singapore Pte Ltd., and Wintermute Trading Ltd. have been approved as Solana Trading Counterparties. Virtu Financial Singapore Pte Ltd. is an affiliate of Virtu Americas LLC, which is an Authorized Participant to the Trust.

Agent Execution Model

In the event that every Solana Trading Counterparty is either unable or unwilling to effectuate the Trust’s purchase or sale of Solana, the Sponsor, on behalf of the Trust, may execute the trade using the Agent Execution Model.

Under the Agent Execution Model, the Prime Execution Agent, an affiliate of the Solana Custodian, acting in an agency capacity, conducts Solana purchases and sales on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. To avoid having to pre-fund purchases or sales of Solana, the Trust may borrow Solana or cash as Trade Credit from the Trade Credit Lender on a short-term basis pursuant to the Trade Financing Agreement. As the Trust intends to conduct nearly all purchases and sales of Solana pursuant to the Trust-Directed Trade Model, under normal conditions, it expects to keep very little or no Solana in the Trading Balance with the Prime Execution Agent.

In the case of a purchase of Solana, the extension of Trade Credits allows the Trust to purchase Solana through the Prime Execution Agent on the date the Trust wishes to effectuate the transaction (for instance, on the evening of the day when an order to create Shares is received), with such Solana being deposited in the Trust’s Trading Balance. On the day following a trade when Trade Credits have been utilized, the Trust uses cash (for instance, from the Authorized Participant who submitted the creation order) to repay the Trade Credits borrowed from the Trade Credit Lender. The Solana purchased by the Trust is then swept from the Trust’s Trading Balance with the Prime Execution Agent to the Trust Solana Accounts with the Solana Custodian pursuant to a regular end-of-day sweep process. Transfers of Solana into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust Solana Accounts are “on-chain” transactions represented on the Solana Network. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

In the case of a sale of Solana, the Trust enters into a transaction to sell Solana through the Prime Execution Agent for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with Solana on the date the Trust wishes to effectuate the transaction (for instance, on the evening a day when an order to redeem Shares is received) because the Solana remains in the Trust Solana Accounts with the Solana Custodian. In those circumstances the Trust may borrow Trade Credits in the form of Solana from the Trade Credit Lender, which allows the Trust to sell Solana through the Prime Execution Agent at the desired time, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. On the business day following the trade, the Trust will use the Solana that is moved from the Trust Solana Accounts with the Solana Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of Solana from the Trust Solana Accounts to the Trust’s Trading Balance are “on-chain” transactions represented on the Solana Network. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

The CME CF Solana – Dollar Reference Rate – New York Variant

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CME CF Solana – Dollar Reference Rate – New York Variant, the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of Solana in U.S. dollars. The Pricing Benchmark was created to facilitate financial products based on Solana. It serves as a once-a-day benchmark rate of the U.S. dollar price of Solana (USD/SOL), calculated as of 4:00 p.m. ET. The Pricing Benchmark aggregates the trade flow of several major Solana trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one Solana at 4:00 p.m. ET. The Pricing Benchmark currently uses substantially the same methodology as the CME CF Solana Reference Rate, the SRR, including utilizing the same constituent Solana exchanges, except that the Pricing Benchmark is calculated as of 4:00 p.m. ET, whereas the SRR is calculated as of 4:00 p.m. London time. The Pricing Benchmark, which was introduced on September 16, 2024, is based on materially the same methodology (except calculation time) as the SRR, which was first introduced on April 25, 2022.

The Pricing Benchmark is designed based on the IOSCO Principles for Financial Benchmarks. The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of Solana in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of Solana differs materially from the global market price of Solana and/or that third parties are able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8‑K or in the Trust’s annual or quarterly reports.

Pricing Benchmark Methodology

The Pricing Benchmark is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent Solana trading venues (the “Constituent Platforms”) as follows:

•
All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.
•
The list is partitioned by timestamp into twelve (12) equally sized time intervals of five (5) minutes in length.
•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.
•
The Pricing Benchmark is then determined by the equally weighted average of the volume medians of all partitions.

As of June 30, 2026, the Constituent Platforms included in the Pricing Benchmark are Bitstamp, Coinbase, Crypto.com, Gemini, Kraken and LMAX Digital.

•
Bitstamp: Bitstamp is a Luxembourg‑headquartered trading venue, regulated in the EU and operating under MiCA, with additional licenses in the US and UK. In April 2016, Bitstamp Europe SA was granted a license by the Luxembourg Finance Ministry as a Payment Institution, passportable across the EU’s 28 member states. Additionally, Bitstamp is registered as a Crypto-Asset Service Provider under the EU’s Markets in Crypto Assets (MiCA) regime. Through Bitstamp USA, Inc., the firm also holds a BitLicense and Virtual Currency Business Activity license from the New York State Department of Financial Services (NYDFS). Bitstamp was acquired by Robinhood, a US firm, in June 2025.
•
Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as e-money providers (Republic of Ireland, Central Bank of Ireland) and Major Payment Institutions (Singapore, Monetary Authority of Singapore).
•
Crypto.com: A Singapore-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a non-depository trust company by the New Hampshire Banking Department. Crypto.com does not hold a BitLicense.
•
Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.
•
Kraken: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider. Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators.
•
LMAX Digital: A Gibraltar-based exchange regulated by the Gibraltar Financial Services Commission as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of an FCA-regulated Multilateral Trading Facility and Broker-Dealer.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity. The Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts-of-interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Pricing Benchmark is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME; (ii) one who is a representative of CF Benchmarks Ltd.; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

In the event that there are errors or irregularities in the calculation and publication of the Pricing Benchmark, including delayed, missing data or erroneous data, the Benchmark Provider will apply the “Contingency Calculation Rules” as they relate to the Pricing Benchmark that are set forth on the Benchmark Provider’s website. The use of the Contingency Calculation Rules could negatively impact the NAV of the Trust. Such rules dictate how the Benchmark Provider will calculate the Pricing Benchmark, depending upon the type of error or irregularity. For instance, in the event that no Relevant Transaction occurs on a Constituent Platform on a given day, or one or more Relevant Transactions do occur on the Constituent Platform but cannot be retrieved by the Benchmark Provider, the Constituent Platform is disregarded in the calculation of the Pricing Benchmark for that day. In addition, all Relevant Transactions are subject to automated screening for erroneous data. Relevant Transactions that have been flagged as erroneous pursuant to the automated screening and the Contingency Calculation Rules are disregarded in the calculation of the Pricing Benchmark for a given day. If, for whatever reason, the Benchmark Provider is unable to calculate and publish the Pricing Benchmark by the stipulated dissemination time, it shall publish a notification on its website informing Pricing Benchmark users, including the Trust, the calculation and publication have been delayed.

A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Pricing Benchmark given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.
The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: the average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.
2.
The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.
3.
The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.
4.
The venue complies with applicable laws and regulations, including, but not limited to, capital markets regulations, money-transmission regulations, client money custody regulations, and KYC and AML regulations.
5.
The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data-sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for inclusion in the list of Constituent Platforms by any member of the public, any exchange or the Oversight Committee.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The six Constituent Platforms that contribute transaction data to the Pricing Benchmark with the aggregate volumes traded on their respective SOL-USD markets over the preceding four calendar quarters are listed in the table below:

Aggregate Trading Volume of SOL-USD Markets of Pricing Benchmark Constituent Platforms*
Period	Coinbase	Gemini	Kraken	LMAX Digital
2024 Q3	$12,973,976,396	$318,392,047	$4,579,227,408	$689,937,592
2024 Q4	$17,640,672,912	$433,649,932	$5,875,645,587	$926,833,447
2025 Q1	$18,899,010,141	$529,719,846	$3,800,441,943	$697,223,463
2025 Q2	$15,327,025,741	$637,828,584	$2,767,705,681	$530,726,783

* Bitstamp was added as a Constituent Platform to the Pricing Benchmark on July 24, 2025 and Crypto.com was added as a Constituent Platform to the Pricing Benchmark on August 29, 2025. Accordingly, neither were constituents of the Pricing Benchmark during the second quarter of 2025.

The market share for SOL-USD trading of the six Constituent Platforms over the past four calendar quarters is shown in the table below:

Solana Trading Platform Market Share of SOL-USD Trading
Period	Coinbase	Gemini	Kraken	LMAX Digital
2024 Q3	69.90%	1.72%	24.67%	3.72%
2024 Q4	70.91%	1.74%	23.62%	3.73%
2025 Q1	78.99%	2.21%	15.88%	2.91%
2025 Q2	79.57%	3.31%	14.37%	2.76%

* Bitstamp was added as a Constituent Platform to the Pricing Benchmark on July 24, 2025 and Crypto.com was added as a Constituent Platform to the Pricing Benchmark on August 29, 2025. Accordingly, neither were constituents of the Pricing Benchmark during the periods represented above.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO THE FUND OR THE SPONSOR AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY PRODUCTS OR SERVICES INCLUDING AS DESCRIBED HEREIN. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OFFERING AND SALE OF THE FUND. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE FUND OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds Solana and is expected from time to time to issue Baskets in exchange for deposits of cash and to distribute cash in connection with redemptions of Baskets. The Trust’s primary investment objective is to seek to provide exposure to the value of Solana held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to derive additional Solana through staking. In seeking to achieve its primary investment objective, the Trust holds Solana and establishes its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust is a straight-forward solution to seek its investment objectives. Besides cash received in connection with Cash Creation Orders of Baskets, the Trust’s sole asset is expected to be Solana held with the Solana Custodian. The Sponsor believes that the Pricing Benchmark is a representative value for the SOL-USD price of Solana, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in Solana. The Trust will only sell Solana (1) in connection with Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis Solana pricing information based on the spot price for one Solana from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (BSOLetf.com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

Staking

Pursuant to its secondary investment objective, the Trust will seek to generate additional Solana through staking. The Trust will stake the Solana held in the Trust Staking Account(s) maintained at the Solana Custodian. Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s Solana, except for Solana held in the Liquidity Reserve. As of the date of this Prospectus, the Trust is not utilizing the Liquidity Reserve. In addition to the Solana held in the Liquidity Reserve, the Trust may, on a short-term and temporary basis and in connection with one or more of the following events, hold Solana that is not staked, provided that the Trust shall make such Solana available for staking as soon as and to the extent reasonably possible: (i) Solana to be sold to pay Trust expenses; (ii) Solana received in connection with In-Kind Creations or to be distributed in connection with In-Kind Redemptions; (iii) Solana acquired with cash in connection with Cash Creations or sold in connection with Cash Redemptions; or (iv) Solana received or available for receipt as staking rewards. In addition to Solana held in the Liquidity Reserve, the Trust also may, in connection with one or more of the following events, hold additional unstaked Solana, provided that the Trust shall make such Solana available for staking as soon as and to the extent reasonably possible: (i) the purchase or sale of Solana pursuant to a Contingent Liquidity Arrangement described below; (ii) the sale of Solana in connection with the Trust’s liquidation; (iii) the need to take protective measures against potential system vulnerabilities in the Solana Network’s protocol, staking smart contracts or validator client software; (iv) the cessation of the Custody Agreement, but only with respect to the Solana affected by the cessation; (v) the cessation of the arrangement between a custodian and a Staking Agent, but only with respect to the staked Solana affected by the cessation; and (vi) a change in applicable law or regulation.

Staking is how transactions are validated in a proof-of-stake (PoS) blockchain network. In the case of the Solana Network, participants may stake Solana tokens by delegating their “stake weight” (i.e., the ability to use a token in the process of validating) to one or more validators. Validators are responsible for processing transactions and proposing new blocks. In return for helping to secure the network and produce blocks, validators (and those who delegate stake weight to them) may create or generate additional Solana. Staked tokens remain under the ownership of the delegator and are not transferred to the validator, though they may be subject to a temporary lock-up period and in the future may be subject to certain network-imposed risks such as “slashing,” whereby a portion of the staked tokens may be forfeited for validator misbehavior or network faults. The Solana Network does not currently impose slashing risks, but it is possible that such risks may exist in the future, in the event the staking mechanism for the protocol changes. Staking may include other activities undertaken by the Staking Agent that generate maximal extractable value rewards in connection with its operation of the validator. Any additional consideration so earned will be allocated to the Trust in the same proportion as other staking rewards.

Solana that is staked on the Solana Network is locked during the staking process, subject to a cooldown period before it becomes fully liquid and transferable again. The Solana Network utilizes what is known as an “epoch-based” staking mechanism. When a user on the Solana Network initiates a request to un-stake, the request does not take effect immediately. It is queued and only processed at the end of the epoch. Each epoch on the Solana Network lasts approximately two days. As a result, if the un-stake request is issued just after a new epoch has begun, the Trust may have to wait nearly a full epoch before its Solana begins transitioning to an inactive (withdrawable) state resulting in certain liquidity risks. The Sponsor will make all of its Solana available for staking while managing liquidity risk pursuant to the Liquidity Policies.

While staking Solana offers the potential to derive additional Solana, it also exposes the Trust to several risks. The Trust’s staking is dependent on the performance and uptime of the validators operated by the Staking Agents to which the Trust’s Solana has been delegated for staking. Although the Solana Network has historically not implemented slashing functionality, its protocol architecture allows for slashing to be expanded or enforced more aggressively in the future via validator consensus or governance upgrades. Any future addition of slashing could result in the partial or complete loss of the Trust’s staked Solana and may materially and adversely affect the value of the Trust’s assets and the NAV of the Shares.

The Trust does not itself undertake any validation activities or otherwise actively participate in the maintenance of the Solana Network. The Trust will enter into a Staking Services Agreement with each Staking Agent setting forth the terms of the services provided by the Staking Agent to the Trust in connection with the Trust’s staking activities. The Sponsor has selected one or more Staking Agents, each of which operates the validators to which the Trust’s Solana is staked to ensure that validation occurs. The Sponsor allocates the amount and percentage of its Solana “stake weight” to each Staking Agent in its sole discretion. When making this determination, in order to preserve and protect the Trust assets and ensure that the validators will properly perform validations the Sponsor will exercise diligence to (i) ensure the performance and reliability of each Staking Agent; (ii) ensure the adequacy of the safety and security policies and procedures of each Staking Agent, and (iii) consider any other factor(s) the Sponsor deems appropriate in making the allocation determination as necessary to achieve its investment objective and preserve and protect the Trust’s assets. The Trust has arranged its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority.

As of July 15, 2026, the Staking Agent is anticipated to be Attestant, Ltd., although the Trust may add additional Staking Agents in the future. Attestant, Ltd. is an affiliate of the Sponsor. The Staking Agent may delegate operation of the validators to a third party, and currently delegates operation to Helius Blockchain Technologies Ltd. The Trust's staking arrangements are governed by its Staking Services Agreement with the Staking Agent, and the Trust has no contractual relationship with any such third party.

While the Staking Agents operate the validators used to undertake the staking activities, the Trust’s Solana is staked directly from the Trust Staking Account(s) at the Solana Custodian and is not transferred to any other wallet in order to be staked. Because the Trust’s staked Solana remains in the Trust Staking Account(s) with the Solana Custodian, even when staked, the Trust’s Solana is not commingled with the Solana of any other Solana holder in connection with staking. The Solana Custodian has multiple layers of security protocols designed to protect the Trust’s Solana from unauthorized access or transfer, which will remain in place when the Trust’s Solana is staked. The Solana protocol mandates that the executor of the staking transaction (i.e., the Sponsor on behalf of the Trust) can execute the withdraw function at any time through the Trust Staking Account(s) and limits the activities of a Staking Agent to executing only those activities specified by the protocol, such as performing validation activities. The Staking Agents do not have any control over the Trust’s staked Solana as only the Sponsor has the authority to stake and un-stake the Trust’s Solana. In particular, the Staking Agent is not authorized to leverage or rehypothecate the Trust’s Solana.

The additional Solana generated by the Trust’s staking program is subject to fees shared among the Staking Agent(s) and the Sponsor. The amounts owed or paid to the Staking Agent(s) and the Sponsor are collectively referred to as the Staking Expenses. The Staking Expenses equal 6% of the amount of the additional Solana generated by the staking of the Trust’s Solana. The Staking Expenses reduce the amount of Solana generated from the staking of the Trust’s Solana that is ultimately retained by the Trust. The Trust’s NAV will reflect the amount of Solana that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

A Staking Agent or its affiliates may earn revenue from data and related services connected to operating the Trust’s validators, including block-data and pre-confirmation feeds, which revenue is retained by them, does not constitute Solana generated by the Trust’s staking, does not reduce the Solana to which the Trust is entitled, and is separate from and in addition to the Staking Expenses.

Liquidity Policies and Procedures

The Trust currently stakes 100%of its Solana holdings. As a result, the Trust has adopted liquidity policies and procedures (the Liquidity Policies) reasonably designed to ensure that the Trust is able to satisfy Redemption Orders without incurring the risk of significant dilution of the remaining Shareholders’ interest in the Trust. The Sponsor is responsible for assessing, managing and reviewing the liquidity risk of the Trust at least annually based on the following four factors: (i) the Trust’s investment strategy and liquidity of the Trust’s assets during normal and stressed conditions, including use of borrowing for investment purposes and derivatives and whether the investment strategy is appropriate for effective and efficient arbitrage, (ii) holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources, (iii) percentage and description of the Trust’s assets that are segregated, pledged, hypothecated, encumbered, or otherwise restricted or prevented from being liquidated, sold, transferred or assigned and (iv) the lock-up period, including the exit times involved in the staking process. Following the liquidity risk assessment, the Sponsor will determine whether changes to the Liquidity Policies are necessary.

The Liquidity Policies provide the Sponsor with the means by which to manage the liquidity of the Trust’s assets in times of stress. While the Sponsor believes that the Liquidity Policies provide viable options to protect the Trust, there can be no guarantee that the implementation of the Liquidity Policies will be fully protective of the Trust.

The Liquidity Policies set forth the operation of the Liquidity Reserve. The Liquidity Reserve is currently composed of 0% of the Trust’s Solana holdings. However, the amount of Solana comprising the Liquidity Reserve may be changed by the Sponsor in its sole discretion pursuant to the terms of the Liquidity Policies. The Liquidity Policies specify that, on a monthly basis, the Sponsor will seek to determine the appropriate percentage of the Trust’s Solana to comprise the Liquidity Reserve. In making this determination, the Sponsor may consider any information it deems relevant, including, but not limited to, (i) the average, median and maximum daily value of Shares redeemed over the preceding month; (ii) the day-over-day performance of Solana over the preceding month; (iii) the thirty-day realized volatility of Solana; (iv) any changes to the mechanics of Solana Network staking, such as any lowering of the minimum staking duration or delegation period or the addition of continuous or auto-renewal staking; and (v) any information available to the Sponsor regarding the likelihood that Shareholders will redeem Shares. Following its review of these factors, the Sponsor may choose to adjust the percentage of Solana holdings that comprise the Liquidity Reserve. The Trust will disclose on its website the percentage of the Trust’s Solana that was staked as of the beginning of each trading day. In the unlikely event that the Sponsor ever suspends the Trust’s staking program, the Trust will file a current report on Form 8-K.

The Sponsor will make all of its Solana available for staking, while continuing to manage liquidity risk. When determining staking durations, the Sponsor will consider the same information as when determining the Liquidity Reserve, and any other information it deems relevant in its sole discretion to protect and preserve the Trust’s Solana and meet anticipated liquidity needs.

In the event that on a given day the amount of unstaked Solana is insufficient to meet Redemption Orders received by the Trust, pursuant to the Liquidity Policies, the Trust may utilize a Contingent Liquidity Arrangement. Under such an arrangement, the Trust may enter into a credit facility that allows the Trust to borrow cash or Solana to meet its current obligations. If the Trust draws cash or Solana under any such credit facility, the Trust may incur additional expenses in the form of interest on its indebtedness or other costs of borrowing. In addition, the Sponsor, on behalf of the Trust, may seek to engage in a transaction with a third-party pursuant to which the Trust exchanges the Solana subject to its un-stake request (that will be freely transferable upon completion of the cool-down request) (Moderately Liquid Solana) for Solana that is un-staked and freely transferable (Highly Liquid Solana). The Highly Liquid Solana that the Trust receives in this transaction will be used to satisfy the applicable Redemption Order(s). The amount of Solana sold by the Trust under such circumstances will not exceed the amount necessary to satisfy the applicable Redemption Order(s). Such trades are expected to occur at a spread, requiring the Trust to deliver a greater quantity of Moderately Liquid Solana in order to receive an equivalent amount of Highly Liquid Solana. While this spread is not expected to be significant, it will have the effect of decreasing the amount of Solana represented by a Share of the Trust.

In the event that a Contingent Liquidity Arrangement is unavailable, the Sponsor may delay settlement of a Redemption Order, i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely.

Calculation of NAV

Under normal circumstances, the Trust’s only asset will be Solana and, under limited circumstances, cash. The Trust’s Solana is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV is by the Administrator once each Exchange trading day at 4:00 p.m. ET, or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30

p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by multiplying the number of Solana held by the Trust by the Pricing Benchmark for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator determines the price of the Trust’s Solana by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark price to value Solana in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator determines the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the Solana held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. These valuation policies provide that, in seeking to fair value Solana, the Sponsor may consider all factors it deems relevant at the time, including analytical values developed using third-party valuation models. In such cases, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of Solana provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available, or if the Sponsor determines in its sole discretion that the Secondary Source is unreliable, the Sponsor may consider the price reported by the Trust’s principal market as of 4:00 p.m. ET on the valuation date. If the principal market price is also unavailable or deemed unreliable by the Sponsor, the Sponsor will use its best judgment to determine a good faith estimate of fair value based on all available data. The Sponsor does not anticipate that the need to “fair value” Solana will be a common occurrence. However, to the extent the valuation determined under these policies differs materially from the actual market price of Solana, the price of the Shares may temporarily or permanently deviate from the global market price of Solana. This could reduce investor confidence in the ability of Shares to track the value of Solana and may negatively impact the value of an investment in the Trust.

The ITV is calculated by ICE Data Indices, LLC using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME Solana Real Time Price. The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end-of-day values of the Trust’s investments. The ITV is disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters. The ITV (which is based upon the CME Solana Real Time Price) may differ from the NAV (which is based upon the Pricing Benchmark) due to differences in how the CME Solana Real Time Price and Pricing Benchmark are calculated. While the Pricing Benchmark is calculated as described in the section above entitled “THE TRUST AND SOLANA PRICES—–The CME CF Solana – Dollar Reference Rate – New York Variant,” the CME Solana Real Time Price is calculated once per second, in real time by utilizing the order books of Solana—U.S. dollar trading pairs operated by all Constituent Platforms. An “order book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the CME Solana Real Time Price calculation agent. The order books are aggregated into one consolidated order book by the CME Solana Real Time Price calculation agent and the bid-price volume curve, ask-price volume curve, mid-price volume curve and mid-spread volume curve are calculated. The mid-price volume curve is the average of the bid-price volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask-price volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid-price volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid-spread volume curve does not exceed a certain percentage deviation from the mid price). The CME Solana Real Time Price is then given by the sum of the weighted mid-price volume curve obtained in the previous step.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for Solana on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for Solana, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for Solana in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that Solana is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through Solana Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the Solana Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s Solana, the principal market in each scenario is determined by looking at the market-based level of volume and Solana trading activity. Solana Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable Solana trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx and Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 p.m. ET for Solana. The Sponsor then identifies that market as the principal market for Solana during that period, and uses the price for Solana from that venue at 4:00 p.m. ET as the principal market price.

If Superstate or another service provider makes pricing or other Trust-related data available through an oracle or similar on-chain data publication layer, that data will be for informational purposes only. Any such oracle will not determine the Trust’s official NAV or NAV per Share, approve Creation Orders or Redemption Orders, create rights to transact directly with the Trust, alter the rights of holders of Shares, or override transfer restrictions or Allowlist requirements. The Trust’s official NAV and NAV per Share will continue to be determined as otherwise described in this Section.

Additional Information About The trust

The Trust

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement dated as of September 25, 2025. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018.

The Trust is passively managed and does not pursue active management investment strategies. Additionally, the Sponsor does not actively manage the Solana held by the Trust. This means that the Sponsor does not sell Solana at times when its price is high or acquire Solana at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Solana investors to attempt to reduce the risks of losses resulting from price decreases. The Solana held by the Trust will only be delivered to pay its only ordinary expense (the Sponsor Fee) in Solana. The Trust will only sell Solana (1) in connection with Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. The delivery or sale of Solana to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes the Trust is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the Commodity Exchange Act, as administered by the CFTC or National Futures Association. The Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust pays a unitary Sponsor Fee of 0.20% per annum of the Trust’s Solana holdings.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee accrues daily and is payable in Solana monthly in arrears. The Administrator calculates the Sponsor Fee on a daily basis by applying a 0.20% annualized rate to the Trust’s total Solana holdings, and the amount of Solana payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On or about the last day of each month, an amount of Solana will be transferred from a Trust Solana Account to the Sponsor Solana Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the Pricing Benchmark on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of Solana to the Sponsor. In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Solana Custodian, Prime Execution Agent, Marketing Agent, Transfer Agent and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based on prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor has also assumed the costs of the Trust’s organization.

The additional Solana generated by the Trust’s staking program is subject to fees shared among the Staking Agent(s) and the Sponsor. The amounts owed or paid to the Staking Agent(s) and the Sponsor are collectively referred to as the Staking Expenses. The Staking Expenses will equal 6% of the amount of the additional Solana generated by the staking of the Trust’s Solana. The Staking Expenses reduce the amount of Solana generated from the staking of the Trust’s Solana that is ultimately retained by the Trust. The Trust’s NAV will reflect the amount of Solana that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Solana Network, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Solana Custodian, Prime Execution Agent, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In addition, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor Fee attributable to Shares held by certain large investors or entities. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor/entity on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor Fee. Neither the Trust nor the Trustee will be a party to any Sponsor Fee rebate arrangements negotiated by the Sponsor. In addition, the Sponsor may, in its sole discretion and under very limited circumstances, agree to share the proceeds of the Sponsor Fee with other parties that have agreed to provide material support to the Sponsor.

The Administrator and/or the Sponsor will direct the Solana Custodian to transfer Solana from a Trust Solana Account to the Sponsor Solana Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s Solana as necessary to pay such expenses. The Sponsor, on behalf of the Trust, will typically seek to buy and sell Solana at a price as close to the Pricing Benchmark as practical. Such sales will be undertaken pursuant to the Trust-Directed Trade Model unless no Solana Trading Counterparty is willing or able to effectuate the trade. Transfers of Solana from a Trust Solana Account to the Sponsor Solana Account, and from the Sponsor Solana Account to the Solana Trading Counterparty are “on-chain” transactions represented on the Solana Network. Transfer fees with respect to this on-chain transfer of Solana will be paid by the Solana Custodian. The cash proceeds of the sale will be sent to the Sponsor, which will use such proceeds to pay the expenses. Any remaining cash will be distributed back to the Cash Custodian. To the extent that the Trust must utilize the Agent Execution Model to undertake Solana sales to pay for expenses not assumed by the Sponsor, the Prime Execution Agent, acting in an agency capacity, would conduct the sale on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. Transfers of Solana from a Trust Solana Account to the Trust’s Trading Balance in connection with such sales are “on-chain” transactions represented on the Solana Network. Each delivery or sale of Solana by the Trust to pay the Sponsor Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust does not engage in any activity designed to derive a profit from changes in the price of Solana. Solana not needed to redeem Baskets, or to cover the Sponsor Fee and Trust expenses not assumed by the Sponsor, is held by the Solana Custodian or Prime Execution Agent. As a result of the recurring deliveries of Solana necessary to pay the Sponsor Fee and potential sales of Solana to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the amount of Solana represented by each Share will decrease proportionately over the life of the Trust. New deposits of Solana, purchased with the cash received in connection with Cash Creations of Baskets, will not reverse this trend.

Forks

In the event of a hard fork in the Solana Network, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which blockchain should properly be considered the Solana Network for the Trust’s purposes. The Sponsor will base its determination on a range of relevant factors at the time, including, but not limited to, the Sponsor’s views regarding the expectations of Solana core developers, users, service providers, businesses, validators, and other stakeholders, as well as the actual ongoing acceptance of, validation support for, and community engagement with the Solana Network. There is no assurance that the Sponsor will select the fork or version of Solana that ultimately proves to be the most valuable, and this decision could negatively impact the value of the Shares. Additionally, the Sponsor may have a differing view from Shareholders, the Solana Custodian, security vendors, or the Benchmark Provider as to what is generally accepted as Solana and should therefore be considered “Solana” for the Trust’s purposes, which could also adversely affect the value of the Shares.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in cash or potentially in kind.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, the Sponsor will sell the Trust’s Solana and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Under no circumstances will the Trust distribute Solana to Shareholders.

See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent or otherwise determined in accordance with the Trust’s records, including, with respect to Tokenized Shares, the on-chain record together with the Digital Transfer Agent’s associated records, for a distribution will be entitled to receive their pro rata portions of any distribution. Holders of Tokenized Shares will have the same economic rights to any distributions as holders of DTC Shares, although the mechanics, timing, and intermediaries through which distributions are paid may differ depending on the form in which the Shares are held.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of Solana, which permit the Trust to acquire other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Solana Network, airdrops offered to holders of Solana and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

•
the availability of a safe and practical way to custody the Incidental Right or IR Asset;
•
the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

•
whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Asset;
•
the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and
•
whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop in the Solana Network (other than Solana), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•
Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) business days of their delisting;
•
One hundred eighty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed or accepted its appointment;
•
The SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has made the determination that termination of the Trust is advisable;
•
The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;
•
The Trust is determined to be a “money services business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act of 1970 and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;
•
A U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its Solana;
•
Any ongoing event exists that prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of Solana for purposes of determining the NAV of the Trust;
•
The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;
•
The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any state or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;
•
Sixty days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or
•
The Sponsor elects to terminate the Trust after the Trustee, Administrator or Solana Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the Investment Company Act; the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority of the Shareholders may propose and approve and who agrees to serve hereunder) shall take full charge of the Trust Property. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all Solana owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof and in such a manner so as to effectuate orderly sales and a minimal market impact. The Liquidating Trustee may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of Shareholders that had not theretofore been redeemed. The Liquidating Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of Section 8.01 of the Trust Agreement. The Liquidating Trustee may suspend its sales of Solana upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of Solana or similar market event. Upon receipt of proceeds from the sale of the last Solana held hereunder, all proceeds shall be applied and distributed in the following order of priority:

1.
pay to Sponsor from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;
2.
deduct from the Trust any amounts that the Liquidating Trustee, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust any applicable taxes or other governmental charges that may be payable by the Trust and any other contingent or future liabilities of the Trust; and
3.
distribute each Shareholder’s interest in the remaining assets of the Trust. Such distribution shall consist of cash. Under no circumstances will the Trust distribute Solana to Shareholders.

Following the dissolution and windup of the Trust, including distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the DSTA at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in the Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for certain of its obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the Solana represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC, as Sponsor, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Solana Custodian, the Administrator, the Transfer Agent or CF Benchmarks Ltd. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will exercise the marketing plan of the Trust on an ongoing basis.

The principal office of the Sponsor is 250 Montgomery Street, Suite 200, San Francisco, CA 94104.

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the President and Treasurer of the Sponsor. Prior to Bitwise Asset Management, Inc. (“BAM”), the parent of the Sponsor, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off from school from 2011 to 2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees and was sold to Noodle Education, Inc., in 2013.

Paul “Teddy” Fusaro is Chief Operating Officer and Secretary of the Sponsor. Prior to joining BAM in April 2018, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the exchange-traded fund unit of New York Life Investment Management, a firm with over $550 billion in AUM. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy exchange-traded funds, mutual funds, and separately managed accounts. Prior to that, from 2009 to 2013, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative exchange-traded fund manager. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

James Bebrin III is a Vice President of the Sponsor and has served in such capacity since November 2025. Mr. Bebrin is also the Principal Financial Officer, Asset Management Products, for BAM and has served in such capacity since August 2025. Mr. Bebrin previously served as Director, Head of Controls and Fund Administration, at BAM since September 2021. Prior to BAM, Mr. Bebrin previously served as a Fund Manager of WisdomTree Asset Management from 2015 to 2021. Mr. Bebrin is a graduate of Bentley University.

Phuong Black is a Vice President of the Sponsor and has served in such capacity since November 2025. Ms. Black is also the Director, Head of Investment Operations, for BAM and has served in such capacity since April 2023. Ms. Black previously served as Director, Head of Fund Operations, at BAM since April 2023 and Operations Manager since January 2022. Prior to joining BAM, Ms. Black was Vice President at BlackRock from 2014 to 2021. Ms. Black is a graduate of San Jose State University.

Johanna Collins-Wood is a Vice President of the Sponsor and has served in such capacity since November 2025. Ms. Collins-Wood is also the General Counsel and Head of Compliance, U.S. Asset Management, for BAM, and has served in such capacity since November 2025. Ms. Collins-Wood previously served as Deputy General Counsel at BAM from December 2024 to November 2025 and as Senior Counsel at BAM from 2021 to December 2024. Prior to joining BAM, Ms. Collins-Wood was a senior associate in the fintech and financial services practice group at Wilson, Sonsini, Goodrich & Rosati, LP from 2019 to 2021. Before that, she was an associate in the corporate group at Troutman Pepper Locke LLP from 2017 to 2019. Ms. Collins-Wood began her career as an associate in the capital markets group at Davis Polk & Wardwell LLP in 2013, working in both the New York and London offices. Ms. Collins-Wood is a graduate of Duke Law school, where she received her J.D. and an LL.M. in international and comparative law, and of Duke University.

The following is a biographical summary of the business experience of certain key officers of BAM, the parent of the Sponsor:

Hunter Horsley is also the Chief Executive Officer of BAM and has served in such capacity since BAM's inception in October 2016.

Paul “Teddy” Fusaro is also the President of BAM and has served in such capacity since April 2018. Previously, he served as the Chief Operating Officer at BAM.

Matthew Hougan is the Chief Investment Officer of BAM and has served in such capacity since October 2020 after joining BAM in February 2018. Prior to BAM, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, an FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal of Indexes. Mr. Hougan is a three-time member of Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on exchange-traded funds. Mr. Hougan is a graduate of Bowdoin College.

Hong Kim is the Chief Technology Officer of BAM and has served in such capacity since BAM’s inception. Prior to BAM, Mr. Kim worked in cybersecurity for the South Korean Military. He later worked on Google’s backend infrastructure for Drive. Mr. Kim attended the University of Pennsylvania where he graduated with a Bachelor of Science in Computer Science.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (the “DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

The principal address of CSC Delaware Trust Company, as Trustee is 251 Little Falls Drive, Wilmington, DE 19808.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The principal address of [●], as Administrator, Transfer Agent and Cash Custodian, is [●].

The Transfer Agent

The Transfer Agent (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Digital Transfer Agent

Superstate serves as the Trust’s digital transfer agent pursuant to a Digital Transfer Agency Agreement with the Trust. Superstate’s principal address is 205 W. 28th Street, Floor 8, New York, NY 10001. Superstate is registered as a transfer agent pursuant to Section 17A(c)(2) of the Exchange Act. Superstate maintains a blockchain-integrated recordkeeping system for Shares recorded through the Superstate platform, consisting of book-entry records and associated digital representations of Tokenized Shares on the applicable blockchain.

Superstate’s services as digital transfer agent include: (i) maintaining a Digital Register covering Shares recorded by Superstate, including Tokenized Shares and Shares recorded in book-entry form by Superstate; (ii) managing and maintaining the Allowlist of approved blockchain wallet addresses; (iii) minting Tokenized Shares to approved wallet addresses based on the Sponsor’s instructions; (iv) recording and processing the burning of Tokenized Shares upon redemption or a change in recordkeeping format; (v) recording on-chain transfers of Tokenized Shares among Allowlisted addresses; (vi) maintaining an investor portal through which holders may view their holdings and manage Allowlisted addresses; and (vii) reconciling its Digital Register with the records of [●], as Transfer Agent, on at least a daily basis. [●] remains the Trust’s recordkeeping transfer agent and the source of Trust-level share issuance and cancellation records, and maintains the Trust’s record of the total number of Shares issued and outstanding. Each transfer agent maintains the information assigned to it under applicable law and its separate agreement with the Trust. [●] serves as the Trust’s recordkeeping transfer agent within the meaning of Rule 17Ad-9(h) under the Exchange Act, and Superstate serves as a co-transfer agent within the meaning of Rule 17Ad-9(i). Each of [●] and Superstate is separately registered as a transfer agent under Section 17A(c) of the Exchange Act and is independently responsible for its own compliance with the applicable transfer agent rules. Each of [●] and Superstate is appointed and engaged directly by the Trust. [●] and Superstate are not parties to any bilateral transfer-agency or operating agreement with one another. Neither is engaged by, acts for, or has delegated any transfer-agent responsibility to the other, and neither has any contractual responsibility to supervise or oversee the other’s performance or regulatory compliance.

Superstate holds and manages the associated administrative keys and signing authorities solely as agent for the Trust during the term of the Digital Transfer Agency Agreement. As compensation for its services, Superstate receives fees as set forth in the Digital Transfer Agency Agreement.

The Solana Custodian

The Solana Custodian is responsible for safekeeping the Solana owned by the Trust. The Solana Custodian was selected by the Sponsor. The Solana Custodian has responsibility for opening the Trust Solana Accounts and facilitating the transfer of Solana required for the operation of the Trust.

The Sponsor may, in its sole discretion, add or terminate Solana custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s Solana holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into Solana custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

The Cash Custodian

The Cash Custodian is the custodian of the Trust’s cash holdings.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, Creation Orders and Redemption Orders of Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

Custody of the Trust’s Assets

The Trust has entered into an agreement with the Solana Custodian, the Solana Custody Agreement, pursuant to which the Solana Custodian will custody all of the Trust’s Solana in segregated accounts from time to time (the Trust Solana Accounts), other than the Trust’s Solana which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER—The Prime Execution Agent.” The Solana Custodian will maintain substantially all of the private keys associated with the Trust’s Solana in “cold storage” or similarly secure technology (the “Cold Solana Account”). Similarly secure technology may include the usage of storage on hardware security modules (HSMs) that may connect to the internet securely in order to broadcast transactions. While such connectivity is intended to be limited and secure, it may nonetheless expose the system to cybersecurity risks, including potential vulnerabilities in software, firmware, or network architecture. Any compromise of the HSM environment, including unauthorized access or exploitation of its internet-connected features, could result in the loss or theft of digital assets, and may adversely affect the value of the Shares or the Trust’s ability to transact. Any remaining portion of the Trust’s Solana holdings may be held in a “Hot Solana Account.” The Sponsor expects that substantially all of the Trust’s assets and private keys will be held in cold storage or similarly secure technology of the Solana Custodian on an ongoing basis.

Custody of Solana typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of Solana from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s Solana is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Solana Custodian will generally keep all of the Trust’s Solana in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s Solana will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets, to sell Solana including to pay Trust expenses not assumed by the Sponsor, as necessary. The Trust’s Solana held in the Cold Solana Account by the Solana Custodian are held in segregated wallets and therefore are not commingled with the Solana Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the United States and Europe. For security reasons exact locations are never disclosed. A limited number of employees at the Solana Custodian are involved in private key management operations, and the Solana Custodian has represented that no single individual has access to full private keys. The Solana Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Solana Custodian’s internal audit team performs periodic internal audits over custody operations, and the Solana Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the Solana Custodian by an external provider.

Under the terms of the Solana Custody Agreement, the Sponsor maintains sole discretion in allocating Solana between the Hot Solana Account and the Cold Solana Account. Solana custodied by the Solana Custodian is not commingled with assets of Solana Custodian or its affiliates or with assets of other customers of Solana Custodian. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s Solana. The Solana Custodian has also agreed in the Solana Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s Solana, and that the Trust’s Solana assets are not treated as general assets of the Solana Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Solana Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the Solana held by the Solana Custodian for the Trust and that the Trust’s Solana is held in a separate, segregated account under the Trust’s name. The Solana Custody Agreement does not require that private key information with respect to the Trust’s Solana be kept in a particular physical location.

The Solana Custodian may receive deposits of Solana but may not send Solana without use of the corresponding private keys. In order to send Solana when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Solana Custodian can upload the fully signed transaction to an online network and transfer the Solana. Because the Solana Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

Under the Solana Custody Agreement, the Solana Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Solana, or fraud or willful misconduct, among others, the Solana Custodian’s aggregate liability under the Solana Custody Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Solana Custodian in the 12 months prior to the event giving rise to the Solana Custodian’s liability, and (B) the value of the affected Solana or cash giving rise to the Solana Custodian’s liability; (ii) in respect of the Solana Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Solana Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Solana Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Solana Custodian in the 12 months prior to the event giving rise to the Solana Custodian’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Solana Custodian is not liable, even if the Solana Custodian has been advised of or knew or should have known of the possibility thereof. The Solana Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Solana Custodian. Under the Solana Custody Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Solana Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Solana Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding Solana with the Solana Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Solana Custodian may terminate the Solana Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Solana Custody Agreement), including, among others, if the Trust materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Solana Custodian may terminate the Solana Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined below). The Solana Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement. These termination provisions are described in more detail in “THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER—The Prime Execution Agent” below.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust has entered into the Cash Custody Agreement with [●] under which [●] acts as custodian of the Trust’s cash and cash equivalents.

The Trust may engage third-party custodians or vendors besides the Solana Custodian and the Cash Custodian to provide custody and security services for all or a portion of its Solana and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Solana Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Solana custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s Solana holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into Solana custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

Pursuant to the terms set forth in the Solana Staking Custody Agreement, the Trust maintains Trust Staking Accounts with the Solana Custodian which allow the Trust’s Solana to be staked. The Sponsor, on behalf of the Trust, is responsible for providing the Solana Custodian with requests that the Trust’s Solana be staked and unstaked and the allocation of the Trust’s Solana among the Staking Agents, which will be operating the validators undertaking the staking of the Trust’s Solana. The Solana Custodian disclaims any responsibility as it relates to the performance of the Staking Agents. To the extent that additional Solana is generated by staking activities undertaken in the Trust Staking Accounts, the Solana Custodian will credit the Trust Staking Accounts with such Solana, less applicable fees. The Solana Custodian and its affiliates have disclaimed all responsibility for losses arising as a result of the Trust staking activities undertaken in the Trust Solana Accounts.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The following section describes the role of the Prime Execution Agent and Trade Credit Lender. These parties will only be utilized during the rare and limited circumstances when the Trust buys and sells Solana using the Agent Execution Model. The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of Solana and will only utilize the Agent Execution Model in the event that no Solana Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of Solana.

The Prime Execution Agent

Pursuant to the Prime Execution Agreement, the Trust’s Solana holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Solana Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of Solana to pay other Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Solana (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s Solana (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the Solana associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell Solana on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of Solana that the Prime Execution Agent holds for customers holding similar entitlements as the Trust, which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agreement to hold any of the Solana in the Trust’s Trading Balance in cold storage or to hold any such Solana in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the Solana credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of Solana. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money-transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of Solana will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells Solana through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of Solana by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding Solana with the Solana Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell Solana on the Trading Platform, the associated Solana or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust Solana Accounts may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Solana Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Solana Custody Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a Cause event (as defined below).

The Prime Execution Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately ceases providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agreement defines “Cause” to mean (i) a material breach of the Prime Execution Agreement (other than the Solana Custody Agreement) which is uncured for ten (10) days; (ii) a material breach of the Solana Custody Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of one (1) business day.

Notwithstanding any termination of the Prime Execution Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities (defined in the Prime Execution Agreement as the Prime Execution Agent, Solana Custodian, and Trade Credit Lender) or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agreement, except to the extent any Transition Service is prohibited under applicable law (including, but not limited to, applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that (i) the Coinbase Entities will continue to have the right to exercise their right of set-off under the Prime Execution Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of the Trust’s Solana on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of Solana submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agreement, including the Solana Custody Agreement, in whole or in part for any reason upon thirty (30) days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Solana Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s Solana in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the Solana based on the Benchmark Valuation (defined as the Pricing Benchmark) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “Solana Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the Solana Cash Value until the relevant Solana is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant Solana, in each case, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the Solana Cash Value in lieu of the relevant Solana or receive the Solana Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant Solana would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant Solana being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the Solana, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred Solana or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) business day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the Solana Custody Agreement) and such breach remains uncured for a period of ten (10) calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Solana Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase Entity is permitted to withdraw the Trust’s Solana from a Trust Solana Account, or loan, hypothecate, pledge or otherwise encumber the Trust’s Solana, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Solana, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected Solana giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the Solana Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell Solana may be routed to the Prime Execution Agent’s exchange platform (“Coinbase Exchange”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge, and (iv) Coinbase Inc. may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the highest price for the Trust’s Solana sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Exchange or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Exchange due to temporary conditions affecting Connected Trading Venues (e.g., connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

To avoid having to pre-fund purchases or sales of Solana when using the Agent Execution Model, the Trust may borrow Solana or cash as Trade Credit from the Trade Credit Lender on a short-term basis. The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient cash or Solana to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. This allows the Trust to buy or sell Solana through the Prime Execution Agent in an amount that exceeds the cash or Solana credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability purchase and sell Solana in a timely manner, rather than waiting for the cash to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the Solana or for the Solana held in a Trust Solana Account to be transferred to the Trust’s Trading Balance prior to selling Solana. The Trust is required by the terms of the Trade Financing Agreement, which is part of the Prime Execution Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such Solana or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to borrow Solana to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and the Trust Solana Accounts. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of Solana or cash credited to the Trust’s Trading Balance and Trust Solana Account (though it is required to exhaust the Trading Balance prior to taking control of assets in a Trust Solana Account) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. Pursuant to the Trade Financing Agreement, there is a maximum “Authorized Amount” of Trade Credits that the Trade Credit Lender allows to be outstanding at any one time, which is determined and may be changed by the Trade Credit Lender in its sole discretion. The Authorized Amount of Trade Credits, as well as the interest rate of Trade Credits, will be variable based on market rates at the time. To the extent the Trade Credit Lender changes the Authorized Amount, it will give the Trust advance notice if it is feasible to do so.

The entirety of the Trust’s Solana holdings is maintained with the Solana Custodian rather than the Prime Execution Agent. Accordingly, when using the Agent Execution Model, the Trust does expect to utilize Trade Credits. When utilizing

Trade Credits in connection with Cash Creation Orders and Cash Redemption Orders, any interest payable on Trade Credits will be the responsibility of the Authorized Participants. In the very rare event that Trade Credits are utilized in connection with the payment of Trust expenses not assumed by the Sponsor, any interest payable on the Trade Credits will be the responsibility of the Trust. Any such interest payments borne by the Trust will have the effect of reducing the amount of Solana represented by a Share and the NAV of the Trust. In connection with a Cash Redemption Order or to pay expenses not assumed by the Sponsor, the Trust will first borrow Solana from the Trade Credit Lender using the Trade Financing Agreement, and then sell this Solana. In connection with a Cash Creation Order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase Solana. The purpose of borrowing the Solana or cash from the Trade Credit Lender is to lock in the Solana price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the Solana or for the Solana held in a Trust Solana Account to be transferred to a Trading Balance prior to selling the Solana (a process that may take up to twenty-four hours, or longer if the Solana Network is experiencing delays in transaction confirmation, or if there are other delays). To the extent that the execution price of the Solana acquired exceeds the amount of cash deposited by the Authorized Participant, the Authorized Participant bears the responsibility for the difference.

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a Cash Creation Order can be settled in a timely manner. For a Cash Redemption Order under the Agent Execution Model, the Trust may use financing when the Solana remains in a Trust Solana Account at the point of intended execution of a sale of Solana. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Solana Custodian to move Solana out of a Trust Solana Account into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the Solana price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from a Trust Solana Account the Trading Balance was completed before selling the Solana.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. Beneficial interests in Shares held through DTC are held in book-entry form through participants and/or accountholders in DTC. The Digital Transfer Agent records on-chain eligible, uncertificated, directly registered Shares within the Digital Register, as described more fully below under ‘Tokenized.’”

Book-Entry Through DTC

Individual certificates are not issued for the Shares held through DTC. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding Shares held through DTC at any time. Shareholders holding Shares through DTC are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Sponsor as follows: It is a limited-purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Tokenized

The Trust intends to permit Shares to be recorded in tokenized form (“Tokenized Shares”), on applicable blockchains, and maintained by Superstate’s Digital Register. Each Tokenized Share is a uncertificated Share directly registered to an investor maintained through the BIRS. Tokenized Shares do not constitute a separate security or a different type of interest in the Trust. Tokenized Shares are the same Shares of the Trust and carry identical economic, voting, and other rights. The form in which an individual holds Shares does not affect the holder’s beneficial interest in the Trust or the rights associated with that interest.

[●], as the Trust’s Transfer Agent, remains the Trust’s recordkeeping transfer agent and the source of Trust-level share issuance and cancellation records and maintains the Trust’s record of the total number of Shares issued and outstanding. Superstate maintains a Digital Register for Shares recorded by Superstate, including Tokenized Shares and Shares recorded in book-entry form by Superstate, and reconciles that Digital Register with [●]’s records on at least a daily basis. Superstate provides [●] with aggregate position information and such holder-level transfer and position information as may be required under applicable law and operating procedures established by the Trust. The reconciliation includes, at least daily, a comparison of the number of Shares reflected on [●]’s records as allocated to the Superstate platform, the number of Tokenized Shares outstanding on the applicable blockchain and the number of Shares reflected in Superstate’s Digital Register. The minting of additional Tokenized Shares will be suspended while any material unreconciled difference remains outstanding, in accordance with procedures established by the Sponsor. For Tokenized Shares, certain information, including token quantity and wallet address, is recorded on-chain, while personally identifiable information is maintained off-chain by Superstate. [●]’s master securityholder file constitutes the Trust’s official record of record ownership, and [●] maintains the Trust’s control book; Superstate maintains the Digital Register and associated on-chain and off-chain holder-level records for Shares recorded by Superstate. Shares created in tokenized form are credited by[●] to the on-chain eligible account before any minting occurs, and movements of Shares between DTC and Superstate are effected through the direct registration.

Consistent with the framework described in the joint statement of the staff of the SEC’s Divisions of Corporation Finance, Investment Management and Trading and Markets regarding tokenized securities (January 28, 2026), a Tokenized

Share functions as a recordkeeping format for a Share rather than as a separate security or as a separate interest in a Share, and a permitted on-chain transfer between Allowlisted addresses is recorded in Superstate’s Digital Register and associated records and reported to [●] in accordance with procedures separately established by the Trust with each transfer agent.

Superstate maintains, as the Trust’s Digital Transfer Agent, records identifying each holder of Shares recorded through Superstate, the number of Shares held by each such holder and, in the case of Tokenized Shares, the associated Allowlisted address. [●], as the Trust’s recordkeeping Transfer Agent, maintains the Trust’s master securityholder file and control book and remains the source of the total number of Shares issued and outstanding, and Shares recorded by Superstate are reflected on [●]’s records in accordance with procedures separately agreed by the Trust with each transfer agent. Superstate provides [●] with aggregate position information and such holder-level transfer and position information, including information as of any record date, as may be required under applicable law and the operating procedures established by the Trust, and ownership of, and entitlements with respect to, Shares recorded by Superstate are not held through DTC, and a holder’s ownership of such Shares is recorded on transfer-agent records maintained for the Trust rather than through a broker or other securities intermediary.

On-chain data may evidence token quantity, wallet address, and permitted transfers between Allowlisted Addresses, but possession or control of a wallet or token is not, by itself, determinative of holder-of-record status unless the transfer is permitted under the Allowlist and reflected in the applicable transfer-agent records and processes. [●]’s records control the total number of Shares issued and outstanding including the number of Shares recorded by Superstate. Within that aggregate amount, Superstate’s Digital Register and associated on-chain and off-chain records identify individual holder positions and transfers, and Superstate provides the corresponding information to [●] for inclusion in its master securityholder file in accordance with applicable law and procedures separately established by the Trust with each transfer agent. In the event of any inconsistency, after investigation, the Trust and the transfer agents will reconcile the discrepancy in accordance with operating procedures established by the Trust. Any resulting adjustment such as burning of Tokenized Shares, determined to have been minted in error, will be reflected in the applicable transfer agent and blockchain records and processing may be suspended pending resolution.

Tokenized Shares may only be held in blockchain wallet addresses that have been verified and approved by Superstate and added to an “Allowlist” maintained by Superstate. Superstate maintains a permissioned system that operates on top of the public, permissionless blockchains. Through a combination of policies, procedures and technological controls (including smart contracts that restrict transfers to and from addresses that are not on the Allowlist and that permit the burning and minting of tokens where the on-chain record does not align with the off-chain records), the permissioned system restricts the ability to hold or transact in Tokenized Shares to pre-approved participants, even though the blockchain infrastructure itself remains permissionless. The smart contracts deployed in connection with the Tokenized Shares are owned by the Trust, with Superstate holding and managing the associated administrative keys and signing authorities solely as agent for the Trust.

A holder may have the recordkeeping format of its Shares changed between DTC Shares and Tokenized Shares, subject to applicable procedures, requirements and processing times. A change in recordkeeping format represents a change in the form in which the same Shares are held; it does not constitute a creation, redemption, purchase or sale of Shares and does not result in any change to a holder’s beneficial interest in the Trust. In general, conversion to DTC Shares involves the burning of the tokens representing the Tokenized Shares and the corresponding crediting of Shares through DTC’s book-entry system, while conversion to Tokenized Shares involves the removal of Shares from DTC’s book-entry system and the minting of corresponding tokens into a wallet identified by the holder and approved by Superstate. These processes are coordinated between Superstate and [●] and may take multiple business days to complete. The recording of Tokenized Shares on the blockchain does not affect the Trust’s investments. The Trust will not invest in any digital assets in connection with the tokenized Share structure other than its holdings of Solana described elsewhere in this Prospectus.

If the Digital Transfer Agency Agreement is terminated and Superstate ceases to serve as the Trust’s Digital Transfer Agent, the Trust may, in connection with the resulting transition, suspend or freeze further transfers of Tokenized Shares and may arrange for outstanding Tokenized Shares to be converted into DTC Shares, in some cases through one or more intermediate steps. The Allowlist and the associated smart-contract transfer restrictions are expected to continue to apply until a successor Digital Transfer Agent provides alternate instructions or a technical replacement, or until the tokenized Share structure is otherwise wound down. During any such transition, a holder may be unable to transfer or sell its Tokenized Shares for a period of time, and any conversion of Tokenized Shares into DTC Shares may take multiple business days to complete.

Transfer of Shares

DTC Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect

Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Transfers of Tokenized Shares

Tokenized Shares may only be transferred between wallet addresses that are on the Allowlist. Before receiving Tokenized Shares, each holder must establish a Superstate account and add the receiving wallet address to the Allowlist through Superstate’s investor portal, and Superstate may require identity verification, sanctions screening, ownership confirmation or other checks before approving an address. When Tokenized Shares are transferred between two Allowlisted addresses, the token smart contract permits the on-chain transfer and Superstate records it in the Digital Register, subject to the record-ownership procedures described below. If the receiving address is not on the Allowlist, the transfer will fail at the smart contract level.

Tokenized Shares may be transferred on a peer-to-peer basis between Allowlisted holders, including outside of traditional market hours. Neither the Trust nor Superstate, acting in its capacity as Digital Transfer Agent, solicits, recommends, matches, routes, displays orders or quotes, identifies counterparties, or operates an order book, RFQ system, matching engine, automated market maker, liquidity pool, exchange or alternative trading system in connection with such transfers. Superstate’s interactions with holders are limited to transfer-agent onboarding, account and Allowlist administration, maintenance of holder records, and receipt and processing of transfer instructions. Any purchase, sale or other transaction underlying a transfer, including its price and consideration, must be negotiated and settled independently by the parties away from Superstate. Superstate does not receive, hold or transmit the consideration and does not receive compensation contingent on or calculated by reference to the value or completion of the underlying transaction. Holders should be aware that the availability of counterparties is limited to other Allowlisted holders; that neither the Trust nor Superstate plays any role in connecting transferors and transferees or ensures the reliability of any such transfer; and that peer-to-peer transfers occur at prices negotiated between the parties that may not reflect the Trust’s net asset value or the market price of the Shares on the Exchange. A permitted transfer of Tokenized Shares is effective as a transfer of record ownership once properly recorded in accordance with procedures separately established by the Trust with each transfer agent. For purposes of distributions, voting and other holder rights, the holder of record is determined by [●]’s master securityholder file as of the applicable record time.

Retail investors and other holders that are not Authorized Participants may not create or redeem Baskets directly with the Trust and may not purchase Shares from or submit Creation Orders or Redemption Orders to Superstate. Subject to broker, DTC, [●], Trust and other intermediary operational support, such holders may be able to move Shares between a brokerage account and a Superstate account as a transfer of record location and share format, but such movement is not a creation or redemption of Shares and does not confer rights to create or redeem Baskets. A holder that moves Shares into a Superstate account would have the same ability to hold those Shares in tokenized form but would not be eligible to redeem Baskets unless it is an approved Authorized Participant. The precise brokerage-to-Superstate and Superstate-to-brokerage transfer process remains to be determined with [●] and other relevant intermediaries. Any such transfer should be treated as a transfer of record location and share format, and not as a creation or redemption of Shares.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “BSOL.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. The Sponsor believes that the Basket size of 10,000 Shares enables Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust, however, the Sponsor may adjust the Baskets in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Basket it does create. As of June 30, 2026, Cantor Fitzgerald & Co., Clear Street LLC, Jane Street Capital, LLC, Macquarie Capital (USA) Inc., and Virtu Americas LLC have executed Authorized Participant Agreements with the Trust. Pursuant to the terms of those Authorized Participant Agreements, each Authorized Participant may conduct Cash Creations, Cash Redemptions, In-Kind Creations and In-Kind Redemptions.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view toward distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

Selling Shareholders

The Sponsor or its affiliates, or a fund for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment adviser, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “CONFLICTS OF INTEREST.”

Creation and Redemption of Shares

When the Trust creates or redeems its Shares, it does so only in Baskets (blocks of 10,000 Shares) based on the quantity of Solana attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000). This is called the “Basket Amount.” The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Solana constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of Solana that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of Solana held by the Trust as of the opening of business on that business day, adjusted for the amount of Solana constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business, multiplied by 10,000. Fractions of Solana smaller than 0.00000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Amount determined by the Administrator as indicated above.

The Trust may either create and redeem Shares in-kind for Solana (In-Kind Creations and In-Kind Redemptions, respectively) or for cash (Cash Creations and Cash Redemptions, respectively). When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a Basket) based on the quantity of Solana attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the Basket Amount).

In connection with an In-Kind Creation Order, an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the Solana Custodian the amount of Solana represented by the Basket Amount. In connection with a Cash Creation Order, an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of Solana, as well as the per-order transaction fee.

In connection with a Redemption Order, an Authorized Participant shall deliver to the Trust’s account at DTC the Basket(s) to be redeemed. To the extent such order is an In-Kind Redemption Order, the Sponsor shall arrange for a Basket Amount of Solana to be distributed to a Solana account designated by the Authorized Participant or Authorized Participant Designee. To the extent such order is a Cash Redemption Order, the Sponsor shall arrange for the Basket Amount of Solana to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant.

Authorized Participants

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Solana, cash or Shares required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants must pay the Transfer Agent a non-refundable fee for each Creation Order and Redemption Order they place. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion.

Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may create Shares by placing a Creation Order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for Solana or cash. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing Creation Orders and Redemption Orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Creation Orders must be placed by 3:59 p.m., ET or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Creation Orders, or 2:00 p.m., ET, or two hours before the close of regular trading on the Exchange, whichever is earlier, for Cash Creation Orders (the “Order Cut-Off Time”). The Order Cut-Off Time may be modified by the Sponsor in its sole discretion. The day on which a Creation Order is accepted by the Transfer Agent is considered the “Creation Order Date.”

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Creation Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Creation Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Creation Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a Solana transaction, when it believes the price of Solana is being inconsistently, irregularly, or discontinuously published from Solana trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Creation Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV. The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement.

By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate (either directly or through an Authorized Participant Designee) the deposit of Solana with the Solana Custodian. An Authorized Participant who places an In-Kind Creation Order is responsible for facilitating the delivery of the required amount of Solana to a Trust Solana Account at the Solana Custodian by 3:00 p.m. ET, on the business day following the Creation Order Date. The Authorized Participant or Authorized Participant Designee will normally send the required Solana in an “on chain” transaction over the Solana Network. Such on chain transactions are subject to the risks associated with Solana Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Solana Network congestion. Upon receipt of the required amount of Solana in a Trust Solana Account at the Solana Custodian, the Sponsor will notify the Transfer Agent that the Solana has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

By placing a Cash Creation Order, an Authorized Participant agrees to deposit, or cause the deposit of, cash with the Trust in an equivalent amount of cash equal to the required amount of Solana as described above, multiplied by the Pricing Benchmark price, plus any additional cash required to account for the price at which the Trust agrees to purchase the requisite amount of Solana to the extent it is greater than the Pricing Benchmark price on each Creation Order Date. On each Creation Order Date, the Administrator will communicate to the Authorized Participant the full cash amount required to settle the transaction. Authorized Participants may not withdraw a Creation Order. If an Authorized Participant fails to consummate the foregoing, the Creation Order will be cancelled. The Sponsor causes to be published each night the amount of Solana that will be acquired in exchange for each Creation Order, from which can be computed the estimated amount of cash required to create each Basket, prior to accounting for any additional cash required to acquire the requisite amount of Solana if the price paid by the Trust is in excess of the Pricing Benchmark on each Creation Order Date. If the amount of cash required to acquire the requisite amount of Solana is less than the amount deposited by the Authorized Participant, the full amount of cash deposited by the Authorized Participant will be returned to the Authorized Participant (at the Authorized Participant’s expense) and the Authorized Participant will then re-send the correct amount.

An Authorized Participant who places a Cash Creation Order is responsible for facilitating the delivery of the required amount of cash to the Cash Custodian by 3:00 p.m. ET, on the business day following the Creation Order Date. Pursuant to a Cash Creation, the Trust is responsible for acquiring Solana, which it may do pursuant to two different models: (i) the “Trust-Directed Trade Model,” and the (ii) the “Agent Execution Model.”

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring Solana from an approved Solana Trading Counterparty in an amount equal to the Basket Amount. When seeking to purchase Solana on behalf of the Trust, the Sponsor will seek to purchase Solana at a price as close to the Pricing Benchmark as practical. Once the trade has been agreed upon with a Solana Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of Solana from the Solana Trading Counterparty to a Trust Solana Account are “on-chain” transactions represented on the Solana Network. Upon receipt of the deposit amount of Solana in a Trust Solana Account at the Solana Custodian from the Solana Trading Counterparty, the Solana Custodian will notify the Sponsor that the Solana has been received. The Sponsor will then notify the Transfer Agent that the Solana has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account and will wire the cash previously sent by the Authorized Participant to the Solana Trading Counterparty to complete settlement of the Cash Creation Order and the acquisition of the Solana by the Trust. If the Solana Trading Counterparty fails to deliver the Solana to the Solana Custodian, no cash is sent from the Cash Custodian to the Solana Trading Counterparty, no Shares are transferred to the Authorized Participant’s DTC account, the cash is returned to the Authorized Participant, and the Cash Creation Order is cancelled.

Under the Agent Execution Model, the Prime Execution Agent, acting in an agency capacity, conducts Solana purchases on behalf of the Trust with third parties through its Coinbase Prime service pursuant to the Prime Execution Agreement. On the evening of the Creation Order Date, the Trust enters into a transaction to buy Solana through the Prime Execution Agent for cash. Because the Trust’s Trading Balance may not be funded with cash on the Creation Order Date for the purchase of Solana in connection with the Cash Creation Order under the Agent Execution Model, the Trust may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the Cash Creation Order on the Creation Order Date. The extension of Trade Credits on the Creation Order Date allows the Trust to purchase Solana through the Prime Execution Agent on the Creation Order Date, with such Solana being deposited in the Trust’s Trading Balance. On the day following the Creation Order Date, the “Creation Order Settlement Date,” the Trust delivers Shares to the Authorized Participant’s DTC account in exchange for cash received from the Authorized Participant. Where applicable, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. On the Creation Order Settlement Date for a Cash Creation Order utilizing the Agent Execution Model, the Solana associated with the Creation Order and purchased on the Creation Order Date is swept from the Trust’s Trading Balance with the Prime Execution Agent to a Trust Solana Account with the Solana Custodian pursuant to a regular end-of-day sweep process. Transfers of Solana into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to a Trust Solana Account are “on-chain” transactions represented on the Solana Network. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction. Accordingly, such costs are borne by the Authorized Participant.

As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of Solana calculated by the Administrator for daily valuation using the Pricing Benchmark and the price at which the Trust acquires the Solana will be borne solely by the Authorized Participant to the extent that the Trust pays more for Solana than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Creation Order Date, communicated to the Authorized Participant on the Creation Order Date, and wired by the Authorized Participant to the Cash Custodian on the Creation Order Settlement Date.

Rejection of Creation Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Creation Order or deposit of cash or Solana for any reason, including if the Sponsor determines that:

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the Creation Order is not in proper form;
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it would not be in the best interest of the Shareholders;
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the acceptance of the Creation Order would have adverse tax consequences to the Trust or its Shareholders;
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the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or
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circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, the Transfer Agent, the Cash Custodian or the Solana Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objectives).

None of the Sponsor, the Marketing Agent, the Cash Custodian or the Solana Custodian will be liable for the rejection of any Creation Order.

Redemption Procedures

On any business day, an Authorized Participant may place a Redemption Order with the Transfer Agent through the Marketing Agent to redeem one or more Baskets. Redemption Orders must be placed by 3:59 p.m., ET or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Redemption Orders, or 2:00 p.m., ET, or the close of regular trading on the Exchange, whichever is earlier, for Cash Redemption Orders (the “Redemption Order Cut-Off Time”). The Redemption Order Cut-Off Time may be modified by the Sponsor in its sole discretion. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”). The redemption distribution from the Trust in exchange for a redemption of Shares consists of a movement of the Basket Amount of Solana or cash representing the Basket Amount of Solana, less any trading expenses incurred by the Trust in liquidating the Solana, to the redeeming Authorized Participant or its designee. An Authorized Participant may not withdraw a Redemption Order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of Solana to the designated wallet address of the Authorized Participant or Authorized Participant Designee. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the second business day following the Redemption Order Date (the “Redemption Order Settlement Date”). Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account and the Transfer Agent has notified the Sponsor that the Shares have been deposited, the Sponsor will cause the transfer of the requisite amount of Solana to the Authorized Participant or Authorized Participant Designee. This transfer of Solana from the Trust to the Authorized Participant or Authorized Participant Designee will normally be done pursuant to an “on chain” transaction over the Solana Network. Such on chain transactions are subject to the risks associated with Solana Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Solana Network congestion.

Under the Trust-Directed Trade Model pursuant to a Cash Redemption Order, the procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets under the Trust-Directed Trade Model with an additional safeguard on Solana being removed from a Trust Solana Account, which will not occur until cash has been received by the Cash Custodian in an amount equal to the Basket Amount of Solana multiplied by the price at which the Trust agrees with the Solana Trading Counterparty to sell the Solana on the Redemption Order Date. When seeking to sell Solana on behalf of the Trust, the Sponsor will seek to sell Solana at a price as close to the Pricing Benchmark as practical. Once the trade has been agreed upon with a Solana Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of Solana from a Trust Solana Account to the Solana Trading Counterparty are “on-chain” transactions represented on the Solana Network. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the Redemption Order Settlement Date. The Solana Custodian will not send the Basket Amount of Solana from a Trust Solana Account to the Solana Trading Counterparty until the Cash Custodian has received the cash from the Solana Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Solana Trading Counterparty has sent the cash to the Cash Custodian in an agreed-upon amount to settle the agreed upon sale of the Basket Amount of Solana, the Transfer Agent will notify the Sponsor. The Sponsor will then notify the Solana Custodian to transfer the Solana to the Solana Trading Counterparty, and the Transfer Agent will facilitate the redemption of

Shares in exchange for cash. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will wire the requisite amount of cash to the Authorized Participant. Transfers of Solana from a Trust Solana Account to the Solana Trading Counterparty are “on-chain” transactions represented on the Solana Network. In the event that by the end of the day on the Redemption Order Settlement Date, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order the Transfer Agent shall send to the Authorized Participant and the Sponsor via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) business days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) business day period, the Transfer Agent (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Transfer Agent, the Sponsor or the Solana Custodian related to the cancelled Redemption Order.

Under the Agent Execution Model pursuant to a Cash Redemption Order, the Authorized Participant may be required to submit a Redemption Order by an earlier than normal order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time may be as early as 5:00 p.m. ET on the business day prior to Redemption Order Date. Once a Redemption Order is received, the Sponsor instructs the Solana Custodian to prepare to transfer the Solana associated with the Redemption Order from a Trust Solana Account with the Solana Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For a Redemption Order utilizing the Agent Execution Model, on the evening of the Redemption Order Date, the Prime Execution Agent, acting in an agency capacity, conducts Solana sales on behalf of the Trust with third parties through its Coinbase Prime service in exchange for cash. The Trust’s Trading Balance with the Prime Execution Agent may not be funded with Solana on the evening of the Redemption Order Date at the time of the intended execution of the sale of Solana in connection with the Redemption Order because such Solana is still in a Trust Solana Account at the Solana Custodian. In those circumstances the Trust may borrow Trade Credits in the form of Solana from the Trade Credit Lender, which allows the Trust to sell Solana through the Prime Execution Agent on the evening Redemption Order Date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. Such cash is then transferred to the Cash Custodian. The Trust will subsequently transfer the Basket Amount of Solana from a Trust Solana Account to the Trust’s Trading Balance with the Prime Execution Agent. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will then wire the requisite amount of cash to the Authorized Participant. In the event Trade Credits were used, the Trust will use the Solana that is moved from a Trust Solana Account with the Solana Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender. Transfers of Solana from a Trust Solana Account to the Trust’s Trading Balance are “on-chain” transactions represented on the Solana Network.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of creation or redemption or may postpone the Redemption Order Settlement Date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a creation order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Solana Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Solana Network, hacking, cybersecurity breach, or power, internet, or Solana Network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. In the event that the Sponsor suspends the right of creation or redemption of Baskets, it shall notify Shareholders on the Trust’s website, in a prospectus supplement and/or through a current report on Form 8-K. Suspension of creation and redemption privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying Solana.

If the Sponsor has difficulty liquidating the Trust’s positions (e.g., because of a market disruption event or the Trust’s ability to un-stake its Solana), it may be appropriate to suspend redemptions until such time as such circumstances are rectified. In addition, pursuant to the Trust’s Liquidity Policies, the Sponsor may cause the delivery of redemption proceeds to be issued in connection with a Redemption Order to be delayed as a result of stressed liquidity conditions arising from the Trust’s staking activities. In the event that such a delay is deemed necessary, the Trust or Sponsor shall cause the Authorized Participant to be promptly notified and shall deliver the redemption proceeds as soon as practicable following the resolution of the issue. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant

Agreement, the Solana Custodian or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Solana Custodian make it for all practical purposes not feasible for the Shares to be delivered under the Redemption Order. The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., ten Baskets) or fewer.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. No costs or transaction fees associated with creations and redemptions are payable by the Trust.

Creation and Redemption of Baskets Settled in Tokenized Shares

An Authorized Participant that has been approved by the Trust to receive Tokenized Shares and that has completed Superstate’s onboarding (including establishing a Superstate account and adding one or more wallet addresses to the Allowlist) may elect, at the time it places a Creation Order, to receive the Shares it creates as Tokenized Shares rather than as DTC Shares. Superstate will register the Shares to the Authorized Participant’s account on its Digital Register and mint one Tokenized Share as part of the BIRS maintained by Superstate. Superstate is not involved in the flow of creation or redemption proceeds and does not approve the economics of any Creation Order or Redemption Order. The creation and redemption of Baskets continues to be processed through the Trust’s standard workflow involving the Sponsor, the Transfer Agent and the Marketing Agent as described above; after the Transfer Agent has credited the newly issued Shares to the on-chain eligible account, Superstate registers the Shares and mints Tokenized Shares to the Authorized Participant’s Allowlisted address based on the Sponsor’s approval instruction, and reports redemptions to the Sponsor and the Transfer Agent based on on-chain burns or book-entry redemptions.

A Basket creation settled in Tokenized Shares is expected to settle on a T+1 basis, and a Basket redemption involving Tokenized Shares is expected to settle on a T+2 basis, in order to allow staked Solana to be unbonded and sold. In connection with a Basket redemption involving Tokenized Shares, before the redemption can be processed the Authorized Participant must remove the required Shares from its Superstate account by burning the corresponding tokens or redeeming Shares held in book-entry form on the Superstate platform by the applicable redemption cutoff, expected to be 4:00 p.m. ET on T+1, subject to confirmation. Following the burn or book-entry redemption, Superstate will send a confirmation to the Sponsor and the Transfer Agent, which the Transfer Agent will use to update the applicable Superstate line item. If the Shares are not properly removed, the redemption will be handled under the Trust’s standard failed-redemption process as determined by the Sponsor, the Transfer Agent and the Authorized Participant. At launch, the Sponsor, Superstate and the Transfer Agent intend to operate this process using Sponsor approval emails for creations, Superstate confirmation emails for burns or book-entry redemptions, daily reconciliation of share balances and agreed exception procedures, subject to the Trust’s operational controls. Over time, the parties may supplement the email-based process with SFTP files, APIs, an administrative UI or other automated reporting, but such automated methods are not required for the initial launch.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place Creation Orders and Redemption Orders. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized

Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Participants that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of Solana or other portfolio investments. Baskets are generally expected to be redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits of Solana or cash with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of Solana.

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of Solana and cash. In addition, the Trust receives proceeds derived from its staking program that consist of Solana. Deposits of Solana received by the Trust pursuant to an In-Kind Creation are held by the Solana Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders are used to acquire Solana. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire Solana, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

In the event that the Trust is terminated and its assets are to be liquidated, all of the Trust’s Solana will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute Solana to Shareholders.

Ownership OF Beneficial Interest in the Trust

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading Solana, Solana futures and related contracts or other Solana-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust. Pursuant to these policies, all principals, officers, directors and employees of the Sponsor, and their family members, must receive prior written clearance from the Sponsor’s chief compliance officer before entering into a transaction in Solana, Solana futures or any other Solana-linked derivative equal if such transaction exceeds $4,999 in current market value. To the extent any such transaction constitutes a purchase of Solana, Solana futures or other Solana-linked derivative exceeds $4,999 in current market value, the policies require that such Solana, Solana futures or Solana-linked derivative must be held for 60 days before it can be traded or sold.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests, which may create a conflict with a Shareholder’s best interests. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, a change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor for the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including, but not limited to, Bitwise 10 Crypto Index ETF, Bitwise 10 ex Bitcoin Crypto Index Fund, Bitwise 10 Crypto Index Fund (non-OTC Trust), Bitwise 10 Index Offshore Fund, Ltd., Bitwise Blue-Chip NFT Index Fund, Bitwise Crypto Carry Fund, Bitwise DeFi Crypto Index Fund, Bitwise Bitcoin Fund, Bitwise Ethereum Fund, Bitwise Uniswap Fund, Bitwise Avalanche ETF, Bitwise Bitcoin ETF, Bitwise Chainlink ETF, Bitwise Ethereum ETF, Bitwise Hyperliquid ETF, Bitwise NEAR ETF and ~~the~~ Bitwise XRP ETF. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

The Sponsor is affiliated with Attestant, Ltd., a Staking Agent. When allocating the Trust’s Solana among the Staking Agents with whom the Trust has executed a Staking Services Agreement, the Sponsor may preference the use of the Staking Agent with whom it is affiliated.

The Prime Execution Agent, the Solana Custodian and the Trade Credit Lender are affiliates of Coinbase Global. As affiliates, the Coinbase Entities may have actual or potential conflicts of interest when executing the Trust’s orders to purchase Solana pursuant to the Agent Execution Model. As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. For additional information on the conflicts of interest of the Coinbase Entities, see “THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER—The Prime Execution Agent” and “MATERIAL CONTRACTS–Prime Execution Agreement.”

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Fiduciary and Regulatory Duties AND OBLIGATIONS of the Sponsor

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries) are defined and limited in scope by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

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To execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
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To retain independent public accountants to audit the accounts of the Trust;
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To employ attorneys to represent the Trust;
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To select the Trust’s Trustee, administrator, transfer agent, custodian(s), digital asset trading platform counterparties and OTC market participant counterparties, Pricing Benchmark, Benchmark Provider, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);
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To negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in this Prospectus;
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To develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;
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To maintain the Trust’s website;
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To acquire and sell Solana, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing Shareholders with exposure to the value of Solana held by the Trust, less the expenses of the Trust’s operations, valuing the Trust’s net assets and the Shares daily with reference to the Pricing Benchmark, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);
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In connection with a hard fork of the Solana Network to which the Sponsor has actual knowledge, to determine, in good faith, whether the digital asset network running the modified or the extant Solana Network software is generally accepted to be the Solana Network and should therefore be considered to be Solana for the purposes of the Trust’s ongoing operations;
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To enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

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To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Creation Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;
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In connection with In-Kind Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of Solana;
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In connection with Cash Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of cash;
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In connection with Creation Orders, after accepting a Creation Order and receiving the required amount of Solana or cash, as applicable, either directly or through its delegates to direct the Transfer Agent to credit the Baskets to fill the Creation Order within one (1) business day immediately following the Creation Order Date;
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To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Redemption Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;
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To assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and this Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;
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To use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including by making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any state or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration; the expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;
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To monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances and, if necessary, to renegotiate the fee structure to obtain such rates and services for the Trust;
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To perform such other services as the Sponsor believes the Trust may from time to time require; and
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In general, to carry out any other business in connection with or incidental to any of the foregoing powers; to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others; and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Trustee Losses”), to the extent that such Trustee Losses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Trustee Losses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Solana or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or any other Indemnified Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests). The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a Shareholders’ meeting. Any action taken by Shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of the Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of Shareholders.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 250 Montgomery Street, Suite 200, San Francisco, CA 94104, or at the offices of the Administrator, or at such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during the Trust’s usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. However, pursuant to the Trust Agreement, this shall not apply to causes of action for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

Legal Matters

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Fenwick & West LLP rendered an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

The financial statements of the Trust as of December 31, 2025, have been incorporated by reference herein and in the prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Material Contracts

Fund Administration and Accounting Agreement

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and computing expense ratios, maintaining expense files and coordinating the payment of Trust-approved invoices; (ii) calculating Trust-approved income and per Share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor or, if such quotes are unavailable, then obtaining such prices from the Sponsor and, in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for their reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions, or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust that occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided, however, that the Trust shall not indemnify any Indemnitee for any losses arising out of such Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

The Fund Administration and Accounting Agreement shall be effective commencing upon regulatory approval by the SEC permitting shares of the Trust to be offered for sale and, unless terminated pursuant to its terms, shall continue until 11:59 p.m. on the date which is the third anniversary of such date (the “Initial Term”), at which time such Agreement shall terminate, unless renewed in accordance with the terms hereof. The Fund Administration and Accounting Agreement shall automatically renew for successive terms of one (1) year each (each, a “Renewal Term”), unless the Trust or the Administrator gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, the Fund Administration and Accounting Agreement shall terminate at 11:59 p.m. on the last day of the Initial Term or Renewal Term, as applicable.

Transfer Agency and Service Agreement

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of creations and redemptions of Baskets; (ii) preparing and transmitting by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Service Agreement will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated by either party pursuant to the terms of the agreement.

Digital Transfer Agency Agreement

Pursuant to the Digital Transfer Agency Agreement between the Trust and Superstate, Superstate serves as the Trust’s digital transfer agent for Shares recorded in tokenized form on the applicable blockchain and otherwise recorded through the Superstate platform. Superstate’s responsibilities include maintaining a Digital Register for such Shares; managing the Allowlist of approved wallet addresses; minting Tokenized Shares to approved addresses based on the Sponsor’s instructions and recording the burning of Tokenized Shares upon redemption or a change in recordkeeping format; recording on-chain transfers among Allowlisted addresses; maintaining an investor portal; and reconciling its Digital Register with the records of [●], as Transfer Agent, on at least a daily basis. The Digital Transfer Agent holds and manages the associated administrative keys and exercises signing authorities solely as agent for the Trust. The exercise of administrative keys and signing authorities, including any mint, burn, freeze, reissuance, restriction, Allowlist, upgrade or emergency function, is subject to written procedures approved by the Trust and recorded through appropriate operational controls.

Solana Custody Agreement

Pursuant to the Solana Custody Agreement, the Solana Custodian is responsible for providing the Trust with segregated cold wallet digital asset custody. The Trust’s assets with the Solana Custodian are held in segregated wallets and are therefore not commingled with corporate or other customer assets. The Solana Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Solana Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the client or third-party auditors as needed. This approach applies to each asset supported by the Solana Custodian.

Private key materials are generated and subsequently stored in a form whereby no private key is stored in a decrypted format. The private key materials are stored within the Solana Custodian’s secure storage facilities within the United States and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited and the Solana Custodian requires a background check prior to onboarding, and where required, annually thereafter. No single individual associated with the Solana Custodian has access to full private keys. Private key decryption and subsequent transaction signing instead require access to multiple systems and human operators in order to reconstitute a key and perform an on-chain transaction. For security purposes, the Solana Custodian does not disclose specifics about the roles and numbers of individuals involved in these processes.

The Solana Custodian’s parent, Coinbase Global, maintains a commercial crime insurance policy of up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

The Solana Custodian maintains an Internal Audit team that performs periodic internal audits of custody operations. SOC attestations are also performed on the Solana Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Solana Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability.

The Solana Custody Agreement, which is a part of the Prime Execution Agreement, was effective as of the Prime Execution Agreement’s execution on August 22, 2025, and will remain in effect until terminated by either the Trust, the Solana Custodian or the Prime Execution Agent. The Solana Custodian may terminate the Solana Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the Solana Custody Agreement), including, among others, if the Trust materially breaches the Prime Execution Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits. The Solana Custodian may terminate the Solana Custody Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for “Cause.” The Solana Custody Agreement forms a part of the Prime Execution Agreement, and is subject to the termination provisions in the Prime Execution Agreement.

Neither the Sponsor nor the Trust has given any instructions to the Solana Custodian as it relates to Incidental Rights and/or IR Assets.

Prime Execution Agreement

Pursuant to the Prime Execution Agreement, the Trust’s Solana holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Solana Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets and the sale of Solana to pay Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agreement provides that the Trust does not have an identifiable claim to any particular Solana (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Solana (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s Solana (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the Solana associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot” wallets (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell Solana on behalf of its clients.

Pursuant to the Prime Execution Agreement, the Trust may engage in sales of Solana by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests. Such conflicts could cause the Trust to purchase or sell Solana at less favorable prices.

The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Solana Custodian and Trade Credit Lender, may not terminate the Prime Execution Agreement (including the Solana Custody Agreement) or suspend, restrict terminate or modify the Prime Execution Agent Services (as such term is defined in the Agreement) on less than 180 days’ notice, except in the event of (i) a Change in Law or (ii) a “Cause” event (as such term is defined in the Agreement). The Prime Execution Agreement defines “Prime Execution Agent Services” as (i) the custody of the Trust’s Solana in a Trust Solana Account, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of Solana submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agreement, including the Solana Custody Agreement, was effective as of its execution on August 22, 2025, and will remain in effect until terminated by either the Trust or the Prime Execution Agent. The Trust may terminate the Prime Execution Agreement, including the Solana Custody Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Solana Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s Solana in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the Solana based on the Benchmark Valuation (defined as the Pricing Benchmark) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “SOL Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the SOL Cash Value until the relevant Solana is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant Solana, in each case, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the SOL Cash Value in lieu of the relevant Solana or receive the SOL Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant Solana would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant Solana being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust promptly upon Client’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the Solana, but the Prime Execution Agent will have no liability with respect to any such sell, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred Solana or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agreement and such failure is not cured within one (1) business day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agreement (other than the provisions of the Solana Custody Agreement) and such breach remains uncured for a period of ten (10) calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Solana Custody Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

Trade Financing Agreement

The Trade Financing Agreement was entered into between the Trust (as the “Borrower”), Coinbase Credit (the “Lender”), Coinbase, Inc. (the “Agent” or “Coinbase”), and Coinbase Custody as agent with respect to the Trust’s balance of Solana held in the Trust Solana Accounts pursuant to the Solana Custody Agreement to govern the extension of credit from Coinbase Credit to the Trust for use in connection with trading Solana on Coinbase Inc.’s Trading Platform.

Pursuant to the terms of the Trade Financing Agreement, the Lender agrees to lend to the Trust a specific quantity of cash and/or Solana (Trade Credits) in connection with the purchase or sale of Solana via Coinbase Inc.’s Trading Platform for use on the Trading Platform up to the Authorized Amount. The “Authorized Amount” shall mean the aggregate U.S. dollar notional amount of Trade Credits that the Lender has agreed to extend to the Trust during any Defined Interval (as defined below).

The Trust and the Lender agree that the Trust may use the Trade Credits exclusively for the purpose of the execution of trades on the Trading Platform. The Lender is under no obligation to continue to provide Trade Credits and may in its sole discretion impose black-out periods during which Trade Credits for any or all fiat currencies and/or digital assets (including U.S. dollars and Solana) may be unavailable; provided, however, that the Lender will provide the Trust with advance notice of such black-out periods if feasible to do so.

The Lender will establish in the name of the Trust a ledger entry for purposes of tracking Trade Credits extended by the Lender (“Trade Finance Debit Account”). The Trade Finance Debit Account shall reflect the cumulative Trade Credits that the Lender has extended during each Defined Interval, both in terms of the aggregate notional value of the Trade Credits and the Trade Credits denominated in specific digital assets (such as Solana). The Trade Finance Debit Account shall be conclusive, absent manifest error, of the amount of Trade Credits extended by the Lender to the Trust. “Defined Interval” shall mean a twenty-four-hour period starting at 6:00 a.m. ET (or such other time as may be notified by the Lender to the Trust from time to time) on any day that the Lender has extended Trade Credit to the Trust. For the avoidance of doubt, in the event that the Lender extends Trade Credit to the Trust prior to 6:00 a.m. ET on any given day, such notional amount of Trade Credit shall be included in the aggregation of the Authorized Amount for the immediately prior day. The Lender or the Agent may revise the Defined Interval time period referenced above upon five (5) business days’ prior notice to the Trust.

Under the Trade Financing Agreement, the Lender and the Trust agreed that any digital assets (including Solana) and any item of property (whether investment property, financial asset, security, general intangible or instrument (each as defined in the UCC) or cash) and all proceeds of the foregoing, credited to the Trust’s Trading Balance and Trust Solana Account, shall be treated as a “financial asset” within the meaning of NY UCC §8-102(a)(9). The Trust granted to the Lender and the Agent a continuing first priority security interest in, lien on and right of set-off against all of the Trust’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in the Trust’s Trading Balance and Trust Solana Account together with proceeds thereof, in order to secure (i) repayment of Trade Credits to the Lender, (ii) payment of all fees and other amounts owed by the Trust to the Lender or the Agent hereunder, and (iii) all other obligations of the Trust to the Lender and the Agent arising hereunder from time to time. In addition, the Trust shall execute such documents and take such other actions as the Lender or the Agent shall reasonably request in order to perfect and maintain the priority of the Lender’s and the Agent’s security interest with respect to Trust’s Trading Balance and the Trust Solana Accounts. For purposes of perfecting the Lender’s security interest in the Trading Balance, the Agent holds the Trust’s Trading Balance for itself and also as agent for the Lender, and has control over the Trust’s Trading Balance for its own benefit and for the benefit and on behalf of the Lender. The Agent agrees to follow entitlement orders of the Lender as secured party with respect to the Trading Balance without further consent of the Trust.

The Trust agrees to fully repay to the Lender the Trade Credits extended during a Defined Interval by the Settlement Deadline for that Defined Interval. The “Settlement Deadline” shall mean 6:00 p.m. ET on the calendar day immediately following the start of a Defined Interval. The Trust is permitted to repay the Trade Credits at any time during the Defined Interval. Failure of the Trust to fully repay the Trade Credits by the Settlement Deadline may result in an Event of Default (as such term is defined in the agreement). The Trust must repay the Lender with the same type of asset that the Lender provided in extending the applicable Trade Credit. The Trust’s repayment obligation shall be satisfied only when the Lender receives good funds for cash Trade Credits or Solana for Solana Trade Credits. All cash repayments must be made to the Lender in good funds by the Settlement Deadline, regardless of whether the Federal Reserve wire transfer system is open for business.

Upon the occurrence of an Event of Default: (a) any outstanding extension of Trade Credit shall be immediately due and payable; (b) in addition to all rights under the Prime Execution Agreement, the Lender or the Agent may exercise any rights of a secured creditor with respect to its interests in the Trust’s assets, and may exercise all other rights under agreements between the Trust and the Lender, the Agent or Coinbase Custody, including the Lender’s, the Agent’s or the Coinbase Custody’s rights under the Prime Execution Agreement. The Lender and the Agent agree that they will exercise their secured creditor rights with respect to the Trading Balance before exercising their secured creditor rights with respect to the Trust Solana Accounts; (c) the Trust authorizes the Agent, as securities intermediary with respect to the Trading Balance, to comply with all instructions and entitlement orders from the Lender, as secured party, with respect to the disposition of assets in the Trust’s Trading Balance as contemplated herein without further consent or direction from the Trust or any other party; the Trust also authorizes Coinbase Custody, as securities intermediary with respect to the Trust Solana Accounts, to comply with all instructions and entitlement orders from the Lender or the Agent, as secured party, with respect to the disposition of assets in the Trust Solana Accounts; Coinbase Custody agrees to follow such instructions and entitlement orders; (d) without prior notice to the Trust, the Lender shall have the right to instruct the Agent (and the Agent agrees to comply with such instruction) to: (i) transfer the Trust’s Client Assets from the Trust’s Trading Balance to the Lender to repay the unpaid Trade Credits, and/or (ii) liquidate or cancel outstanding orders (including Orders that have been submitted or are in the process of being fulfilled); and (e) without prior notice to the Trust, the Lender may suspend or terminate the Trust’s ability to receive extensions of Trade Credits, regardless of whether the Trust has cured the Event of Default.

If the above actions are not sufficient to satisfy all obligations of the Trust to the Lender and the Agent, the Lender or the Agent shall have the right to liquidate any and all of the Trust’s assets and positions held with the Lender or the Agent, including the Trading Balance and the Trust Solana Accounts, to cover any losses incurred by the Trust’s failure to repay the Trade Credits. In connection with liquidating such assets, the Trust authorizes the Lender or the Agent, on the Lender’s behalf, in the Lender’s sole discretion, to liquidate any of the Trust’s Solana in a commercially reasonable sale at the market price. The Trust understands that the value of Solana may rise or fall quickly, and neither the Lender nor the Agent has any obligation to liquidate the Trust’s Solana at a time that provides the best price.

The parties to the Trade Financing Agreement may terminate the agreement immediately upon giving the other party written notice. Upon notice of termination, all outstanding extensions of Trade Credits shall become due and payable immediately. All obligations of the Trust with respect to outstanding Trade Credits and other amounts due hereunder, and rights of the Lender and the Agent in connection therewith shall survive the termination of the Trade Financing Agreement, including the Lender’s and the Agent’s security interest in the Trust Trading Balance and Trust Solana Accounts and the Lender, the Agent’s and Coinbase Custody’s right of set-off under the Prime Execution Agreement.

Solana Staking Custody Agreement

The Trust has entered into the Solana Staking Custody Agreement with the Solana Custodian, setting out the terms pursuant to which the Trust may stake the Solana that is held in the Trust Staking Accounts held with the Solana Custodian. The Sponsor, on behalf of the Trust, is responsible for providing the Solana Custodian with requests that the Trust’s Solana be staked and unstaked and the allocation of the Trust’s Solana among the Staking Agents, which will be operating the validators associated with the Trust’s staked Solana. The Solana Custodian disclaims any responsibility as it relates to the performance of the Staking Agents. To the extent that the additional Solana is generated by the staking activities undertaken in the Trust Staking Accounts, the Solana Custodian will credit the Trust Staking Accounts with such Solana, less applicable fees. With the exception of the incursion of slashing penalties incurred by Staking Agents affiliated with the Solana Custodian, the Solana Custodian and its affiliates have disclaimed all responsibility for losses arising as a result of the Trust staking activities undertaken in the Trust Staking Accounts. Either party to the Solana Staking Custody Agreement may terminate the agreement with 180 days’ written notice, which will be treated as an instruction to unstake all assets.

Cash Custody Agreement

The Trust has entered into the Cash Custody Agreement with [●] under which [●] acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Cash Custody Agreement is governed by the substantive laws of the State of New York.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Baskets of the Trust; (ii) maintaining copies of confirmations of Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of this Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for copies of this Prospectus are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Marketing Agent Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that this Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Marketing Agent Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in this Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in this Prospectus or any such advertising materials or sales literature.

The Marketing Agent Agreement shall continue in effect for two years. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods.

Master Purchase and Sale Agreement for Digital Assets

The Sponsor, on behalf of the Trust, has entered into a Master Sale and Purchase Agreement with each Solana Trading Counterparty. This agreement set forth the general parameters under which a transaction in Solana will be effectuated, should any transaction with a Solana Trading Counterparty occur. The agreement shall remain in effect until terminated in writing by either the Trust or the Solana Trading Counterparty. The Solana Trading Counterparty shall have no liability: (i) with respect to any breach of the agreement which does not arise from its bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (even if informed of the possibility or likelihood of such damages). The Trust and Sponsor will each, on a several basis (and without duplication), indemnify, defend and hold the Solana Trading Counterparty harmless together with its officers, directors, members, partners, affiliates and employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) Counterparty’s breach of the terms of the agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) Solana Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of transactions with the Solana Trading Counterparty.

Staking Services Agreement

Each of the Sponsor and the Trust (the “Customer”) has entered into a Staking Services Agreement with Attestant Ltd (the “Provider”). The Staking Services Agreement governs the provision of staking services for supported cryptoassets, specifically Solana. The Provider assists the Customer in setting up hardware and software for staking, offers access to its infrastructure and validation software, maintains the software, and provides dashboards and performance reports. Importantly, the Provider does not offer custody, safekeeping, brokerage, or investment advice, nor does it itself stake or un-stake assets; rather, it enables the Customer to do so using its software. Eligibility for services requires the Customer to be duly organized, legally permitted to use the services, and compliant with all applicable laws, including anti-money laundering and sanctions regulations. The Customer must understand the risks associated with cryptographic systems and staking, and is responsible for ensuring the services are appropriate for its financial situation. The Customer is also required to provide information for identity verification and anti-money laundering checks, and acknowledges that access to services may be affected by the results of these checks.

The Customer is solely responsible for the use, custody, and safekeeping of its supported assets and access keys. It must comply with protocol requirements, pay all applicable fees and taxes, and not use the services for anything other than supported assets. The Customer must also avoid interfering with the services, breaching laws, or introducing security risks. The Provider’s liability is strictly limited to the provision of staking services and excludes responsibility for losses outside its control, including protocol changes, third-party issues, and force majeure events. The Provider’s total liability is capped at the fees paid by the Customer in the six months preceding any claim, and excludes indirect or consequential losses.

Termination and suspension provisions allow either party to terminate for material breach, insolvency, or other specified events. The Provider may suspend or terminate services immediately for legal or regulatory reasons, security concerns, suspected breaches, or other specified circumstances. Upon termination, the Provider will assist with unstaking and migration of assets, provide final reports, and return or destroy confidential information, subject to legal retention requirements. No additional fees are charged for termination assistance beyond agreed network fees and professional services.

The Provider may change the terms of the agreement for various reasons, including changes in law, supported assets, or service improvements, with notice to the Customer and an option to terminate in case of material changes. The agreement is governed by New York law, with exclusive jurisdiction in New York courts, and includes a waiver of jury trial rights. The Order Form specifies Solana as the supported asset, a 12-month minimum term with automatic renewal, and payment of fees on-chain in Solana.

The agreement provides detailed risk disclosure, emphasizing the high risks associated with staking, including protocol risks, market volatility, regulatory uncertainty, and the potential for loss of assets due to technical failures, hacking, or human error. The Customer is required to independently assess these risks before using the services.

United States Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Fenwick & West LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986 (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including, but not limited to, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•
an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;
•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A Shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Fenwick & West LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis.

On November 10, 2025, the IRS released Revenue Procedure 2025-31, which provides a safe harbor under which a widely held fixed investment trust may stake digital assets without preventing the trust from qualifying as an investment trust under Treasury Regulation Section 301.7701-4(c) and as a grantor trust under Sections 671 et seq. of the Code, provided that fourteen separate requirements are met. Revenue Procedure 2025-31 states that no inferences should be drawn as to any Federal income tax consequences not expressly addressed in Revenue Procedure 2025-31, including with respect to whether income attributable to staking would be treated as income effectively connected with the conduct of a trade or business within the United States or as unrelated business taxable income. To the extent that staking by the Trust does not comply with all of the requirements of the Revenue Procedure, the safe harbor would not be available to assure the Trust’s status as a grantor trust.

There can be no assurance that any staking by the Trust will comply with Revenue Procedure 2025-31. Accordingly, the Trust may rely on principles of underlying law in respect of grantor trusts that hold other assets, such as rental real estate and securities, which conclude that limited or ministerial actions with respect to the Trust corpus does not represent a power to vary the investment of the Trust certificate holders. Further, the Trust has arranged its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority. However, there can be no assurance that in the event the safe harbor’s requirements are not met the IRS will not take a contrary view or that any such contrary view would not be sustained by a Court if challenged.

Moreover, the opinion of Fenwick & West LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust could be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the Solana held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

With the exception of certain reporting standards under Section 6045 and related provisions of the Code, there have been no binding pronouncements of law with respect to the U.S. federal income tax treatment of digital assets. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (which would likely include Solana) for U.S. federal income tax purposes. In the Notice, the IRS stated its position that, for U.S. federal income tax purposes, such digital assets (i) are property, (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) stating its position that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. In 2023, the IRS released another revenue ruling stating its position that tokens “received” as a result of staking give rise to income upon assertion of dominion and control (the “2023 Ruling & FAQs”; the 2019 Ruling & FAQs and the 2023 Ruling & FAQs together, the “Rulings & FAQs”). The Notice and the Rulings & FAQs are not, however, binding pronouncements of law, and a court would not be obligated to treat them as binding legal authority. Moreover, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets, and there continues to be significant uncertainty with respect to the timing and amount of the income inclusions, if any, relating to staking, hard forks, airdrops, and other cryptocurrency specific transactions.

Other countries’ treatment of digital assets does not necessarily comport with the Notice, the Rulings & FAQs, or U.S. federal income tax more broadly. If one or more foreign countries recognizes Solana as legal currency, and the IRS recognizes Solana as a “foreign currency,” the tax consequences of an investment in the Trust will change. Gains or losses in respect of foreign currencies are generally ordinary gains or losses. In general, entering or acquiring forward contracts, futures contracts, options or similar financial instruments is treated as a foreign currency contract that produces ordinary gain or loss. However, ordinary gain or loss treatment does not apply (unless elected) to contracts that require delivery of, or the settlement of which depends on the value of, a foreign currency in respect of which positions are traded through regulated futures contracts. Instead, such contracts are treated as having 60% long-term capital gain or loss and 40% short-term capital gain or loss. Such contracts are also required to be marked to market at the end of each year.

The remainder of this discussion assumes that Solana, and any Incidental Rights or IR Assets, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Shareholders that are generally exempt from U.S. federal income taxation, whether such Shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of Solana, which permit the Trust to acquire, or otherwise establish dominion and control over, other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Solana Network, airdrops offered to holders of Solana and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. Such distribution would generally be a taxable event giving rise to ordinary income for a U.S. Holder.

Taxation of U.S. Shareholders

Shareholders will be treated for U.S. federal income tax purposes as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying Solana represented by the Shares and the additional Solana purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Solana held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the Solana with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of Solana to the Trust in exchange for a pro rata share of the underlying Solana represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Solana held in the Trust will be the same as its tax basis and holding period for the Solana delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying Solana related to such Shares.

Solana may be used to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such Solana. If the Trust sells Solana (for example to generate cash to pay fees or expenses) or is treated as selling Solana (for example by using Solana to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the Solana that was sold. A Shareholder’s tax basis for its share of any Solana sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the Solana held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of Solana sold, and the denominator of which is the total amount of the Solana held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the Solana remaining in the Trust should be equal to its tax basis for its share of the total amount of the Solana held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the Solana that was sold.

Shareholders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will not be deductible for U.S. federal income tax purposes. Under current law, for taxable years beginning on or after January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Shareholder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Shareholder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the Solana held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the Solana held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling Solana) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its pro rata share of the Solana that was sold of more than one (1) year.

The current maximum tax rate for individuals applicable to capital gains is 20% (subject to an additional tax of 3.8% on net investment income). However, gain from collectibles is subject to a 28% maximum (also subject to the 3.8% additional tax), and currency gain is subject to tax at ordinary income rates. Current guidance indicates that digital assets are treated neither as collectibles nor as currencies, but the IRS has the authority to change its position on the treatment of digital assets.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying Solana represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the Solana received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the Solana held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the Solana received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the Solana received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the Solana held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the Solana held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the Solana received by the Shareholder in the redemption.

If a fork were to occur in the Solana Network, the Trust would hold both the original Solana and the alternative new asset. However, such Forked Asset would not constitute an asset of the Trust as, pursuant to the Trust Agreement, the Trust has disclaimed all Incidental Rights and IR Assets, including Forked Assets. The Trust Agreement requires that, if such a transaction occurs, the Trust will, as soon as possible, distribute the Forked Asset to the Sponsor. The Sponsor may then sell the Forked Asset, at which point it would contribute the proceeds of that sale back to the Trust, which would distribute the cash to Shareholders. Such distribution would cause Shareholders to incur a federal income tax liability.

Although the Trust has explicitly disclaimed all Incidental Rights and IR Assets, it is possible that the IRS may not recognize such a disclaimer. Under such circumstances, the receipt, distribution and/or sale of the Forked Asset may cause Shareholders to incur a federal income tax liability. The IRS has taken the position in the Rulings & FAQs that, under certain circumstances, a fork constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Under the Rulings & FAQs, a U.S. Shareholder will have a basis in any IR Asset received in a fork or airdrop equal to the amount of income the U.S. Shareholder recognizes as a result of such fork or airdrop and the U.S. Shareholder’s holding period for such IR Asset will begin as of the time it recognizes such income. In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt Shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize some UBTI as a consequence of an investment in Shares.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders that are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Tax Treatment of Tokenized Shares

A change in the recordkeeping format of a holder’s Shares between DTC Shares and Tokenized Shares represents a change in the form in which the same Shares are held and is not expected to constitute a sale, exchange or other taxable disposition of the Shares for U.S. federal income tax purposes. A transfer of Tokenized Shares, however, including a peer-to-peer on-chain transfer on the applicable blockchain, is generally a taxable event for the transferor. The transferor generally will recognize gain or loss equal to the difference between the amount realized on the transfer and the transferor’s adjusted tax basis in the Shares transferred. Because no broker may be responsible for tracking cost basis or maintaining customary account records for Tokenized Shares, holders may face additional administrative burdens in tracking and reporting their tax basis. The tax consequences of transactions in Tokenized Shares may be complex and are subject to uncertainty, and holders are urged to consult their own tax advisers.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of Solana by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisers as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale or disposition of Solana by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from U.S. sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met. A Non-U.S. Shareholder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a Non-U.S. Shareholder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, it is likely that any ordinary income recognized by a Non-U.S. Shareholder as a result of a fork, airdrop or similar occurrence would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. A non-U.S. Shareholder in the Trust should assume that, in the absence of guidance, a withholding agent (including the Sponsor) may withhold 30% from a Non-U.S. Shareholder’s pro rata share of any such income, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Assets or proceeds from the disposition of Incidental Rights or IR Assets by the Sponsor, or by selling an amount of tokens as necessary to comply with such withholding obligation. A Non-U.S. Shareholder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the Non-U.S. Shareholder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury Regulations.

Although the nature of the Incidental Rights and IR Assets that the Trust may hold in the future is uncertain and the Trust has sought to disclaim such assets, it is unlikely that any such asset would give rise to income that is treated as “effectively connected” with the conduct of a trade or business in the United States or that any income derived by a Non-U.S. Shareholder from any such asset would otherwise be subject to U.S. income or withholding tax, except as discussed above in connection with the fork, airdrop or similar occurrence giving rise to Incidental Rights or IR Assets. There can, however, be no complete assurance in this regard.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS and provide certain tax-related information to Shareholders in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or any transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is intended not to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types that provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

Plan Assets

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the 1933 Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Solana Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

Information You Should Know

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this Prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

Cross references in this Prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents assists in locating these captions.

Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

•
the Trust’s website, BSOLetf.com; and
•
the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

where you can find more information; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.BSOLetf.com. The Trust’s website address is only provided here as a convenience and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. These filings will contain certain important information that does not appear in this Prospectus.

The reports and other information are available online at www.sec.gov.

The SEC allows the “incorporation by reference” of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026; and

3. The description of the Shares contained in our registration statement on Form 8-A filed with the SEC on September 26, 2025, including any amendments and reports filed for the purpose of updating such description.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this post-effective amendment to the registration statement and prior to the effectiveness of this post-effective amendment to the registration statement and after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this Prospectus. The statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this Prospectus but not delivered with the Prospectus. Please direct your written requests to Bitwise Investment Advisers, LLC, 250 Montgomery Street, Suite 200, San Francisco, CA 94104, telephone requests by calling 1-866-880-7228 or by sending an e-mail request to investors@bitwiseinvestments.com.

You may also obtain information about the Trust by visiting its website at www.BSOLetf.com. Information contained in the Trust’s website is not part of this Prospectus.

Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at BSOLetf.com.

Bitwise Solana Staking ETF

shares

prospectus

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Bitwise Investment Advisers, LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$0	*
Listing fee (actual)	$4,500
Auditor’s fees and expenses	$20,000
Legal fees and expenses	$125,000
Printing expenses	$5,000
Miscellaneous expenses	$—
Total	$154,500

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)
Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining the liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Certificate of Trust(1)
3.3	Certificate of Amendment to Certificate of Trust(3)
3.4	First Amended and Restated Declaration of Trust and Trust Agreement(3)
5.1	Opinion of Chapman and Cutler LLP as to legality(4)
8.1	Opinion of Fenwick & West LLP as to tax matters(4)
10.1	Sponsor Agreement(3)
10.2	Form of Authorized Participant Agreement(3)
10.3	Marketing Agreement(3)
10.4	Prime Execution Agreement (with Solana Custody Agreement and Trade Financing Agreement included as exhibits thereto)(3)
10.5	Amendment to the Prime Execution Agreement(3)
10.6	Solana Staking Custody Agreement(4)
10.7	Cash Custody Agreement(3)
10.8	Fund Administration and Accounting Agreement(3)
10.9	Transfer Agency and Service Agreement(3)
10.10	Form of Master Purchase and Sale Agreement for Digital Assets(3)
10.11	Staking Services Agreement with Attestant, Ltd.(4)
10.12	Digital Transfer Agency Agreement with Superstate Services LLC(7)
23.1	Consent of Independent Registered Public Accounting Firm(6)
23.2	Chapman and Cutler LLP (included in Exhibit 5.1)(4)
23.3	Fenwick & West LLP (included in Exhibit 8.1)(4)
107	Filing Fee Table(2)

(1)
Incorporated by reference to the Trust’s Registration Statement on Form S-1 (File No. 333-283391), filed on November 21, 2024.
(2)
Incorporated by reference to Amendment No. 3 to the Trust’s Registration Statement on Form S-1 (File No. 333-283391), filed on August 29, 2025.
(3)
Incorporated by reference to Amendment No. 4 to the Trust’s Registration Statement on Form S-1 (File No. 333-283391), filed on September 26, 2025.
(4)
Incorporated by reference to Amendment No. 5 to the Trust's Registration Statement on Form S-1 (File No. 333-283391), filed on October 8, 2025.
(5)
Incorporated by reference to Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form S-1 (File No. 333-283391), filed on October 28, 2025.
(6)
Filed herewith.
(7)
To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on August 13, 2026.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise Solana Staking ETF

By:	/s/ Paul Fusaro
Name:	Paul Fusaro
Title:	Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Paul Fusaro	Chief Operating Officer	August 13, 2026
Paul Fusaro	(Principal Executive Officer)*

/s/ James Bebrin III	Vice President	August 13, 2026
James Bebrin III	(Principal Financial Officer and Principal Accounting Officer)*

* The registrant is a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.